Filed pursuant to Rule 424(b)(3)
                         Registration Number 333-136608

                               MANARIS CORPORATION

                     UP TO 24,319,497 SHARES OF COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 24,319,497 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions that are not in the public market as set forth in "Plan of Distribution".

We will pay the expenses of registering these shares. We will not receive any proceeds from the sale of shares of common stock in this offering. The net proceeds from the sale of our common stock will go to the selling stockholders. However, we may receive proceeds from the exercise of the warrants.

Our common stock is traded on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol "MANS." On October 10, 2006, the closing price of our common stock was $0.23.

Investing in these securities involves significant risks. Investors should not buy these securities unless they can afford to lose their entire investment.

The total number of shares sold herewith includes the following shares owned by or to be issued to the selling stockholders upon the exercise of warrants:

* 22,692 shares of common stock underlying our Series IB1 Warrants issued for services rendered in connection with our February 2005 Convertible Note financing. One Series IB1 Warrant and $0.00001, entitles a Series IB1 Warrant holder to acquire one share of our common stock. The Series IB1 Warrants have a 5 year term;

* 215,385 shares of common stock underlying our Series IB2 Warrants issued for services rendered in connection with our February 2005 Convertible Note financing. One Series IB2 Warrant and $0.59, subject to adjustment, will entitle a Series IB2 Warrant holder to acquire one share of common stock. The Series IB2 Warrants have a 5 year term;

* 323,076 shares of common stock underlying our Series IB3 Warrants issued for services rendered in connection with our February 2005 Convertible Note financing. One Series IB3 Warrant and $0.71, subject to adjustment, will entitle a Series IB3 Warrant holder to acquire one share of common stock. The Series IB3 Warrants have a 5 year term;

* 1,654,394 shares of common stock issuable in satisfaction of debentures issued by our wholly-owned subsidiary, Avensys, Inc., in February 2005;

* 2,805,874 shares of common stock issued to shareholders of ITF Optical Technologies, Inc. pursuant to an Asset Purchase Agreement finalized in April 2006 whereby Manaris Corporation, through its wholly-owned subsidiary, Avensys, Inc., acquired the assets of ITF Optical Technologies;

* 10,780,187 shares of common stock issuable upon conversion of Series B Subordinated Convertible Promissory Notes, which were issued pursuant to our August 2006 private placement. The Convertible Notes have an outstanding balance of $3,622,143 and are currently convertible at $0.42 per share. We are registering 125% of the shares underlying the convertible notes based on a conversion price of $0.42;

* 3,850,067 shares of common stock issuable upon conversion of Original Issue Discount B Subordinated Convertible Promissory Notes, which were issued pursuant to our August 2006 private placement. The Convertible Notes have an outstanding balance of $1,293,622 and are currently convertible at $0.42 per share. We are registering 125% of the shares underlying the convertible notes based on a conversion price of $0.42.

* 291,739 shares of common stock underlying our Series Y Warrants which were issued pursuant to our August 2006 private placement. One Series Y Warrant and $0.65, subject to adjustment, will entitle a Series Y Warrant holder to acquire one share of common stock. The Series Y Warrants have a 4 year term. We are registering 125% of the shares underlying the warrants.

* 4,376,082 shares of common stock underlying our Series Z Warrants which were issued pursuant to our August 2006 private placement. One Series Z Warrant and $0.45, subject to adjustment, will entitle a Series Z Warrant holder to acquire one share of common stock. The Series Z Warrants have a 4 year term. We are registering 125% of the shares underlying the warrants.

                     SEE "RISK FACTORS" BEGINNING ON PAGE 9.

                The date of this prospectus is November 9, 2006.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that has been filed by Manaris Corporation with the Securities and Exchange Commission. The Selling Stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS

SUMMARY OF OUR OFFERING....................................................p.  6

RECENT DEVELOPMENTS........................................................P.  7

RISK FACTORS...............................................................p. 10

USE OF PROCEEDS............................................................p. 16

MARKET FOR OUR COMMON EQUITY...............................................p. 16

PLAN OF DISTRIBUTION.......................................................p. 17

BUSINESS...................................................................p. 19

LEGAL PROCEEDINGS..........................................................p. 23

DESCRIPTION OF PROPERTY....................................................p. 23

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS........................................p. 24

MANAGEMENT.................................................................p. 33

EXECUTIVE COMPENSATION.....................................................p. 36

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................p. 38

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............p. 39

SELLING SHAREHOLDERS.......................................................p. 40

DESCRIPTION OF SECURITIES..................................................p. 45

CHANGES AND DISAGREEEMENTS WITH ACCOUNTANTS................................p. 46

REPORTS....................................................................p. 46

STOCK TRANSFER AGENT.......................................................p. 46

EXPERTS....................................................................p. 46

LEGAL MATTERS..............................................................p. 46

FINANCIAL STATEMENTS.......................................................p. 47

                             SUMMARY OF OUR OFFERING

This summary highlights selected information about us. It may not contain all of the information that you find important. You should carefully read this entire document, including the "Risk Factors" our financial statements and their related notes and the other documents incorporated by reference.

Manaris Corporation's primary business is risk mitigation. Manaris offers corporations and institutions security management solutions and services enabling them to acquire market intelligence, lower business risks and improve customer service. Our security solutions and services are geared towards increasing customer revenues and profits.

Manaris operates the following wholly-owned subsidiaries:

o Avensys Inc, which provides risk management monitoring solutions;

o  C-Chip  Technologies   Corporation  (North  America),  which  specializes  in
high-tech security.

Manaris Corporation was incorporated in the State of Nevada on June 26, 2000 as Keystone Mines Limited and maintains its principal executive offices at 1155 Boulevard Rene-Levesque, Suite 2720, Montreal, Quebec, Canada H3B 2K8.

In June 2000, we purchased four mineral claims, situated in the Greenwood Mining Division in the Province of British Columbia, Canada. At that time, our principal business plan was to acquire, explore and develop mineral properties and to ultimately seek earnings by exploiting the mineral claims. In December 2002, we were advised that the mineral properties held were not economically viable. Our board of directors approved the termination of our exploration activity.

In March 2003, we changed our company name to C-Chip Technologies Corporation in order to better reflect our new business activities, and began trading on the OTC Bulletin Board (OTC-BB) under the symbol "CCHI."

In July 2005, our shareholders approved a name change for the Company to Manaris Corporation to reflect C-Chip Technologies expanded scope of business. As a result, the new trading symbol on the OTC Bulletin Board (OTC-BB) became "MANS."

                                  The Offering

Common stock offered by selling stockholders ....  24,319,497 shares,  including
                                                   5,228,974   shares   issuable
                                                   upon the  exercise  of common
                                                   stock   purchase    warrants,
                                                   assuming full exercise of the
                                                   warrants.     This     number
                                                   represents  approximately 23%
                                                   of the total number of shares
                                                   to  be outstanding  following
                                                   this offering  assuming   the
                                                   conversion of the convertible
                                                   notes  and  exercise  of  the
                                                   warrants   by   the   selling
                                                   stockholders

Common stock to be outstanding after the
offering ........................................  103,606,349 shares

Use of proceeds..................................  We  will  not   receive   any
                                                   proceeds from the sale of the
                                                   common  stock.   However,  we
                                                   will   receive  the  exercise
                                                   price of any common  stock we
                                                   issue    to    the    selling
                                                   stockholders upon exercise of
                                                   the  warrants.  We  expect to
                                                   use  the  proceeds   received
                                                   from  the  exercise  of their
                                                   warrants, if any, for general
                                                   working capital purposes.

OTC-BB Symbol ...................................  MANS

The above information regarding common stock to be outstanding after the offering is based on 79,286,852 shares of common stock outstanding as of October 10, 2006 and assumes the subsequent issuance of common stock to the selling stockholders and exercise of warrants by our selling stockholders.

The number of shares being registered represents approximately 30% of our current outstanding stock.

                               RECENT DEVELOPMENTS

Resignation of Chief Financial Officer

On September 13, 2006, Andre Monette resigned as Chief Financial Officer of Manaris Corporation (the "Company"), effective immediately. Mr. Monette has served as Chief Financial Officer since February 2005.

On September 14 2006, the Company's Board of Directors appointed the Company's President and Chief Executive Officer, John G. Fraser, to serve as interim Chief Financial Officer to fill the vacancy created by Mr. Monette's resignation.

August 2006 Private Placement

On August 11, 2006, Manaris Corporation ("Manaris" or the "Company") entered into a Note and Warrant Purchase Agreement (the "Purchase Agreement") providing for the sale by the Company of Series B Subordinated Secured Convertible Notes (the "Series B Notes") in an aggregate principal amount of approximately $3.6 million and Original Issue Discount Subordinated Secured Convertible Notes equal to fifteen percent (15%) of the aggregate principal amount of Series B Notes (the "OID Notes") (collectively, the "Notes") to certain institutional and accredited investors (the "Investors"). Pursuant to the Purchase Agreement, the Company also issued four year warrants to purchase shares of the Company's common stock in an amount equal to 37.5% of the number of common shares underlying the Series B Notes at $.45 per share (the "Series Z Warrants") and 2.5% of the number of common shares underlying the Series B Notes at $.65 per share (the "Series Y Warrants") (collectively, the "Warrants").

Gross proceeds of approximately $2.1 million were disbursed initially. The remaining $1.5 million will be disbursed upon effectiveness of the Company's registration statement. However, there is no certainty the Company's registration statement will become effective, and no assurance that the remaining amount will be received.

The Notes mature thirty (30) months from the date of issuance (the "Maturity Date") and are convertible at any time into shares of the Company's common stock at a fixed conversion price of $.42, subject to a conversion price reset of $.35. The conversion price of the Notes is subject to adjustment for certain events, including dividends, distributions or split of the Company's Common Stock, or in the event of the Company's consolidation, merger or reorganization.

Beginning nine months from the issuance date, the Company is required to make principal payments equal to one-eighth of the aggregate principal amount of the Notes on a quarterly basis. The Company may pay the principal payment in either cash plus a premium of 7% of each principal payment or in shares of registered common stock at a 15% discount to the market price of the Company's common stock.

The Company's obligations under the Purchase Agreement and the Notes are secured by a subordinated lien on substantially all of the assets of the Company, pursuant to a Pledge and Security Agreement.

In connection with the Purchase Agreement, the Company also entered into registration rights agreements (the "Registration Rights Agreements") providing for the filing of a registration statement (the "Registration Statement") with the Securities and Exchange Commission registering the Common Stock issuable upon conversion of the Notes and exercise of the Warrants. The Company is obligated to file the Registration Statement no later than 45 days from the date of closing and to use its best efforts to cause the Registration Statement to be declared effective no later than 120 days after filing and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants have been sold. In the event of a default of its obligations under the Registration Rights Agreements, including its agreement to file the Registration Statement with the Securities and Exchange Commission no later than 45 days from the date of closing, or if the Registration Statement is not declared effective within 120 days of filing, it is required to pay to the Investors, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, an amount or shares of our common stock equal to 1.5% of the amount invested, subject to a maximum of 12%.

We did not file a registration statement within 45 days from the closing date of our August 2006 private placement, which is the filing date specified in the financing documents. As a result, until such time as the registration statement is filed, the investors can demand repayment in an amount equal to one hundred ten percent (110%) of the aggregate principal amount of the notes. However, we have not received a notice of default from the investors. In addition, as a result of our failure to file the registration statement by the filing date, we have begun to accrue liquidated damages equal to 1.5%, for each calendar month (prorated for shorter periods), of the initial investment in the notes. The liquidated damages accrue until the registration statement is filed.

In connection with the private placement, the Company has agreed to pay legal and due diligence expenses of the investors in an amount not to exceed $43,000. The Company has also agreed to pay an additional due diligence fee equal to the lesser of 1.25% of the net financing proceeds or $75,000. In addition, Midtown Partners LLC will receive aggregate placement agent fees of $349,771. Midtown Partners and individuals affiliated with Midtown Partners will also receive the following warrants to purchase shares of the Company's common stock in the following aggregate amounts: 711,492 warrants exercisable at $.42 per share; 17,787 Series Y warrants, and; 266,810 Series Z warrants.

The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors are accredited investors and/or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

ITF Optical Asset Purchase

Furthering the strategy of focusing on our core businesses, on April 18, 2006, our wholly owned subsidiary Avensys acquired the manufacturing assets of ITF Optical Technologies Inc. (ITF), a designer and manufacturer of advanced photonic solutions based on proprietary all-fiber technology. The ITF transaction adds complementary products to Avensys' current offerings and provides access to a new potential customer base. ITF specializes in providing sophisticated high-end applications for submarine, military, telecom and industrial uses. This acquisition will also provide Avensys' fiber component production division with access to ITF's 10,000 square foot clean room, thereby providing economies of scale and facilities for future growth.

The purchase price paid for the manufacturing assets pursuant to the ITF Agreement is approximately USD $1,526,651 (CAD $1,750,000), comprised of USD $654,279 (CAD $750,000) in cash and 2,550,795 shares of Manaris common stock.

In addition, pursuant to the ITF Agreement, ITF's research and development assets and intellectual property rights (the "R&D assets") were purchased by and combined with Avensys Laboratories, Inc., Avensys' research and development partner. Prior to this transaction, Avensys owned 49% of the voting stock of Avensys Laboratories. The purchase price paid for the R&D assets is 580,000 shares of common stock and 2,000,000 shares of Class E preferred stock of Avensys Laboratories (the "Avensys Laboratories Shares"), which were issued to the preferred shareholders of ITF (the "ITF Preferred Shareholders"). In the aggregate, the Avensys Laboratories Shares issued pursuant to the ITF Agreement represent 58% of the voting stock of Avensys Laboratories. As a result of the ITF Agreement, Avensys' ownership of the voting stock of Avensys Laboratories has decreased from 49% to 42%.

In connection with the ITF Agreement, the following agreements were also effectuated:

      o A License Agreement was entered into between Avensys and Avensys Laboratories, pursuant which Avensys was granted an exclusive license to use Avensys Laboratories' intellectual property and patent improvements, as defined in the License Agreement, in order to develop and sell products incorporating Avensys Laboratories' intellectual property. As consideration for the license, Avensys will be making royalty payments. Pursuant to the License Agreement, Avensys Laboratories will continue to conduct research and development for the mutual benefit of both parties.

      o A Shareholder Agreement was entered into between Avensys and the ITF Preferred Shareholders. Pursuant to the Shareholder Agreement, the ITF Preferred Shareholders shall not transfer any Avensys Laboratories Shares, subject to limited exceptions. Thereafter, between April 1, 2009 and October 1, 2009 each ITF Preferred Shareholder shall have an option to (i) sell the Avensys
            Laboratories Shares to Avensys for its proportionate share of approximately USD $1,793,722 (CAD $2,000,000), or (ii) exchange the Avensys Laboratories Shares for 3,826,531 freely tradable shares of Manaris common stock equal its proportionate share of approximately USD $1,345,291 (CAD $1,500,000) divided by USD $0.35 (CAD $0.39) per share.

Transaction costs for both the manufacturing assets and R&D assets acquisition amounted to USD $139,493 (CAD $159,901).

The above acquisition has been accounted for as a single acquisition using the purchase method and the results of ITF have been included in the consolidated Statement of Operations since the date of acquisition, being April 18, 2006. Avensys Laboratories continues to be considered a variable interest entity which the Company will continue to consolidate, since Avensys is the primary beneficiary.

Pursuant to the ITF transaction, the Company did not file the required registration statement within the time period required by the Asset Purchase Agreement. As a result, the Company issued 255,079 restricted common shares on September 12, 2006 to the ITF Preferred Shareholders. The fair value of the shares on that date was approximately $74,000 and was expensed in the first quarter of Fiscal 2007.

Divestiture of CLI Subsidiary

On February 15, 2006 as part of our efforts to streamline operations, we closed a transaction to sell all of the shares of Chartrand Laframboise Investigation ("CLI") subsidiary, which is a provider of investigative services. The sale of CLI strengthened our balance sheet and enabled us to focus on our core businesses, Avensys Inc. and C-Chip Technologies (North America).

                         Summary Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus. The following selected financial information has been derived from the audited financial statements of Manaris Corporation for the years ended June 30, 2006 and 2005, and should be read in conjunction with those financial statements.

                                                             As of                             As of
                                                         June 30, 2006                     June 30, 2005

                                                               $                                 $
Balance Sheet
Total Assets                                               17,143,434                       20,115,755
Total Liabilities                                          9,913,507                         8,867,863
Stockholders Equity                                        7,205,987                        11,229,859


                                                           Year ended                       Year ended
                                                         June 30, 2006                     June 30, 2005

                                                               $                                 $
Statement of Operations
Revenue                                                    10,498,505                        3,580,619
Cost of revenues and other operating expenses              22,897,850                        9,393,141
Results of Discontinued Operations                          149,637                          (459,251)
Net Loss                                                  (11,902,443)                      (6,207,802)

Statement of Cash Flows
Net Cash Used in Continuing Operating Activities          (4,262,551)                       (2,558,945)


                                  RISK FACTORS

The risks and uncertainties described below are not the only ones facing our Company. Additional risks not presently known or that we currently consider insignificant may also impair our business operations in the future. Our business, financial condition and plan of operations could be materially adversely affected by any of the following risks. The trading price of our common shares could decline due to any of these risks.

RISKS ASSOCIATED WITH OUR BUSINESS:

1. There exists substantial doubt about our ability to continue as a going concern

Our financial statements for the year ended June 30, 2006 disclose that there exists substantial doubt that the company will be able to continue as a going concern. The inclusion of this note to our financial statements for the nine-month period ended March 31, 2006 included similar disclosure. The inclusion of this note in the financial statements underscores the fact that the company needs to either raise additional financing or become profitable in the short-term in order to continue operations. As further discussed below, if the company is not able to achieve its objectives or raise additional capital, it may be forced to suspend or cease operations.

2. If we do not begin to generate a profit we may have to suspend or cease operations

We have experienced a history of losses. Our losses have resulted principally from costs incurred in research and development activities related to our efforts to develop our technologies and from the associated marketing and administrative costs and from stock based compensation. At June 30, 2006 we had a working capital deficiency of $1,657,699 and an accumulated deficit of $26,648,091. Included in current liabilities are amounts due to related parties of $40,000 that carry no interest or fixed terms of repayment. Funds on hand together with relatively low revenues will not sustain operations for the next year. As a result, we will need to raise additional capital to sustain our operations. In order to become profitable, we will need to generate significant revenues to offset our cost of revenues, sales and marketing, research and development and general and administrative expenses. We may not achieve or sustain our revenue or profit objectives and our losses may continue or increase in the future in which case you might lose your investment. If we are not able to fund our operations through product sales and investments by third parties, we will have to cease operations.

3. We may not be able to obtain additional financing when needed or on acceptable terms.

We will need to raise additional capital to sustain our operations or to pursue our acquisition strategy. We cannot assure you that any required additional financing will be available or, if it is, whether it will be on acceptable terms. Our inability to obtain any needed financing, or the terms on which it may be available, could have a material adverse effect on our business. As a result, we could have to suspend or cease our operations and you could lose your entire investment.

4. We have incurred substantial debt which could affect our ability to obtain additional funds and may increase our vulnerability to economic or business downturns.

On February 16, 2005, we entered into a Purchase Agreement with eighteen institutional and accredited investors under the terms of which we agreed to issue Units consisting of (i) an aggregate of $4,675,000 of our Company's 9.0% Senior Secured Convertible Notes, Series A ("Series A Notes"), which are convertible into shares of our common stock at a conversion price of $0.35 per share,. Under the terms of the 9.0% Senior Secured Convertible Note, Series A, the Principal on the Note shall be paid in 20 equal monthly installments, with each payment equal to 5% of the principal amount, commencing on June 16, 2005 and continuing on the same day of each month thereafter to the Holder on the tenth date immediately preceding the Principal Payment Date. All payments of principal shall be made at our option in cash or, with 10 business day prior notice, in our common stock valued at 85% of the average closing bid price of our stock in the most recent five Trading Days prior to a Valuation Date. As of June 30, 2006 the outstanding debt remaining on the principal payment of the 9.0% Senior Secured Convertible Note, Series A is $1,015,843.

On August 11, 2006, we entered into a Note and Warrant Purchase Agreement for the sale by the Company of Series B Subordinated Secured Convertible Notes (the "Series B Notes") in an aggregate principal amount of approximately $3.6 million and Original Issue Discount Subordinated Secured Convertible Notes equal to fifteen percent (15%) of the aggregate principal amount of Series B Notes (the "OID Notes") to certain institutional and accredited investors (the "Investors"). Pursuant to the Purchase Agreement, the Company also issued four year warrants to purchase shares of the Company's common stock in an amount equal to 37.5% of the number of common shares underlying the Series B Notes at $0.45 per share (the "Series Z Warrants") and 2.5% of the number of common shares underlying the Series B Notes at $0.65 per share (the "Series Y Warrants").

As  a  result,   we  are  subject  to  the  risks  associated  with  substantial indebtedness, including:

- we are required to dedicate a portion of our cash flows from operations to pay debt service costs;

- it may be more difficult and expensive to obtain additional funds through financings, if available at all;

- we are more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in our industry and general economic conditions; and

- if we defaulted under any of our existing indebtedness or if our creditors demanded payment of a portion or all of our indebtedness, we may not have sufficient funds to make such payments.

5. If we default under our financing agreements, we may have to forfeit our rights to our assets.

We have pledged all of our assets, including the assets of our subsidiaries, as security to holders of our convertible debentures. A default under the financing agreement concluded with holders of our convertible debentures, if not waived or cured, would permit the holders of the convertible debentures to foreclose on the collateral and we could lose all our rights in the collateral, which would have a materially adverse effect on our business. As a result, we could have to suspend or cease our operations and you could lose your entire investment.

6.    We may not be able to implement our acquisition strategy.

While our management has some experience in identifying and integrating acquisitions, we may not be able to identify suitable acquisition candidates, obtain the capital necessary to pursue our acquisition strategy or complete acquisitions on satisfactory terms or at all. When companies are acquired, we may not be able to integrate or manage these businesses to produce returns that justify our investment. A number of our competitors have also adopted the strategy of expanding and diversifying through acquisitions. We experience competition in our effort to execute our acquisition strategy and expect the level of competition to increase. As a result, we may be unable to continue to make acquisitions or may be forced to pay more for the companies we are able to acquire.

7. We may seek to make acquisitions that prove unsuccessful or strain or divert our resources.

We may seek to grow our business through acquisitions of similar businesses. Such acquisitions present risks that could materially adversely affect our business and financial performance, including:

- the diversion of our management's attention from our everyday business activities;

- the assimilation of the operations and personnel of the acquired business;

- the contingent and latent risks associated with the past operations of, and other unanticipated problems arising in, the acquired business; and

- the need to expand management, administration, and operational systems.

If we make such acquisitions we cannot predict whether:

- we will be able to successfully integrate the operations of any new businesses into our business;

- we will realize any anticipated benefits of completed acquisitions; or

- there will be substantial unanticipated costs associated with acquisitions.

In addition, future acquisitions by us may result in:

- potentially dilutive issuances of our equity securities;

- the incurrence of additional debt; and

- the recognition of significant charges for depreciation and amortization related to goodwill and other intangible assets.

Although we have no present plans or intentions, we continuously evaluate potential acquisitions of similar businesses. However, we have not reached any agreement or arrangement with respect to any particular acquisition and we may not be able to complete any acquisitions on favorable terms or at all.

8.    There may be undisclosed liabilities associated with our acquisitions.

In connection with any acquisition made by us, there may be liabilities that we fail to discover or are unable to discover including liabilities arising from non-compliance with laws and regulations by prior owners and for which we, as successor owner, may be responsible. Similarly, we may incur expenses to investigate the merits of future acquisitions that may never materialize, resulting in a potential charge.

9.    We may not be able to develop or manage our internal growth.

Our growing existing businesses may strain our management, human resources and information systems. To manage our growth successfully, we will have to add managers and employees and update our operating, financial and other systems, procedures and controls. In addition, issues relating to new acquisitions may divert current management's attention from existing operations.

10. We are highly dependent on our executive management and other key employees.

We rely heavily on our executive management and key employees to provide services and for continued business development. We have employment agreements which contain non-competition and non-solicitation provisions with most of our executive managers and other key employees. Our business could be materially adversely affected if a number of our executive managers and other key employees were to leave us and if we were unable to enforce the non-competition and non-solicitation agreements or to attract and retain qualified replacements.

11. Some of our products and services are in the development stage, and may not be effective at a level sufficient to support a profitable business venture.

If our products or services are not effective at a level sufficient to support a profitable venture, we will be unable to create marketable products and services, and we will have to cease some of our operations. Most of our products and services are in the development state. Although we have begun to sell some of our products and services and have current data which indicates the promise of the concept and market demand, we can offer you no assurance that all of our products and services will be effective at a level sufficient to support a profitable business venture. If they are not, we will be unable to create marketable products, we will not generate sufficient revenues from our key operations, and we will have to reduce, suspend or cease key operations and you could lose your entire investment.

12. If we cannot deliver the features and functionality our customers demand, we will be unable to attract customers that will result in a loss of income and eventually a termination of our operations.

As a result you could lose your investment. As a security solutions provider, our future success depends largely upon our ability to determine the features, functionality and services our customers demand and to design and implement products and services that meet their needs in a cost efficient manner. We cannot assure that we will be able to successfully determine customer requirements or that our current or future products and services will adequately satisfy customer demands. If we cannot meet our customers' demands, we will not generate revenues from this business and may have to cease or suspend key operations. As a result, you could lose your investment.

13.   We  are  highly  dependent  on  third  party   manufacturers  and  service
      suppliers.

Because some of our security solutions depend on a limited number of third parties to manufacture and supply critical components for our products and services, if the third party manufacturer should cease operations or refuse to sell components to us, we may have to suspend or cease these operations. As a result, you may lose your investment. If our suppliers do not execute their obligations, or if they stop manufacturing and supplying components critical for our products and services, we may be not be capable of finding other suppliers or operating our business. We rely on limited suppliers for a number of key components and do not have long-term agreements with any of our suppliers. If our agreements with these suppliers were terminated or expired, if we were unable to obtain adequate quantities of components critical for our products and services, if the quality of these components was inadequate, or if the terms for supply of these components became commercially unreasonable, our search for additional or alternate suppliers could result in significant delays, added expense and our inability to maintain or expand key components of our business. Any of these events could require us to take unforeseen actions or devote additional resources to provide our products and services and could harm our ability to compete effectively. As a result, you could lose your investment.

14. Some of our products and services depend on GPS technology owned and controlled by third parties.

If access to GPS technology is terminated or withheld from us, we may have to suspend or cease operations. Our services rely on signals from GPS satellites built and maintained by the U.S. Department of Defense. GPS satellites and their ground support systems are subject to electronic and mechanical failures and sabotage. If one or more satellites malfunction, there could be a substantial delay before they are repaired or replaced, if at all, and our services may cease and customer satisfaction would suffer. In addition, the U.S. government could decide not to continue to operate and maintain GPS satellites over a long period of time or to charge for the use of satellites. If the foregoing events occur, we may have to suspend or cease operations.

15. Some of our products and services depend on communication networks owned and controlled by third parties.

If access to our communication networks is terminated or withheld from us, we may have to suspend or cease operations. As a security solutions provider, our ability to grow and achieve profitability depends on the ability of communications carriers to provide sufficient network capacity, reliability and security to our customers. When we use wireless communications, even where wireless carriers provide coverage to entire metropolitan areas, there are occasional lapses in coverage. These effects could make our services less reliable and less useful, and customer satisfaction could suffer. Our financial condition could be seriously harmed if our wireless and land-based carriers were to increase the prices of their services, or to suffer operational or technical failures.

16.   Our business is subject to rapid technological change.

Our two business units develop security solutions for clients. C-Chip itself integrates wireless communications, online transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology, to enable business users to efficiently access, control, manage and monitor remote assets at low costs. Our wholly-owned subsidiary, Avensys, uses leading edge fiber optics sensor technology to offer business and corporations different monitoring solutions related to the environment, including buildings and infrastructure. Many of the technologies that we currently use have only recently emerged and our future success will depend upon the ability of our product development team to remain current with the rapid changes in the technologies. If we fail to do this, we could be at a competitive disadvantage. If we cannot foresee and adapt to technological changes, our business will be materially adversely affected.

17. Our business depends on the protection of its intellectual property and proprietary information.

We rely on a combination of trade secret and trademark laws, confidentiality procedures, contractual provisions and patent and copyright laws to protect our proprietary rights in our products and technology. These measures may not be adequate to protect our trade secrets and proprietary technology. As a result, unauthorized third parties may copy or otherwise obtain and use our products or technology. To enforce our proprietary rights, we may have to engage in litigation to defend and enforce our intellectual property rights, either domestically or in other countries, and we could face substantial costs and diversion of resources, including management's attention, regardless of the outcome of that litigation. Any of our attempts to enforce our intellectual property rights may not be successful, may result in royalties that are less than the cost of such enforcement efforts or may result in the loss of the intellectual property altogether. Further, we may not have adequate funds available to prosecute actions to protect or defend our proprietary rights, in which case those using our proprietary rights may continue to do so in the future. Even if we succeeded in protecting our intellectual property, others may independently develop similar technologies or products that do not infringe on our intellectual property.

18.   Our registered trademarks may not provide us with adequate protection.

Third parties may appropriate our trademarks that may reduce our competitive edge and cause our revenues to decrease. We have trademarks. There is no assurance, however, that third parties may not infringe on our trademarks. In order to protect our trademark rights, we may have to file lawsuits and obtain injunctions, which will likely be expensive and divert our resources. If we do that, we will have to spend large sums of money for attorney's fees in order to obtain the injunctions. Even if we obtain the injunctions, there is no assurance that those infringing on our trademarks will comply with the injunctions. Further, we may not have adequate funds available to prosecute actions to protect or to defend our trademarks, in which case those infringing on our trademarks could continue to do so in the future.

19. Third parties may claim that our current or future products or services infringe their proprietary rights or assert other claims against us.

Any claims filed against us alleging that we infringe third-party proprietary rights could result in significant expenses or restrictions on our ability to provide our products and services. As the number of entrants into our market increases, the possibility of an intellectual property or other claim against us grows. Any intellectual property or other claim, with or without merit, would be time-consuming and expensive to litigate or settle and could divert management attention from focusing on our core business. As a result of such a dispute, we may have to pay damages, incur substantial legal fees, develop costly non-infringing technology, if possible, or enter into license agreements, which may not be available on terms acceptable to us, if at all. As a result, our business and operating results could be materially adversely affected. No such claims have been filed against at this time.

20. Changes in government regulations and certification requirements could have a material adverse effect on our business.

Our products are subject to certification by the Federal Communications Commission in the US and by the Department of Communications in Canada. Further, wireless carriers who supply us with airtime enabling some of our services are also subject to regulation by the Federal Communications Commission in the United States and the Canadian Radio-Television and Telecommunications Commission in Canada. If any of our products could not obtain certification from either or both the Federal Communications Commission in the US and the Department of Communications, or if the communications carriers that we use to provide some of our services to our customers could not obtain a renewal of their certifications, our business would be materially adversely affected.

21.   Competitive conditions could materially adversely affect our businesses.

The markets in which we do, and intend to do, business are highly competitive with few barriers to entry. Our ability to execute our business strategy depends in part upon our ability to develop and commercialize efficient and effective products based on our technologies. We compete against established companies as well as numerous independently owned small businesses. Many of our competitors are capable of developing products based on similar technology, have developed and are capable of continuing to develop products based on other technologies, which are or may be competitive with our products and technologies. In all market segments in which we operate, there are many competitors, some of which are significantly larger, have access to much more important resources or capital than us, or have better reputations among potential customers in the delivery of particular services or products. Our competitors may succeed in developing competing products and technologies that are more effective than our products and technologies, which may render our existing and new products or technology uncompetitive, uneconomical or obsolete.

22.   We  may  be  exposed  to  liability   claims  if  products  based  on  our
      technologies are marketed and sold.

We have liability insurance coverage on our products which varies from $1,000,000 to $3,000,000, however if a judgment is rendered against us in excess of the amount of our coverage, we may have to cease operations. If we are sued for any reason, we will have to rely on our liability insurance to pay any judgment rendered against us. Although we maintain product liability insurance of between $1,000,000 and $3,000,000, we cannot provide any assurance that:

- our insurance will provide adequate coverage against potential liabilities if a product or a service that we provide causes harm or fails to perform as promised;

- adequate product liability insurance will continue to be available in the future; or

- our insurance can be maintained on acceptable terms.

The obligation to pay any product liability claim in excess of whatever insurance we are able to obtain would increase our expenses and could greatly reduce our assets or cause us to cease operations. If a judgment is rendered against us for any amount of money over our coverage of $1,000,000 and, in some cases, of $3,000,000, we may have to cease operations.

23. Fluctuations in the value of foreign currencies could result in increased product costs and operating expenses.

We have suppliers that are located outside Canada and the U.S. Our functional currency is Canadian dollars and we report our results in U.S. dollars. Fluctuations in the value of Canadian and U.S. dollars are difficult to predict and can cause us to incur currency exchange costs. Although, we cannot predict the effect of exchange rate fluctuations on our future operating results any material changes could cause our operating results to be materially adversely affected.

RISKS ASSOCIATED WITH OUR COMMON STOCK:

24. Our failure to file a registration statement registering the shares underlying the notes and warrants issued pursuant to our August 2006 private placement by the filing date specified in the financing documents is an event of default.

We did not file a registration statement within 45 days from the closing date of our August 2006 private placement, which is the filing date specified in the financing documents. As a result, until such time as the registration statement is filed, the investors can demand repayment in an amount equal to one hundred ten percent (110%) of the aggregate principal amount of the notes. However, we have not received a notice of default from the investors.

In addition, as a result of our failure to file the registration statement by the filing date, we have begun to accrue liquidated damages equal to 1.5%, for each calendar month (prorated for shorter periods), of the initial investment in the notes. The liquidated damages accrue until the registration statement is filed.

25.   The market of our common stock is limited.

Because the market for our common stock is limited, you may not be able to resell your shares of common stock. There is currently only a limited trading market for our common stock. Our common stock trades on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol "MANS." Trading volume of OTC Bulletin Board stocks has been historically lower and more volatile than stocks traded on an exchange. As a result, you may not be able to resell your securities in open market transactions.

26. Sales of substantial amounts of our common stock could cause our stock price to fall.

As of October 10, 2006, 79,286,852 shares of our common stock were outstanding, 69,283,484 of which were freely tradable and 10,003,368 of were restricted as a result of securities laws. Sales of a substantial number of shares of our common stock could cause the price of our securities to fall and could impair our ability to raise capital by selling additional securities. The terms on which we could obtain additional capital during the life of the options and warrants may be adversely affected, and it should be expected that the holders of the options and warrants would exercise or convert them at a time when we would be able to obtain equity capital on terms more favorable than those provided for by such convertible securities. As a result, any issuance of additional shares of common stock may cause our current shareholders to suffer significant dilution which may adversely affect the market price of our common stock.

27. Because our common stock is subject to penny stock rules, the liquidity of your investment may be restricted.

Our common stock is now and may continue to be in the future subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These additional penny stock disclosure requirements are burdensome and may reduce the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their securities.

28. There Are a Large Number of Shares Underlying Secured Convertible Notes and Warrants Issued in Our August 2006 Private Placement That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

As of October 10, 2006 we had 79,286,852 shares of common stock issued and outstanding, secured convertible notes outstanding that may be converted into an estimated 13,362,754 shares of common stock based on current conversion prices ranging between $0.35 and $0.42, and related warrants to purchase 6,810,130 shares of common stock at an exercise price ranging between $0.00001 and $0.67. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the conversion price reset of $0.35 takes effect. The sale of these shares may adversely affect the market price of our common stock.

29. Our operating results in future periods may vary from quarter to quarter, and, as a result, we may fail to meet the expectations of our investors and analysts, which may cause our stock price to fluctuate or decline.

As a manufacturer of electronic equipment, our contract flow is not predictable. To the extent that we do not generate new business upon completion of existing contracts, our revenue will decline. To the extent that we expand our facilities to meet present or anticipated increases in sales, our failure to generate business could have the effect of significantly reducing the profitability of our business. Because of these factors, our revenue and operating results may fluctuate from quarter to quarter. Due to these risks, you should not rely on period-to-period comparisons of our results of operations as an indication of future performance.

30. Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We may be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires increased control over financial reporting requirements, including annual management assessments of the effectiveness of such internal controls and a report by our independent certified public accounting firm addressing these assessments. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock in this offering. All proceeds from the sale of our common stock by the selling stockholders will be received by the selling stockholders.

We may receive proceeds from the exercise of the warrants. If all of the warrants held by the selling stockholders are exercised, we will receive net proceeds of approximately $1,939,006. The holders of the warrants are not obligated to exercise the warrants and we cannot assure that the holders of the warrants will choose to exercise all or any of the warrants. Our Series IB1 warrants and IB3 warrants contain a cashless exercise provision. If the cashless exercise provision is exercised, we will not receive any proceeds from the exercise from such warrants. We intend to use the estimated net proceeds received upon exercise of the warrants, if any, for working capital and general corporate purposes.

                          MARKET FOR OUR COMMON EQUITY

Our common shares are traded on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc under the symbol "MANS." Our shares began trading on July 2, 2001. The following table sets forth the closing high and low bid prices of the common stock. The quotations reflect inter-dealer prices and do not represent retail mark-ups, markdowns, commissions, and may not reflect actual transactions..

----------------------------- ------------------------- ------------------------
Fiscal Quarter                            High Bid             Low Bid
----------------------------- ------------------------- ------------------------
2007
----------------------------- ------------------------- ------------------------
7-01-06 - 9-30-06*                       $0.35                $0.24
----------------------------- ------------------------- ------------------------

----------------------------- ------------------------- ------------------------
2006
----------------------------- ------------------------- ------------------------
04-01-06 - 06-30-06                       0.44                 0.27
----------------------------- ------------------------- ------------------------
01-01-06 - 03-31-06                       0.40                 0.30
----------------------------- ------------------------- ------------------------
10-01-05 - 12-31-05                       0.38                 0.31
----------------------------- ------------------------- ------------------------
07-01-05 - 09-30-05                       0.61                 0.29
----------------------------- ------------------------- ------------------------
2005
----------------------------- ------------------------- ------------------------
04-01-05 - 06-30-05                       0.79                 0.41
----------------------------- ------------------------- ------------------------
01-01-05 - 03-31-05                       1.02                 0.65
----------------------------- ------------------------- ------------------------
10-01-04 - 12-31-04                       0.86                 0.65
----------------------------- ------------------------- ------------------------
07-01-04 - 09-30-04                       0.90                 0.62
----------------------------- ------------------------- ------------------------

* Through September 19, 2006

The market price of our common shares may to be the object of significant fluctuations related to a number of events and reasons, such as variations in our operating results, publication of technological developments or new products or services by us or our competitors, recommendations of securities analysts on us or our competitors, the operating and stock performance of other companies that the market may view as related to our business, and news reports relating to trends in our activities.

In addition, the stock market in recent years has experienced significant price and volume fluctuations that have particularly affected the market prices of many high technology companies that may have often been not related or inconsistent to the operating performance of those companies. These fluctuations, as well as general political, economic and market conditions and other factors, may adversely affect the market price for our common stock.

                              PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

- a combination of any such methods of sale; and

- any other method permitted pursuant to applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

                                    BUSINESS
Overview

Manaris, the holding company, operates the following wholly-owned subsidiaries:

      o Avensys Inc. ("Avensys"), which develops optical components & sensors and provides environmental monitoring solutions. Avensys sells its optical products and services primarily in Asia, Europe and North America to the telecommunications, aerospace, and oil and gas industries. Environmental monitoring services and solutions are primarily targeted at public sector organizations across Canada.

      o C-Chip Technologies Corporation (North America) ("C-Chip"), which offers products and services to the credit management marketplace. C-Chip is currently targeting the new and used car markets in North America, since its technology allows credit providers to locate and disable the operation of any vehicle in the event of a delinquent payment.

Corporate History

Manaris Corporation (sometimes referred to as "we," "our," "us," or the "Company"), was incorporated in the State of Nevada on June 26, 2000 as Keystone Mines Limited and maintains its principal executive offices at 1155 Boulevard Rene-Levesque, Suite 2720, Montreal, Quebec, Canada.

In June 2000, the Company purchased four mineral claims, situated in the Greenwood Mining Division in the Province of British Columbia, Canada. At that time, our principal business plan was to acquire, explore and develop mineral properties and to ultimately seek earnings by exploiting the mineral claims. In December 2002, we were advised that the mineral properties held were not economically viable. Our board of directors approved the termination of our exploration activity.

In March 2003, we changed our company name to C-Chip Technologies Corporation in order to better reflect our new business activities, and began trading on the OTC Bulletin Board (OTC-BB) under the symbol "CCHI."

In July 2005, Shareholders approved a name change for the Company to Manaris Corporation to reflect C-Chip Technologies expanded scope of business. As a result, the new trading symbol on the OTC Bulletin Board (OTC-BB) became "MANS."

Recent Developments

August 2006 Private Placement

In August 2006, we concluded a private placement with accredited and institutional investors for aggregate gross proceeds of approximately $3.6 million. Of this amount, approximately $2.1 million was disbursed at closing. The remaining $1.5 million will be disbursed upon effectiveness of the Company's registration statement. Midtown Partners & Co., LLC a NASD registered broker-dealer, acted as the placement agent in this transaction. However, there is no certainty the Company's registration statement will become effective and no assurance that the remaining amount will be received

Pursuant to the private placement, the Company entered into a Note and Warrant Purchase Agreement providing for the sale by the Company of Series B Subordinated Secured Convertible Notes. The notes are convertible by the investors into shares of common stock at a fixed conversion price of $.42, subject to a conversion price reset of $.35. The Company's obligations under the Purchase Agreements and the Notes are secured by substantially all of the assets of the Company. The Company also issued four year warrants to purchase shares of the Company's common stock in an amount equal to 40% of the number of common shares underlying the Series B Notes.

We did not file a registration statement within 45 days from the closing date of our August 2006 private placement, which is the filing date specified in the financing documents. As a result, until such time as the registration statement is filed, the investors can demand repayment in an amount equal to one hundred ten percent (110%) of the aggregate principal amount of the notes. However, we have not received a notice of default from the investors. In addition, as a result of our failure to file the registration statement by the filing date, we have begun to accrue liquidated damages equal to 1.5%, for each calendar month (prorated for shorter periods), of the initial investment in the notes. The liquidated damages accrue until the registration statement is filed.

ITF Optical Asset Purchase

Furthering the strategy of focusing on our core businesses, on April 18, 2006, our wholly owned subsidiary Avensys acquired the manufacturing assets of ITF Optical Technologies Inc. (ITF), a designer and manufacturer of advanced photonic solutions based on proprietary all-fiber technology. The ITF transaction adds complementary products to Avensys' current offerings and provides access to a new potential customer base. ITF specializes in providing sophisticated high-end applications for submarine, military, telecom and industrial uses. This acquisition will also provide Avensys' fiber component production division with access to ITF's 10,000 square foot clean room, thereby providing economies of scale and facilities for future growth.

The purchase price paid for the manufacturing assets pursuant to the ITF Agreement is approximately USD $1,526,651 (CAD $1,750,000), comprised of USD $654,279 (CAD $750,000) in cash and 2,550,795 shares of Manaris common stock.

In addition, pursuant to the ITF Agreement, ITF's research and development assets and intellectual property rights (the "R&D assets") were purchased by and combined with Avensys Laboratories, Inc., Avensys' research and development partner. Prior to this transaction, Avensys owned 49% of the voting stock of Avensys Laboratories. The purchase price paid for the R&D assets is 580,000 shares of common stock and 2,000,000 shares of Class E preferred stock of Avensys Laboratories (the "Avensys Laboratories Shares"), which were issued to the preferred shareholders of ITF (the "ITF Preferred Shareholders"). In the aggregate, the Avensys Laboratories Shares issued pursuant to the ITF Agreement represent 58% of the voting stock of Avensys Laboratories. As a result of the ITF Agreement, Avensys' ownership of the voting stock of Avensys Laboratories has decreased from 49% to 42%.

In connection with the ITF Agreement, the following agreements were also effectuated:

      o A License Agreement was entered into between Avensys and Avensys Laboratories, pursuant which Avensys was granted an exclusive license to use Avensys Laboratories' intellectual property and patent improvements, as defined in the License Agreement, in order to develop and sell products incorporating Avensys Laboratories' intellectual property. As consideration for the license, Avensys will be making royalty payments. Pursuant to the License Agreement, Avensys Laboratories will continue to conduct research and development for the mutual benefit of both parties.

      o A Shareholder Agreement was entered into between Avensys and the ITF Preferred Shareholders. Pursuant to the Shareholder Agreement, the ITF Preferred Shareholders shall not transfer any Avensys Laboratories Shares, subject to limited exceptions. Thereafter, between April 1, 2009 and October 1, 2009 each ITF Preferred Shareholder shall have an option to (i) sell the Avensys
            Laboratories Shares to Avensys for its proportionate share of approximately USD $1,793,722 (CAD $2,000,000), or (ii) exchange the Avensys Laboratories Shares for 3,826,531 freely tradable shares of Manaris common stock equal its proportionate share of approximately USD $1,345,291 (CAD $1,500,000) divided by USD $0.35 (CAD $0.39) per share.

Transaction costs for both the manufacturing assets and R&D assets acquisition amounted to USD $139,493 (CAD $159,901).

The above acquisition has been accounted for as a single acquisition using the purchase method and the results of ITF have been included in the consolidated Statement of Operations since the date of acquisition, being April 18, 2006. ITF Labs is considered a variable interest entity which the Company will continue to consolidate, since Avensys is the primary beneficiary.

Divestiture of CLI Subsidiary
On February 15, 2006 as part of our efforts to streamline operations, we closed a transaction to sell all of the shares of Chartrand Laframboise Investigation ("CLI") subsidiary, which is a provider of investigative services. The sale of CLI strengthened our balance sheet and enabled us to focus on our core businesses, Avensys Inc. and C-Chip Technologies (North America).

Technologies and Solutions

Our Avensys and C-Chip subsidiaries offer the following technologies and solutions: Optical Components and Modules; Environment Monitoring; Credit Management Solutions;

Optical Components & Modules

Optical components and modules, provided by the Avensys Technologies division of our Avensys subsidiary, represent the most significant source of growth within Avensys and is expected to surpass 50% of Avensys' revenue for the first time in FY2007. The optical components that we manufacture are based on two main technologies:

      1-    Fiber Bragg Grating

      2-    Optical coupling

We are licensed by ITF Labs as well as with external organizations including the CRC (Communication Research Center of Canada) and UTC (United Technologies) in addition to our own intellectual property. ITF Labs has 22 patents and 6 patents pending.

The products that we have developed are targeted at three main markets:

      1- Telecommunications. The majority of our optical components are destined to the telecommunications market. After a few difficult years, this market has sustained healthy growth again in FY2006.
      2- Fiber Laser. Fiber laser is a relatively new market going through rapid growth. Over the next few years, we believe a significant portion of conventional lasers are destined to be replaced by fiber lasers. The main applications include industrial, aerospace and military.
      3- Optical Sensors. The optical sensing market has been in existence for over ten years but is still in the early stage of growth. The main applications include aerospace, oil and gas, industrial, medical and civil engineering.

Our distribution for optical components follows a direct distribution model. Our revenue streams are split about evenly between Europe, Asia and North America.

Environmental Monitoring

Environmental monitoring solutions are provided by the Avensys Solutions division of our Avensys subsidiary. Avensys has developed a distinctive expertise in monitoring contaminants in air and water. Avensys Solutions offers its solutions through the distribution of monitoring equipment as well as from in house products and services. It is also involved with optical sensing applications, namely for variables such as temperature, humidity, pressure, strain, etc.

Avensys is considered a key player in the environment monitoring market. In order to offer complete end to end environment monitoring solutions, Avensys intends to leverage its existing customer base which includes over 1,000 established accounts.

The reputation of Avensys has been built on years of experience in solving environmental monitoring problems, from micro scale in-building sensing systems to the real-time monitoring of temperature, humidity, pressure or chemical levels and macro-scale wireless landslide and flood warning systems in different countries. Through integrated solutions and services branded under the name "SenseYourWorldTM", Avensys combines skills, staff and the knowledge to integrate multiple monitoring technologies to deliver real-time, automated, cost-efficient data to business users requesting increased market intelligence.

To enable Avensys to offer end-to-end monitoring solutions to its customers, proprietary technologies were designed to work with technologies from other companies, including partners, competitors, and other third parties. Similarly, Avensys' services were designed to operate with a variety of communications protocols. Avensys plans to continue to develop additional proprietary technology where feasible and to purchase or license technology where cost-effective.

Our main geographical market for environmental solutions is Canada, and our distribution model is direct, involving a team of qualified engineers located in Montreal, Toronto and Vancouver.

Credit Management Solutions

Our  credit  management  solutions  are  provided  by  our  C-Chip  Technologies
Corporation (North America) subsidiary ("C-Chip"). On January 7, 2003, we acquired all assets and intellectual property related to a new wireless, web-based set of communication tools offering users complete access, remote control, and monitoring of a variety of equipment from Capex Investments Limited ("Capex"). The technology we acquired allows selective enabling, disabling (on/off) of targeted equipment, and other commands at will, from anywhere to almost anywhere in North America. Essentially, the products and solutions derived from this technology are targeted to financial institutions and leasing companies to mitigate risks and enforce schedule of payment of borrowers and lessees of certain equipment. This technology is herein referred as the C-Chip technology. We have focused our initial product and market development effort in the automotive industry.

The basic system component of C-Chip's technology entails a chipset embedded in target devices. This includes a cellular radio GPS technology and a microprocessor. Other required components include access to wireless networks and Internet access. The hardware unit is addressable through a communication bridge based on the GSM digital network. The processor accepts an input signal and compares the signal to a number of criteria to determine if the current operating condition should be maintained or modified.

To process the commands of authorized users and to enable users to manage their own database of embedded devices from a central point using the Web, C-Chip has built a proprietary Secure Data Management Center. This eliminates the need for users to make a substantial investment in acquiring and supporting capital equipment, such as hardware, software and data networking equipment, in order to use the Company's services.

C-Chip's proprietary technology is designed to work with those from other companies, including corporate partners, competitors, and other third parties The Company expects to continue development of additional proprietary technology, and, where cost-effective, purchase or license technology.

Our first generation of the Credit Chip vehicle tracking device was based on the AMPS (analogue) standard of communication. C-Chip chose to reengineer this product for mass production in the first quarter of calendar 2005 to achieve increased efficiencies and to streamline processes. In order to achieve this as promptly as possible, C-Chip concluded an agreement in April 2005 with iMetrik Inc, a company specializing in the development and marketing of wireless solutions to improve management of mobile and remote assets. The Credit Chip 100 vehicle tracking device was accredited by our network supplier in December 2005 and by March 31 2006, we had shipped 1500 units of this device.

During the same period of time, our partner iMetrik was developing a GSM based product, and in March 2006, we announced the launch of the Credit Chip 200G. The Credit Chip 200G is C-Chip's most advanced credit management solution. It combines remote location of vehicles with immobilization capabilities. Using the worldwide GSM digital network for wireless communications and our Internet Web Applications, credit grantors have the ability to go online, sound a pre-warning, and then disable a vehicle. If suitable payment arrangement is not made, the vehicle can be located on a map in real-time, via the Internet right on any computer screen.

Our competitors in credit management solutions for the automotive sector include AirIQ, OnTime, and PassTime. These competitors offer different versions of an "egg timer" whereby a code must be manually entered using a keypad to enable a physical device connected to the vehicle's starter. The process enables the use of the vehicle for a certain period of time. Although the device does not rely on wireless network coverage to function, a code must be given and manually entered after each payment has been made. These devices work well but involve significant management time and expense. The Credit Chip 200G offers a significant price advantage over these manual devices and, in management's opinion, is a more sophisticated solution as it is designed to be transparent to users.

In each market segment where we intend to position our web-based products, we compete primarily on the basis of functionality, ease of use, quality, price, service availability, and effectiveness. All our target markets for all market segments are highly competitive. As market demand for wireless communications tools enabling management of remote assets increases, the quality, functionality and availability of competitors' products and services is expected to progress. And with new competitors flooding our market, further price reduction of products and services is expected. In addition, we expect that the widespread adoption of industry standards may make it easier for new market entrants or existing competitors to improve their products and services or offer some or all of the products and services we offer or may offer in the future, possibly at lower prices than ours. This would harm the competitive advantages that our products and services currently enjoy.

Warranties

The Company's current policy is to offer a one year warranty on all of its web-based products. Avensys' warranty policy for manufactured products varies between 3 months and two years, depending on the product and customer.

Insurance

Manaris currently maintains $1,000,000 of insurance coverage for its web-based security products and $1,000,000 for general liability and coverage for fixed assets. Avensys maintains insurance coverage of $3,000,000 for its fiber based products and $1,000,000 for general liability and coverage of its fixed assets.

Government Regulation

The hardware components of the Company's web-based products are subject to certification by the Federal Communications Commission in the United States and by the Department of Communications in Canada. C-Chip's first generation of web-based products are all in the process of obtaining such certification for the US and Canadian markets. Certification is in the process of being obtained in the US. We have no reason to believe it will not be granted for our products. It is not a condition of sale that our products be certified by the FCC in the US. Future web-based products are expected to undergo the certification process once all pre-commercialization tests are completed. Furthermore, wireless carriers who supply the Company with airtime enabling our services are also subject to regulation by the Federal Communications Commission in the US and the Canadian Radio-Television and Telecommunications Commission in Canada.

Manufactured   products  are  subject  to  various   industry   and   government
certifications, all of which need to be obtained before commercial launch.

Employees

As of September 25, 2006, we have one hundred and forty-six (146) employees; 136 (Avensys including ITF Labs), 5 (C-Chip), 5 (Manaris) employees on the payrolls of C-Chip and Avensys and we retained some part-time consultants. Of the 136 employees at Avensys and ITF Labs, 109 are Avensys employees, and 27 are ITF Labs employees. Our employees are not unionized. We believe relationships with our employees and consultants are good.

                                LEGAL PROCEEDINGS

1.  Canadian Security Agency Settlement

In June 2006, our Canadian Security Agency subsidiary satisfied all its obligations under a settlement agreement reached with its creditors, and is now free of those liabilities. The settlement proposal was ratified by the Superior Court of Quebec on May 3, 2006. On April 4, 2006, a meeting of the creditors was concluded with the unanimous approval of the settlement proposal brought forward by Canadian Security Agency. The settlement was funded from CSA cash on hand of $137,423 (CAD$153,061), and a payment of $112,265 (CAD$124,446) from Manaris.
The operations of Canadian Security Agency have been permanently discontinued.

2. Labor Tribunal Decision

In December, 2002, a former Avensys employee filed a lawsuit with the Quebec Labour Commission alleging wrongful dismissal by Avensys Inc. and claiming an indemnity in the amount of $143,498 (CAD $160,000). In August 2006, the Quebec Court of Appeal ordered Avensys to follow the Quebec's Labor Tribunal's decision and pay an indemnity of $160,731 (CAD $179,215) to the former employee.

3. Patent Notice

On September 28, 2006, our subsidiary C-Chip Technologies (North America) (C-Chip) received a letter dated September 27, 2006 from a law firm representing one of our competitors, placing C-Chip on notice of its potentially infringing activities, and demanding a response within 30 days. No proceedings have been initiated and no claim for damages has been made.

Manaris is not a party to any other pending legal proceeding, nor is its property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of Manaris' business.

                             DESCRIPTION OF PROPERTY

The Manaris main office is located at 1155, Rene-Levesque West, Suite 2720, Montreal, Quebec, Canada. The base rent for the current premises is approximately CDN$8,161 inclusive of taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires on November 30, 2010.

The office of our wholly owned subsidiary, C-Chip, is located at 740 Notre-Dame West, Suite 1320, Montreal, Quebec, Canada. They currently lease approximately 1,900 square feet for administration and development. The base rent for the current premises is approximately CND$2,300 inclusive of taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires in June 2010.

The main office of our wholly owned subsidiary, Avensys Inc., is located at 400 Montpellier, Ville Saint-Laurent, Quebec, Canada. They currently lease approximately 41,740 square feet for administration and production. The base rent for the current premises is approximately CND$31,357 inclusive of all taxes. This lease expires on January 31, 2010 with an option to renew for an additional 5 years until January 31, 2015.

Avensys has also two sales representative offices in Canada. They currently lease approximately 3,615 square feet for administration at 1131 Derry Road East, Mississauga, Ontario Canada. The base rent for the current premises is approximately CAD$4,417 inclusive of all taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires on June 30, 2008. They currently lease approximately 400 square feet for administration at 301-1493 Johnston Road, White Rock, British Columbia, Canada. The base rent for the current premises is approximately
CAD$843 inclusive of taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires on January 31, 2007. Avensys Inc. also maintains facilities located at 247 Boulevard Thibeau, Cap-de-la-Madeleine, Quebec, Canada. They currently lease approximately 6,500 square feet and the base rent for the current premises is approximately CAD$3,648 inclusive of taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires on October 30, 2006.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This management's discussion and analysis of financial condition and results of operations of Manaris Corporation should be read in conjunction with the financial statements and notes thereto of the Company for the years ended June 30, 2006 and 2005 as included in this Form SB-2.

With respect to forward-looking statements made in this Management's Discussion and Analysis of Financial Condition and Results of Operations see Part I initial paragraph concerning "forward-looking statements".

EXECUTIVE OVERVIEW

In the twelve  months  ending June 30,  2006,  we made  progress in refining our
strategic  objectives,   cleaning  up  our  balance  sheet,  and  assisting  our
subsidiaries in achieving their respective goals.

First, we exited the professional services business. In September 2005, we ceased the operations of Canadian Security Agency (CSA), a security guard business, and in May 2006 our settlement proposal with CSA's creditors was ratified by the Superior Court of Quebec. In addition, in February 2006, we sold all of the shares of Chartrand Laframboise Inc. (CLI), a security consulting and investigations business. These transactions were undertaken to strengthen Manaris' balance sheet, streamline activities and sharpening the company's focus on its two operating subsidiaries, C-Chip and Avensys.

Secondly, we took steps to strengthen our two remaining subsidiaries - Avensys Inc. and C-Chip Technologies (North America) Inc. Using in part the proceeds from the sale of CLI, Avensys acquired the manufacturing assets and business of ITF Optical Technologies Inc. (ITF). This acquisition provides Avensys' fiber component production division with access to ITF's 10,000 square foot clean room, thereby providing economies of scale and the capacity for significant future growth. It also provided office and warehouse space for the Avensys environmental monitoring solutions business.

Concerning C-Chip, we invested in reengineering the remote locate and disable device during 2005 and early 2006. In March 2006, we launched the Credit Chip 200G, our GSM version of the product. The initial reception by the market has been excellent. Although we have had some supply chain issues through the summer months of 2006, we are confident that once these have been solved, our sales will improve significantly.

Thirdly, during the quarter ending March 31, 2006, and following an annual review of goodwill, we determined that some amount of goodwill created when we purchased Avensys Inc. in February 2005 should be removed from the balance sheet. This amount was subsequently determined to be $1,529,767. The impairment of goodwill is related to an extension of the timeline for achieving our forecasted return on investment from Avensys, and does not reflect our confidence in Avensys and its future.

Finally, both Avensys and C-Chip, while continuing to make progress and grow revenues, have yet to generate sufficient cash flows to support the operations of the Company. In order to obtain working capital, we concluded a private placement in August 2006 for $3.6 million. The debenture we issued in February 2005 for $4.68 million have been largely repaid or converted, with approximately $580,000 outstanding as of the date of filing.

For FY2007, our primary objective is to maintain our overall revenue growth, both from Avensys as it integrates the business of ITF Optical, and from C-Chip as it meets the demand for its new product Credit Chip 200G. We continue to seek out cost reductions at the holding company while evaluating strategies for converting the revenue growth in our businesses into enhanced shareholder value.

OVERVIEW OF AVENSYS SUBSIDIARY

We acquired Avensys in February 2005. Avensys continues to increase its revenues and is poised to grow through consolidation in its respective markets. Avensys is comprised of two divisions: (i) Avensys Technology, which produces fiber components, optical sensors and associated instrumentation, and (ii) Avensys Solutions, which provides environmental solutions and instrumentation.

When we acquired Avensys in 2005, our plan was to complete a period of approximately one year of organic growth to maximize operations and processes. Following this first successful year of operations, our goal was to become a participant in the consolidation of the respective markets of Avensys Solutions and Avensys Technology.

On April 18th, 2006 we closed the acquisition of most of the assets of ITF Optical Technologies Inc. ("ITF"). Avensys is poised to benefit from the acquisition of ITF. The ITF facilities, which include a 10,000 square feet clean room located near Avensys' manufacturing facility, are state of the art and provide ample space and equipment for growth. Avensys' Montreal operations were relocated to the ITF facilities during the spring of 2006.

ITF adds complementary products to Avensys' current offerings and provides access to a new potential customer base. ITF specializes in providing sophisticated high-end components for telecom, fiber lasers, submarine, military and industrial uses. This will benefit Avensys and will serve to elevate both the Company's technological depth and production capabilities.

Pursuant to the ITF Agreement, ITF's Research and Development unit, including all of its intellectual property assets, was merged with that of Avensys' partner, Avensys Laboratories Inc. and renamed ITF Laboratories to leverage the strength of the ITF brand in the photonics industry. Avensys and ITF Laboratories will continue to operate under exclusive licensing as was the case with Avensys Laboratories before.

The acquisition of the assets of ITF Optical has contributed to solidifying our position in the optical component market. We occupy a dominant position for some of the components that we are offering and intend to occupy an even more important market space in the future through both organic growth and mergers & acquisitions.

The market for fiber optics components continues to recover, with the majority of Avensys' components still destined for the telecommunications market. Components and modules for fiber lasers have shown significant growth in FY2006, both for components originating from Avensys and from our acquisition of ITF Optical assets. Optical sensors remain part of our long term strategy, although the current growth of this market segment is still limited to the single digit range.

Although the most drastic changes this year are associated with Avensys Technology, the other division, Avensys Solutions, remains an important part of Avensys. The market for environment monitoring in Canada is quite mature, with a total growth in the 5% range. The creation of a value-added group within the Solutions division has helped us go up the value chain throughout the year.

As of June 30, 2006 we ceased the activities related to material testing. Material testing was a micro segment within Avensys Solutions that represented less than 2% of the company's revenue with very low margins and no synergies with the other activities.

The stable nature of Avensys Solutions, combined with healthy organic growth, has significantly helped Avensys to balance the growth challenges of Avensys Technology. We believe that our unique position in the industry of combining the manufacturing of optical components with the offering of services through our Solutions division has contributed to a position of strength that few of our competitors can enjoy. We intend to continue to fully leverage this balance in the future.

OVERVIEW OF C-CHIP TECHNOLOGIES SUBSIDIARY

It has been a very challenging year at C-Chip. At the outset, we were focused on reengineering the first generation vehicle tracking device, the Credit Chip 100, based on the AMPS (analogue) standard of communication. The Credit Chip was finally accredited by the network supplier in December 2005 and we began shipping product. By March 31, 2006, we had shipped 1500 units.

At the same time and during the first half of our fiscal year, we acknowledged the need to shift to a GSM (digital) standard of communication, particularly as the AMPS standard has been declared by the federal authorities in the US to have a finite life. Work began with our business partner iMetrik Inc. in the fall of 2005 and in March we announced the launch of the Credit Chip 200G, the GSM version of our vehicle tracking device.

The Credit Chip 200G and its related service offering has been well received in the market place, much more so than the AMPS product. Starting in April 2006, we began shipping at a rate of almost 1000 units per month, and in August 2006, we shipped in excess of 2000 units. The main obstacle preventing a faster ramp up during the summer of 2006 was related to the supply chain, primarily related difficulty in securing and financing the parts for what was a new product. We are working at clearing this obstacle, to allow for an increase in monthly shipments over the next 6 months.

Nonetheless, our C-Chip revenues for the year ended June 30, 2006 were disappointing. C-Chip was one of our priorities for the year and it has taken longer than anticipated to realize its potential. We are however pleased with progress over the past few months. We look forward to C-Chip helping enhance shareholder value over the balance of our new fiscal year.

Results of Operations for the twelve months ended June 30, 2006 compared to the twelve months ended June 30, 2005

The results of operations include the accounts of the Company and its subsidiaries.

Operating results for Avensys were included from the date of acquisition of February 28, 2005, in fiscal year 2005, and for twelve months in fiscal year 2006. The results of operations of ITF have been included in the consolidated results of Manaris commencing from the date of acquisition - April 18, 2006.

                                                         Fiscal Year Ended June 30,
                                               ---------------------------------------------   ------------------------------------
                                                     2006                    2005                    Change            Change
                                               ---------------------   ---------------------   ------------------------------------
                                                      $                       $                       $                  %
Revenue                                                  10,498,505               3,580,619             6,917,886             193%
Cost of Revenue                                           7,464,710               2,306,458             5,158,252             224%
                                               ---------------------   ---------------------   -------------------
Gross margin                                              3,033,795               1,274,161             1,759,634             138%
                                               ---------------------   ---------------------   -------------------
      Gross Margin as % of Revenue                               29%                     36%

Operating expenses
  Depreciation and amortization                             979,635                 373,905               605,730             162%
  Selling, general and administration                     6,447,065               3,243,653             3,203,412              99%
  Acquired in-process research and development                    -                 386,749              (386,749)           -100%
  Loss on disposal of long-lived assets                           -                  15,487               (15,487)           -100%
  Loss on impairment of Goodwill                          1,529,767                       -             1,529,767             100%
  Loss on impairment of Intangible Assets                   107,715                 117,199                (9,484)             -8%
  Research and development                                1,106,259                 731,865               374,394              51%
  Stock based compensation                                  490,795               1,216,542              (725,747)            -60%
  Contingency for litigation losses                               -                 192,549              (192,549)           -100%
                                               ---------------------   ---------------------   -------------------
Total Operating expenses                                 10,661,236               6,277,949             4,383,287              70%
                                               ---------------------   ---------------------   -------------------

                                               ---------------------   ---------------------   -------------------
Operating gain (loss)                                    (7,627,441)             (5,003,788)           (2,623,653)             52%
                                               ---------------------   ---------------------   -------------------

Other income (expenses)                                  (4,771,904)               (808,734)           (3,963,170)            490%
Income tax benefits - refundable tax credits                351,242                  65,228               286,014             438%
Non-Controlling interest                                     (3,977)                 (1,257)               (2,720)            216%
Results of discontinued operations                          149,637                (459,251)              608,888            -133%
                                               ---------------------   ---------------------   -------------------
      Net loss for the year                             (11,902,443)             (6,207,802)           (5,694,641)             92%
                                               ---------------------   ---------------------   -------------------

Effect of reduction in exercise price
  of outstanding warrants                                (2,197,296)                      -            (2,197,296)            100%
                                               ---------------------   ---------------------   -------------------
      Net loss applicable to common
       shareholders                                     (14,099,739)             (6,207,802)           (7,891,937)            127%
                                               ---------------------   ---------------------   -------------------

Revenue

Sales from the Fiber & Monitoring operating segment, represented by Avensys' products and solutions, account for 97% of net revenues. Avensys products were sold directly to customers throughout the world. Sales from the Credit Management operating segment, represented by C-Chip's products and solutions, were generated through a network of eight resellers located in North America.

Our revenues were composed of the following:


                      Fiscal Year Ended June 30,
               ------------------------------------------------
                     2006                        2005                    Change              Change
               -----------------------   ----------------------   ---------------------------------------
                      $                           $                        $                   %
Avensys                    10,179,426                3,237,735                6,941,691             214%
C-Chip                        319,079                  342,884                  (23,805)             -7%
               -----------------------   ----------------------   ----------------------
      Revenue              10,498,505                3,580,619                6,917,886             193%
               -----------------------   ----------------------   ----------------------

Our revenues for the twelve months ended June 30, 2006 increased 193% over the year ended June 30, 2005. This increase is primarily due to the inclusion of Avensys' results for the full fiscal year ended June 30, 2006, as compared to four months for the fiscal year ended June 30, 2005.

Cost of revenue and gross margin

Cost of goods sold as a percentage of revenue was 71% for the year ended June 30, 2006, compared with 64% at June 30, 2005. This 7% decrease in gross margins as a percentage of revenue was primarily due to the operations of Avensys - sales were affected by downward pressure on prices of fiber products destined for the telecommunications market, and costs of production increased temporarily due to the transition of Avensys production to the newly acquired ITF facility during the fourth quarter of the fiscal year.

Operating Expenses

Depreciation and amortization

Depreciation and amortization for the year ended June 30, 2006 increased by $605,730 over the previous year. This increase is primarily attributed to the inclusion of Avensys' results for the full fiscal year ended June 30, 2006, as compared to four months for the fiscal year ended June 30, 2005. Depreciation and amortization expenses attributable to the assets of Avensys, amounted to $804,140 for the year ended June 30, 2006, compared to $133,201 for 2005.

Selling General and Administrative expenses

Selling, general and administrative (SG&A) expenses consist primarily of payroll and related expenses and professional fees. Overall, SG&A expenses for the year ended June 30, 2006 increased by $3,203,413 versus the same period in 2005. SG&A are composed of the following:

                                                         Fiscal Year Ended June 30,
                                               ------------------------------------------------    -------------------------------
                                                      2006                      2005                   Change         Change
                                               ----------------------    ----------------------    -------------------------------
                                                       $                         $                      $               %
General and administrative                                 1,472,256                   592,778               879,478         148%
Marketing and Sales                                        2,309,051                   807,324             1,501,727         186%
Payroll and related expenses                                 913,752                   782,056               131,696          17%
Professional fees                                          1,452,983                   856,047               596,936          70%
Travel                                                        66,099                    43,538                22,561          52%
Other                                                        232,924                   161,910                71,014          44%
                                               ----------------------    ----------------------    ------------------
 Selling, General and Administrative
  Expenses                                               $ 6,447,065               $ 3,243,653           $ 3,203,412          99%
                                               ----------------------    ----------------------    ------------------

o General and administrative expenses for the year ended June 30, 2006 increased by 148% versus the same period in 2005 primarily due to the addition of Avensys' operations on February 28, 2005.
o Marketing and sales expenses increased by 186% versus the same period in 2005 primarily due to the addition of Avensys' operations on February 28, 2005.
o The increase of 70% in professional fees compared with the same period in 2005 is related to increases in accounting, audit and legal services expenses.

Research and Development

For the year ended June 30, 2006, research and development expenses primarily consisted of salaries and related expenses for research personnel, prototype manufacturing and testing at the Avensys Labs facility in Trois-Rivieres, Quebec. In July 2006, Avensys Labs relocated all its research and development activities from the Trois-Rivieres facility to ITF Labs in Montreal, Quebec.

Research and development expenses for the year ended June 30, 2006 increased by $374,394 over the previous year. This increase is primarily attributed to the inclusion of Avensys' results for the full fiscal year ended June 30, 2006, as compared to four months for the fiscal year ended June 30, 2005.

Stock Based Compensation

The $725,747 decrease in stock-based compensation for the fiscal year ended June 30, 2006, as compared to the previous year is a direct result of reduction in business and strategic development activities, which were usually paid to consultants through the issue of stock options.

Intangible asset impairment

During the fourth quarter of fiscal 2006, Management recorded an intangible assets impairment charge of $107,715 in the Consolidated Statement of Operations for the year ended June 30, 2006 relating to intangible assets of Manaris which were no longer in use.

Goodwill impairment

In May 2006, the Company completed its annual goodwill impairment test. In evaluating whether there was an impairment of goodwill, management compared the fair value of the Avensys reporting unit against its carrying amount, including the goodwill. Measurement of the fair value was based on the reporting unit's present value of expected future cash flows. As the carrying amount exceeded the estimated fair value, the fair value was allocated to the reporting unit's underlying assets and liabilities, and management then determined that the carrying value of the goodwill exceeded the implied fair value of the goodwill. Accordingly, the Company recorded a goodwill impairment charge (labeled "Loss on Impairment of Goodwill") of $1,529,767. Management believes this impairment arose primarily as a result of an extension in the timeframe for realizing growth objectives and anticipated cash flows of the Avensys reporting unit.

Other Expenses

Other expenses for the year ended June 30, 2006 increased 490% over the previous year, primarily due to debenture accretion, and interest expenses. During the year ended June 30, 2006, debenture accretion increased $3,382,004 over the previous year. This increase is directly related to the Series A Notes.

Refundable Tax Credits

Refundable tax credits for the year ended June 30, 2006 increased 438% over the previous year, primarily due to the inclusion of Avensys' results for the full fiscal year ended June 30, 2006, as compared to four months for the fiscal year ended June 30, 2005.

Net Loss Applicable to common shareholders

Net loss for the year ended June 30, 2006 increased $7,891,937 over the previous year primarily due to the impairment of goodwill, increases in marketing and sales expenses arising out the inclusion of Avensys' operations for a full fiscal year, professional fees related to increased use of accounting, audit and legal services, debenture accretion, interest expenses, and the effect of the reduction in the exercise price of outstanding warrants in July 2005.

Financial Condition, Liquidity and Capital Resources

Historically, our operations have been financed primarily from cash on hand, from the sale of common shares or of convertible debentures and with respect to Avensys, primarily from revenue from the sales of products and services.

As of June 30, 2006, we had working capital deficiency of $1,657,699, compared to a working capital deficiency of $1,003,819 at June 30, 2005, excluding the assets and liabilities of discontinued operations at June 30, 2005. Included in these figures for net working capital:

                                                                   As of June 30,
                                                   -----------------------------------------    ------------------------------------
                                                           2006                  2005                    Change             Change
                                                   -------------------   -------------------    ------------------------------------
                                                            $                     $                       $                  %
Cash, cash equivalents, and short term investments            438,708               287,147                151,561              53%
Receivables                                                 3,480,649             2,634,844                845,805              32%
Inventory                                                   1,563,805             1,000,507                563,298              56%
Other current assets                                          589,302             1,431,365               (842,063)            -59%
                                                   -------------------   -------------------    ------------------------------------
Current assets                                              6,072,464             5,353,863                718,601              13%
                                                   -------------------   -------------------    ------------------------------------

Accounts payable and accrued liabilities                    4,666,859             2,488,309              2,178,550              88%
Loans payable                                               2,331,696             1,324,999              1,006,697              76%
Other current liabilities                                     731,608             2,544,374             (1,812,766)            -71%
                                                   -------------------   -------------------    ------------------------------------
Current Liabilities                                         7,730,163             6,357,682              1,372,481              22%
                                                   -------------------   -------------------    ------------------------------------

                                                   -------------------   -------------------    ------------------------------------
Net working capital (deficiency)                           (1,657,699)           (1,003,819)              (653,880)            -65%
                                                   -------------------   -------------------    ------------------------------------

Currently, we are implementing the following measures to address our concerns over the liquidity of the Company, and its ability to continue as a going concern:

o     Streamlining costs at Manaris, the holding company.
o     Helping our subsidiaries obtain financing to fund revenue growth.
o Renegotiating debt at our C-Chip subsidiary, to obtain improved repayment terms.

During the fiscal year ended June 30, 2006, net cash used to fund continuing operating activities was $3,459,029, consisting primarily of the net loss for the year of $11,902,443 adjusted for:

o     A non-cash goodwill impairment charge of $1,529,767 related to Avensys.
o     Debenture accretion of $3,991,229 in connection with the Series A Notes.
o     Depreciation and amortization of $1,046,355,
o     Stock based compensation of $490,795
o     Amortization of deferred financing costs $335,004

During the year ended June 30, 2006, we mainly financed our operations and acquisitions through the July Special Warrant Offer for total proceeds of $2,576,118, and the sale of CLI for net cash proceeds of $2,599,606. Additional cash of $100,013 was raised through the exercise of 1,758,000 stock options (2005: $205,012).

Selected balance sheet information:

                                                     As of June 30,
                            ---------------------------------------------------------   -------------------------------------
                                       2006                          2005                     Change             Change
                            ---------------------------   ---------------------------   -------------------------------------
                                        $                             $                          $                 %
Total Assets                                17,143,434                    20,115,755             (2,972,321)            -15%
Current Liabilities                          7,730,164                     6,357,682              1,372,482              22%
Long-Term Liabilities                        2,183,344                     2,510,181               (326,837)            -13%
Non-Controlling Interest                        23,940                        18,033                  5,907              33%
Total Stockholder's Equity                   7,205,986                    11,229,859             (4,023,873)            -36%


The decrease in total assets is primarily due to the divestiture of CLI in February 2006 and a goodwill impairment related to the Avensys reporting unit, offset by increases in accounts receivable and inventories, and fixed assets added as a result of the ITF transaction. The increase in current liabilities is primarily a result of an increase in the C-Chip credit facility during the course of the year, incurred to bring the Credit Chip 200G credit management solution to market.

As of June 30, 2006, the Company had 77,671,281 issued and outstanding shares compared to 54,782,802 on June 30, 2005. The increase in common shares is mainly due to the issuance of 7,525,124 common shares following the exercise of warrants, 2,550,795 restricted common shares for the ITF transaction, and 10,221,522 common shares in connection with the Series A Notes.

Stock  options  outstanding  at June 30, 2006  totaled  4,486,750  at a weighted
average  exercise  price  of  $0.60  and  have  a  weighted  average   remaining
contractual life of 3.4 years.

February 2005 Convertible Note and Warrant Private Placement

In February 2005, we entered into a Purchase Agreement with eighteen institutional and accredited investors under the terms of which we issued Units consisting of an aggregate of $4,675,000 of our Company's 9.0% Senior Secured Convertible Notes, Series A. The balance of principal relating to the Series A Notes on June 30, 2006 stands at $1,015,843, as compared to $4,675,000 on June 30, 2005. The change is attributed to principal payments of $3,609,657 made in 3,897,695 common shares, $625,353 in cash and to notes conversion of $1,249,360 made in 3,575,008. Interest payments during the fiscal year ended June 30, 2006 amounted to $265,436, made in 748,819 shares and $15,887 in cash. The Company has the option to make principal payments in shares of Manaris Corporation stock if the weighted-average share price, of Manaris Corporation stock for the five days immediately preceding the payment date, is greater than $0.35. The Company plans to continue making payments in shares so long as it is possible. Otherwise, the Company will make cash principle payments on the remaining convertible notes.

July 2005 Special Warrant Offer

In July 2005, the company completed a special warrant offer to certain of the company's warrant holders. Under the terms of the offer, the exercise price of 13,604,307 warrants held by holders participating in the offer was reduced to $0.35. In connection with this offer, a total of 7,360,335 warrants were exercised for total proceeds amounting to $2,576,118.

Effect of reduction in exercise price of outstanding warrants

As a result of the above offer, the exercise price of 666,154 warrants held by holders who did not participate in the offer was reduced by between $0.06 and $0.08 per share to exercise prices ranging between $0.59 and $0.67 per share which is due to an anti-dilution provision.

The reduction of the exercise price of the warrants held by holders who participated in the offer has been accounted for as an inducement. Further, the reduction of the exercise price of the warrants held by holders who did not participate in the offer has been accounted for as a modification of the outstanding warrants. Accordingly, an amount of $2,197,296 is reported as
"Effect of reduction in exercise price of outstanding warrants" in the Consolidated Statement of Operations, and has been credited to "additional paid in capital" and charged to "deficit" in the Consolidated Statement of Stockholders Equity.

August 2006 Convertible Note and Warrant Private Placement

On August 11, 2006, we entered into a entered into a Note and Warrant Purchase Agreement for the sale by the Company of Series B Subordinated Secured Convertible Notes (the "Series B Notes") in an aggregate principal amount of approximately $3.6 million and Original Issue Discount Subordinated Secured Convertible Notes equal to fifteen percent (15%) of the aggregate principal amount of Series B Notes (the "OID Notes") to certain institutional and accredited investors (the "Investors"). Pursuant to the Purchase Agreement, the Company also issued four year warrants to purchase shares of the Company's common stock in an amount equal to 37.5% of the number of common shares underlying the Series B Notes at $0.45 per share (the "Series Z Warrants") and 2.5% of the number of common shares underlying the Series B Notes at $0.65 per share (the "Series Y Warrants"). Gross proceeds of approximately $2.1 million were received by August 22, 2006, with net proceeds of approximately $1.8 million, after transaction fees. The remaining $1.5 million will be disbursed upon effectiveness of the Company's registration statement, and is expected to provide net cash proceeds of approximately $1.35 million after transaction fees. However, there is no certainty the Company's registration statement will become effective, and no assurance that the remaining amount will be received.

The Notes mature thirty (30) months from the date of issuance (the "Maturity Date") and are convertible at any time into shares of the Company's common stock at a fixed conversion price of $0.42, subject to a conversion price reset of $0.35. The conversion price of the Notes is subject to adjustment for certain events, including dividends, distributions or split of the Company's Common Stock, or in the event of the Company's consolidation, merger or reorganization. Beginning nine months from the issuance date, the Company is required to make principal payments equal to one-eighth of the aggregate principal amount of the Notes on a quarterly basis. The Company may pay the principal payment in either cash plus a premium of 7% of each principal payment or in shares of registered common stock at a 15% discount to the market price of the Company's common stock. The Company's obligations under the Purchase Agreement and the Notes are secured by a subordinated lien on substantially all of the assets of the Company, pursuant to a Pledge and Security Agreement. According to the terms of the Agreement, payments on the Series B Note are scheduled to commence in April 2007.

We did not file a registration statement within 45 days from the closing date of our August 2006 private placement, which is the filing date specified in the financing documents. As a result, until such time as the registration statement is filed, the investors can demand repayment in an amount equal to one hundred ten percent (110%) of the aggregate principal amount of the notes. However, we have not received a notice of default from the investors.

In addition, as a result of our failure to file the registration statement by the filing date, we have begun to accrue liquidated damages equal to 1.5%, for each calendar month (prorated for shorter periods), of the initial investment in the notes. The liquidated damages accrue until the registration statement is filed.

Critical Accounting Policies

The Company's management makes certain assumptions and estimates that impact the reported amounts of assets, liabilities and stockholders' equity, and revenues and expenses. These assumptions and estimates are inherently uncertain. Management judgments that are currently the most critical are related to revenue recognition, inventory valuation, valuation of goodwill and long-lived assets, stock based compensation, and contingent consideration. Below we describe these policies as well as the estimates involved. For a more detailed discussion on accounting policies, see the notes to the audited consolidated financial statements.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents, accounts receivable, restricted marketable securities, accounts payable and accrued liabilities are comparable to the carrying amount thereof given their short-term maturity. Bank and other loans payable, mortgage loan, capital lease obligations and due to related parties are recorded at their carrying values which also approximate their fair values. Other debt instruments, such as the convertible debentures, balance of purchase price payable and the derivative financial instrument, have been recorded at discounted values, present values or fair values depending on the nature of the debt instrument.

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company tests long-lived assets or asset groups for future recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. The Company's long-lived assets consist primarily of property and equipment and intangible assets.

Recoverability of a long-lived asset is assessed by comparing the carrying amount of the asset to the sum of the estimated undiscounted future cash flows expected from its use and the eventual disposal of the asset.. An impairment loss is recognized when the carrying amount of a long-lived asset is not recoverable and the amount of such impairment loss is determined as the excess of the carrying amount over the asset's fair value.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used for revenues, expenses, the allowance for doubtful accounts, impairments of long-lived assets and goodwill, discounted liabilities and income taxes, among others. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the Consolidated Financial Statements in the period they are determined to be necessary. Management bases its estimates on historical experience, industry standards and on various other assumptions believed to be reasonable under the circumstances. Actual results could differ materially from those estimates.

Stock-Based Compensation

The Company has elected to apply the intrinsic value method of accounting for stock options granted to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB25). Under the intrinsic value method of accounting, compensation expense is recognized if the exercise price of the Company's employee stock options is less than the market price of the underlying common stock on the date of grant. Stock-based compensation for employees is recognized on the straight-line basis over the vesting period of the individual options. Stock options granted to non-employees are accounted for under Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS 123), which establishes a fair value based method of accounting for stock-based awards, and recognizes compensation expense based on the fair market value of the stock award or fair market value of the goods and services received, whichever is more reliably measurable. Under the provisions of SFAS 123, companies that elect to account for stock-based awards in accordance with the provisions of APB 25 are required to disclose the pro forma net income (loss) that would have resulted from the use of the fair value based method under SFAS 123.

Business Combinations and Goodwill

Acquisitions of businesses are accounted for using the purchase method and, accordingly, the results of operations of the acquired businesses are included in the Consolidated Statement of Operations effective from their respective dates of acquisition.

Goodwill represents the excess of the purchase price of acquired businesses over the fair values of the identifiable tangible and intangible assets acquired and liabilities assumed. Pursuant to SFAS No. 141, the Company does not amortize goodwill, but tests for impairment of goodwill at least annually. The Company evaluates the carrying value of goodwill in accordance with the guidelines set forth in Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS142). Management tests for impairment of goodwill on an annual basis and at any other time if events occur or circumstances change that would indicate that it is more likely than not that the fair value of the reporting unit has been reduced below its carrying amount. Factors considered important which could trigger an impairment review include, but are not limited to, significant underperformance relative to expected historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the overall business, significant negative industry or economic trends, a significant decline in the stock price for a sustained period and the Company's market capitalization relative to net book value.

The goodwill impairment test is a two-step process. Step one consists of a comparison of the fair value of a reporting unit with its carrying amount, including the goodwill allocated to the reporting unit. Measurement of the fair value of a reporting unit may be based on one or more fair value measures including present value techniques of estimated future cash flows and estimated amounts at which the unit as a whole could be bought or sold in a current transaction between willing parties. If the carrying amount of the reporting unit exceeds the fair value, step two requires the fair value of the reporting unit to be allocated to the underlying tangible and intangible assets and liabilities of that reporting unit, resulting in an implied fair value of goodwill. If the carrying amount of the goodwill of the reporting unit exceeds the implied fair value of that goodwill, an impairment loss equal to the excess is recorded in the Consolidated Statement of Operations and Comprehensive Loss.

Research and Development Expenses and Investment Tax Credits

Research and development expenses are expensed as they are incurred. Investment tax credits ("ITCs") arising from research and development activities are accounted for as a reduction of the income tax provision for the year. Refundable tax credits and non-refundable tax credits are recorded in the year in which the related expenses are incurred, provided there is reasonable assurance that the credits will be realized.

The Company is subject to examination by taxation authorities in various jurisdictions. The determination of tax liabilities and ITCs recoverable involve certain uncertainties in the interpretation of complex tax regulations. As a result, the Company provides potential tax liabilities and ITCs recoverable based on Management's best estimates. Differences between the estimates and the ultimate amounts of taxes and ITCs are recorded in earnings at the time they can be determined.

Income Taxes

The Company utilizes the tax liability method to account for income taxes as set forth in SFAS No. 109, "Accounting for Income Taxes" (SFAS109). Under this method, deferred future income tax assets and liabilities are determined based on the differences between the carrying value and the tax bases of assets and liabilities.

This method also requires the recognition of deferred income tax benefits and a valuation allowance is recognized to the extent that, in the opinion of Management, it is more likely than not that the future income tax assets will not be realized. The Company has incurred net operating losses of $16,997,671 from its inception which expire starting in 2015. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Deferred income tax assets and liabilities are measured by applying enacted or substantively enacted tax rates and laws at the date of the financial statements for the years in which the differences are expected to reverse.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

On August 24, 2006, Robert Clarke resigned as a member of, and as Chairman of, the Board of Directors of Manaris Corporation (the "Company"), effective immediately. There was no disagreement or dispute between Mr. Clarke and the Company which led to his resignation. Mr. Clarke has served as the Chairman of our Board of Directors since January 2003.

On August 24, 2006, our Board of Directors appointed John Simons as Chairman of our Board of Directors to fill the vacancy in the chairmanship created by Mr. Clarke's resignation. Mr. Simons has served as a member of our Board of Directors since May 2006.

On September 13, 2006, Andre Monette resigned as Chief Financial Officer of Manaris Corporation (the "Company"), effective immediately. Mr. Monette has served as Chief Financial Officer since February 2005.

On September 14 2006, the Company's Board of Directors appointed the Company's President and Chief Executive Officer, John G. Fraser, to serve as interim Chief Financial Officer to fill the vacancy created by Mr. Monette's resignation.

The directors and officers, their ages and positions held as of October 10, 2006 are listed below. Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.


Name              Age   Position Held
-------------     ---   --------------------------------------------------
John H. Simons     67   Chairman of the Board of Directors
John Fraser        60   President and Chief Executive Officer and Director
Jos J. Wintermans  59   Director
Bernard Bougie     56   Director
Marc Bouchard      48   Director

The following describes the business experience during the past five years of our directors and executive officers, including for each director, other directorships held in reporting companies. There are no family relationships among any of the persons listed.

John Simons Chairman of the Board of Directors. Mr. Simons has been our Chairman since August 2006. He is President of John H. Simons Consultants Inc, a management consulting firm that provides management consulting services to both public and private high-technology companies. He was also Chairman of the Board of ITF Optical Technologies Inc. and of ISR Technologies Inc. and was a Partner in GTI Capital Inc. Until 2002, Mr. Simons served as Chairman of the Board of Ad Opt Technologies Inc. and was Chairman of Engenuity Technologies Inc. until 1998. Prior to June 1994, Mr. Simons was President and Chief Executive Officer of Canadian Marconi Company. Mr. Simons has extensive experience in the aerospace, electronics and telecommunications industries.

John Fraser, Director, President and Chief Executive Officer. Mr. Fraser has served as a Director since January 2003, and as our Secretary and Treasurer from January 2003 until September 16, 2005. On September 16, 2005, Mr. Fraser was appointed as our President and Chief Executive Officer for a minimum period of three months, replacing Stephane Solis. He was a partner for twenty years with KPMG Canada until January 1998. For the last four years of his career with KPMG, he was Vice Chairman of the firm and responsible for the Canadian management consulting division. In January 1998, he started providing consulting services to professional services and high technology start-up firms, which services he continues to provide to this day, and since January 1999, under the name J G Fraser & Associates Inc. In February 2004, J G Fraser & Associates became a partner in Catalyst Consulting, a private Canadian consulting firm providing management consulting services to law firms and law departments in Canada and internationally. From July 1999 to August 2002, Mr. Fraser was a director of ePhone Telecom Inc. (OTCBB: EPHO). Mr. Fraser served as a Director for Asia Payment Systems, Inc. (OTCBB: APYM) from September 2002 to June 2006. From June 2000 to May 2003, Mr. Fraser was a director of Walters Forensic Engineering, a public engineering firm based in Toronto, Canada. (CDNX: YWL). He is a director of 7bridge Capital, a private venture capital group based in Hong Kong. He is also a director and immediate past Chairman of Hincks Dellcrest, a non-profit organization located in Toronto, Canada.

Jos J. Wintermans, Director. Mr. Wintermans has served as a Director since November 2005. Mr. Wintermans has held a number of executive positions in the financial services, retail, manufacturing and distribution sectors. From June 2001 to December 2004, Mr. Wintermans served as the President, Chief Executive Officer and a Director of Sodisco-Howden Group. From December 1999 to June 2001 served as the President, Chief Executive Officer and a Director for Skyjack. From June 1996 to May 1997, he was the President, Chief Executive Officer and a Director of Rogers Cable Ltd. From 1988 to 1995, he served as Chief Executive Officer for Canadian Tire Acceptance Ltd. In 1996, he was named Senior Vice-President, Diversified Business for its parent company, Canadian Tire Corporation (CTC).

Bernard Bougie, Director. Mr. Bougie has served as a Director since December 2005. A Chartered Accountant (Canada) and an expert in financial information and corporate governance, Mr. Bougie joined Deloitte & Touche in 1975, a leading accounting and consulting firm, and became a partner in 1982. He retired as a senior partner from the firm in August 2004. Since that time, he has acted as a management consultant. In August 2005, Mr. Bougie was appointed as a Director of the Board and Chairman of the audit committee of the private Canadian company, Capital Teamsoft Inc. Mr. Bougie is a member of the Institute of Corporate Directors and a graduate of the Corporate Director's Governance College.

Marc Bouchard. Director. Mr. Bouchard is the founder of Toll Cross Securities Inc., a full service institutional investment brokerage firm dedicated to addressing the increasingly complex needs of small and mid-cap companies in today's capital markets. Mr. Bouchard has served as Chairman of Toll Cross since 2002. From 1998 to 2002, Mr. Bouchard was a senior officer with Bell Canada Enterprises Inc., where he was responsible for various aspects of corporate development, finance and operations. In 1994, Mr. Bouchard joined fONOROLA as Chief Financial Officer and became Chief Operating Officer in 1995. In 1980, Mr. Bouchard joined Lehman Brothers, where he spent over 13 years in various international capital markets capacities including Chief Operating Officer of Lehman Brothers Asia.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires officers and directors of a company with securities registered pursuant to Section 12 of the 1934 Act, and persons who own more than 10% of the registered class of such company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the subject company with copies of all Section 16(a) forms filed. All reports required to be filed under Section 16 during the last fiscal year have been filed. To our knowledge, the following Forms 3 and 4 required to be filed during the fiscal year ended June 30, 2006 have not been filed timely:

Form 3   Bernard Bougie, Director, filed on January 19, 2006

Form 4   Bernard Bougie, Director filed on September 27, 2006

Form 3   Marc Bouchard, Director, filed on March 14, 2006

Form 4   Marc Bouchard, Director, filed on September 28, 2006

Form 3   Jos Wintermans, Director, filed on March 16, 2006

Form 4   Jos Wintermans, Director, filed on September 20, 2006

Form 3   John H. Simons, Director, filed on June 14, 2006

AUDIT COMMITTEE AND CHARTER

We have an audit committee charter. Under the charter, the committee is comprised of our independent directors. Our audit committee is responsible for:
(1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and,
(5) funding for the outside auditory and any outside advisors engagement by the audit committee.

Name              Age   Position Held
-------------     ---   --------------------------------------------------
Bernard Bougie     56   Director, Audit Committee Chairman
Jos J. Wintermans  59   Director
Marc Bouchard      48   Director

AUDIT COMMITTEE FINANCIAL EXPERT

On December 14, 2005, we appointed Mr. Bernard Bougie as Chairman of our audit committee and as our audit committee financial expert. Mr. Bougie is independent of our management.

COMPENSATION COMMITTEE

The compensation committee serves as the stock option committee for our stock option plan, and it reviews and approves any employment agreements with management and changes in compensation for our executive officers.

Name              Age   Position Held
-------------     ---   --------------------------------------------------
Jos J. Wintermans  59   Director, Compensation Committee Chairman
Bernard Bougie     56   Director
Marc Bouchard      48   Director


CODE OF ETHICS

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

DISCLOSURE COMMITTEE AND CHARTER

We have a disclosure committee charter. The purpose of the committee is to provide assistance to Senior management in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables set forth certain information regarding our Chief Executive Officer and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal years ending June 30, 2006, 2005, 2004 and 2003 exceeded $100,000:

                                                                     Long Term
                                    Annual Compensation         Compensation Awards            Payouts
                                ---------------------------   ------------------------   --------------------
(a)                      (b)      (c)      (d)       (e)          (f)          (g)         (h)         (i)
                                                    Other
                                                    Annual    Restricted    Securities
                                                   Compen-       Stock      Underlying     LTIP     All Other
Name and Principal              Salary    Bonus     sation     Award(s)     Options /    Payouts    Compens-
Position [1]             Year     ($)      ($)       ($)          ($)        SARs (#)      ($)      ation ($)
----------------------   ----   -------   ------   --------   -----------   ----------   --------   ---------
Stephane Solis           2005   146,000              11,190             0    1,100,000          0           0
President and Chief      2004    67,164        0      6,644             0            0          0           0
Executive Officer        2003    18,775        0      2,086             0      500,000          0           0
(resigned Sept. 2005)

Andre Monette            2006   160,000   59,000          0             0            0          0           0
Treasurer and Chief      2005    25,112        0          0             0      150,000          0           0
Financial Officer        2004         0        0          0             0            0          0           0
(since Sept. 2005 and    2003         0        0          0             0            0          0           0
Feb 2005 respectively)

John Fraser              2006   171,000        0          0             0      500,000          0           0
President and Chief      2005         0        0          0             0       75,000          0           0
Executive Officer        2004         0        0          0             0      200,000          0           0
(appointed President     2003         0        0          0             0            0          0           0
and CEO Sept 2005)

[1] All compensation received by the officers and directors has been disclosed.


OPTION/SAR GRANTS

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors, other than our 2006 Non Qualified Stock Option Plan and our 2003 and 2004 Incentive Stock Option Plans. Under these Plans, the board of directors is vested with discretionary authority to grant options to persons furnishing services to us. There were 15,000,000 shares in the plans. As of June 30, 2006, options to purchase 11,314,586 shares had been granted of which 5,973,686 options had been exercised, 854,150 had been forfeited and 4,486,750 are outstanding. Under the Plans, we have 4,539,564 options available for issuance as at June 30, 2006.

OPTION GRANTS TO OFFICERS AND DIRECTORS DURING THE FISCAL YEAR

                   Number of      % of Total
                   Securities    Options/SARs
                   Underlying     Granted to       Exercise
                  Options/SARs   Employees in      of Base      Expiration
Name              Granted (#)    Fiscal Year     Price ($/Sh)      Date
---------------   ------------   ------------    ------------   ----------
Robert Clarke          150,000         9.38 %   $       0.68   09/14/2009
Robert Clarke           75,000         4.69 %   $       0.34   06/05/2011
Cherry Lim              75,000         4.69 %   $       0.68   09/14/2009
Cherry Lim              75,000         4.69 %   $       0.35   01/13/2011
John Fraser             75,000         4.69 %   $       0.68   09/14/2009
John Fraser            500,000        31.25 %   $       0.38   09/16/2010
John H. Simons          75,000         4.69 %   $       0.35   06/05/2011
John H. Simons          50,000         3.13 %   $    0.00001   06/05/2011
Marc Bouchard           75,000         4.69 %   $       0.35   06/05/2011
Marc Bouchard           50,000         3.13 %   $    0.00001   06/05/2011
Bernard Bougie          75,000         4.69 %   $       0.34   06/05/2011
Bernard Bougie          50,000         3.13 %   $    0.00001   06/05/2011
Jos Wintermans          75,000         4.69 %   $       0.38   06/05/2011
Jos Wintermans          50,000         3.13 %   $    0.00001   06/05/2011
Andre Monette          150,000         9.38 %   $       0.81   02/14/2010

      Aggregated option/SAR Exercised by Officers and Directors in Last Fiscal Year and FY-End Option/SAR Values


                                                 Number of Securities           Value of Unexercised
                                                Underlying Unexercised              In-the-Money
                     Shares         Value      Options/SARs at FY-End (#)    Options/SARs at FY-End ($)
                   Acquired on    Realized    ---------------------------   ---------------------------
Name              Exercised (#)      ($)      Exercisable   Unexercisable   Exercisable   Unexercisable
---------------   -------------   ---------   -----------   -------------   -----------   -------------
Robert Clarke           250,000   $ 154,000       168,750          56,250   $         0   $           0
Cherry Lim              200,000   $ 131,000       150,000               0   $         0   $           0
John Fraser             200,000   $  18,900       325,000         250,000   $         0   $           0
Benjamin Leboe          170,000   $  49,600       380,000               0   $     3,600   $           0
Claude Pellerin         100,000   $  20,235        50,000               0   $         0   $           0
Andre Monette                 0   $       0       150,000               0   $         0   $           0
Jos Wintermans                0   $       0        68,750          56,250   $    16,000   $           0
Marc Bouchard                 0   $       0        68,750          56,250   $    16,000   $           0
John H. Simons                0   $       0        68,750          56,250   $    16,000   $           0
Bernard Bougie                0   $       0        68,750          56,250   $    16,000   $           0


LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure other than our 2003, 2004 and 2006 Incentive/or Nonqualified Stock Option Plans.

COMPENSATION OF DIRECTORS

Each non-executive director is paid a base fee of CAD $15,000 per year. Fees are payable quarterly. In addition non executive Directors will receive 50,000 options to purchase shares of the Company at $0.00001 upon their appointment to the board, and 75,000 options per annum vested quarterly to purchase shares of the Company at the market price prevailing at the date of appointment. Directors may, in addition, receive a fee for devoting special attention to the business of Manaris which is outside the scope of ordinary duties, or where any business journey must be undertaken. Current fees are:

o CAD $25,000 per annum for acting as a chair of the Board of Directors of the Company;

o CAD $5,000 per annum for acting as a chair of the Audit Committee or any other Committee that may be created by the Company;

o CAD $1,000 per meeting of the Board or Committee; if special circumstances warrant board meetings of less than 90 minute duration and are conducted by phone, this amount will be reduced to $250.

o CAD $1,000 per day for work which is outside the scope of ordinary duties as a board or committee member.

INDEMNIFICATION

Pursuant to the articles of incorporation and bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the state of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As part of interim financing by shareholders, we purchased management services from Capex Investments Limited during fiscal year 2003. Capex is owned and controlled by Robert Clarke, who is a former member of our Board of Directors. Capex and related parties also paid certain operations expenses directly and advanced funds for working capital during fiscal year 2003. The amounts due are non-interest bearing, unsecured, and have no fixed terms of repayment. The amount due to related parties, including Capex, as of June 30, 2006 is $40,000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 10, 2006 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our directors and named executive officers; and (iii) our directors and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Except as otherwise indicated, the address for each person is our address at 1155 Rene-Levesque Blvd. West Suite #2720, Montreal, Quebec, Canada H3B 2K8.

                                                Direct Amount of Beneficial                                           Percent of
               Name of Beneficial Owner                  Ownership                          Position                   Class [2]
John H. Simons                                            125,000     [4]      Chairman of the Board of Directors                *

John Fraser                                               745,000     [1]      President and Chief Executive Officer             *
                                                                               and a Director [6]

Marc Bouchard                                             125,000     [4]      Director

Jos J. Wintermans                                         125,000     [4]      Director                                          *

Bernard Bougie                                            125,000     [4]      Director                                          *

Capex Investments Ltd                                   4,913,306     [3]                                                    6.20%
315 St. James Court
St. Denis Street
Port Louis
Republic of Mauritius

All officer and Directors as a Group (5 Persons)        1,245,000                                                            1.57%

* less than 1%

[1] Includes 170,000 shares of common stock and an unexercised option to acquire 575,000 shares.
[2] Based on 79,286,852 shares of common stock issued and outstanding as of October 10, 2006.
[3] Capex Investments is owned and controlled by Robert Clarke, who is a former Director of Manaris.
[4] Options to purchase an aggregate of 125,000 shares of common stock have been granted to newly appointed Directors pursuant to the Company's 2006 Nonqualified Stock Option Plan. Of this amount, 50,000 are exercisable upon appointment at an exercise price of $0.0001 per share. The remaining 75,000 are vested quarterly at the Market Price on the date of their respective appointments to the Board of Directors. The aforementioned options have ten year terms
[5] John Fraser was appointed interim CEO and President, on September 16, 2005.

Changes in Control

To the knowledge of management, there are no present arrangements or pledges of our securities that may result in a change in control of our Company.

                              SELLING SHAREHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

This prospectus, as it may be amended or supplemented from time to time, is deemed to relate to 24,319,497 shares of common stock that may be sold by certain of our existing shareholders, including:

* 22,692 shares of common stock underlying our Series IB1 Warrants issued for services rendered in connection with our February 2005 Convertible Note financing. One Series IB1 Warrant and $0.00001, entitles a Series IB1 Warrant holder to acquire one share of our common stock. The Series IB1 Warrants have a 5 year term;

* 215,385 shares of common stock underlying our Series IB2 Warrants issued for services rendered in connection with our February 2005 Convertible Note financing. One Series IB2 Warrant and $0.59, subject to adjustment, will entitle a Series IB2 Warrant holder to acquire one share of common stock. The Series IB2 Warrants have a 5 year term;

* 323,076 shares of common stock underlying our Series IB3 Warrants issued for services rendered in connection with our February 2005 Convertible Note financing. One Series IB3 Warrant and $0.71, subject to adjustment, will entitle a Series IB3 Warrant holder to acquire one share of common stock. The Series IB3 Warrants have a 5 year term;

* 1,654,394 shares of common stock issuable in satisfaction of debentures issued by our wholly-owned subsidiary, Avensys, Inc., in February 2005;

* 2,805,874 shares of common stock issued to shareholders of ITF Optical Technologies, Inc. pursuant to an Asset Purchase Agreement finalized in April 2006 whereby Manaris Corporation, through its wholly-owned subsidiary, Avensys, Inc., acquired the assets of ITF Optical Technologies;

* 10,780,187 shares of common stock issuable upon conversion of Series B Subordinated Convertible Promissory Notes, which were issued as part of our August 2006 financing. The Convertible Notes have an outstanding balance of $3,622,143 and are currently convertible at $0.42 per share. We are registering 125% of the shares underlying the convertible notes .

* 3,850,067 shares of common stock issuable upon conversion of Original Issue Discount B Subordinated Convertible Promissory Notes, which were issued as part of our August 2006 financing. The Convertible Notes have an outstanding balance of $1,293,622 and are currently convertible at $0.42 per share. We are registering 125% of the shares underlying the convertible notes .

* 291,739 shares of common stock underlying our Series Y Warrants. One Series Y Warrant and $0.65, subject to adjustment, will entitle a Series Y Warrant holder to acquire one share of common stock. The Series Y Warrants have a 4 year term. We are registering 125% of the shares underlying the Series Y Warrants.

* 4,376,082 shares of common stock underlying our Series Z Warrants. One Series Z Warrant and $0.45, subject to adjustment, will entitle a Series Z Warrant holder to acquire one share of common stock. The Series Z Warrants have a 4 year term. We are registering 125% of the shares underlying the Series Z Warrants.


Midtown Partners & Co., LLC, acted as the placement agent for our 2006 Convertible Note and Warrant Private Placement, our 2005 Convertible Note Offering, and July 2005 Warrant Offering. Midtown Partners & Co., LLC is an SEC and NASD registered broker dealer located in Boca Raton, Florida.

Pursuant to the Placement Agent Agreement we entered into with Midtown in connection with our February 2005 Convertible Note financing, Midtown Partners received a cash fee in an amount equal to seven percent (7.0%) of the principal amount of the financing and warrants to purchase shares of common stock equal to ten percent (10%) of the aggregate number of shares of common stock issued and issuable by the Company in connection with the Financing. In addition, Midtown Partners received warrants to purchase such number of shares of the common stock of Manaris equal to ten percent (10.0%) on Warrants that have been issued to the Placement Agent Investors. Fifty percent (50%) of the Warrants issued to Midtown have cashless exercise provisions while the remaining fifty percent (50%) of the Warrants provide for cash exercise at a strike price of $0.71 subject to adjustment.

Pursuant to the Placement Agent Agreement we entered into with Midtown in connection with our August 2006 Convertible Note and Warrant financing, Midtown Partners received a cash fee in an amount equal to ten percent (10%) on the first three million dollars raised and eight percent (8%) thereafter. In addition, Midtown Partners and individuals affiliated with Midtown Partners received the following warrants to purchase shares of the Company's common stock in the following aggregate amounts: 711,492 warrants exercisable at $.42 per share; 17,787 Series Y warrants, and; 266,810 Series Z warrants.

                                                                                                                   Shares
                                     Shares Beneficially Owned                                                Beneficially Owned
                                      Prior to the Offering(1)                                                    After the
                                      -------------------------                                                  Offering(2)
                                                                                                              ---------------------
                               Total Shares of       Total       Beneficial     Percentage
                               Common Stock and    Percentage    Ownership      of Common
     Name                        Common Stock         of           Before       Stock Owned     Total          Number       Percent
                                   Issuable         Common          the         Before the      Shares
                                Upon Exercise       Stock,       Offering       Offering      Registered
                               of Warrants or      Assuming
                                Conversion of        Full
                                 Convertible     Conversion(4)
                                  Notes(3)
------------------------------------------------------------------------------------------------------------------------------------
Ontario Teachers'
  Pension Plan (5)                   617,292             *        617,292              *        617,292           -0-          0.00%
Investissement
  Technologie (3599)
  Inc. (6)                         1,178,467          1.49%     1,178,467           1.49%     1,178,467           -0-          0.00%
Celtic House Venture
  Partners Fund IIA LP (7)           392,822             *        392,822              *        392,822           -0-          0.00%
GTI V Limited
  Partnership (8)                    199,779             *        199,779              *        199,779           -0-          0.00%
GTI V (NR) Limited
  Partnership (9)                     80,809             *         80,809              *         80,809           -0-          0.00%
Bay Tech Venture
  Capital GmbH & co. KG. (10)        336,705             *        336,705              *        336,705           -0-          0.00%
Fondaction, le Fonds
  de developpement de la           1,654,394          2.09%     1,654,394           2.09%     1,654,394           -0-          0.00%
Confederation des
  syndicats nationaux pour la
  cooperation et l'emploi (11)
Famalom, LLC (12)                    116,598             *        116,598              *        116,598           -0-          0.00%
Deecembra D. Diamond (13)             93,291             *         93,291              *         93,291           -0-          0.00%
Daedalus Consulting, Inc. (14)        23,328             *         23,328              *         23,328           -0-          0.00%
Starboard Capital Markets (15)         6,731             *          6,731              *          6,731           -0-          0.00%
Anthony J. Spatacco Jr. (16)           6,731             *          6,731              *          6,731           -0-          0.00%
Michael Hamblett (17)                 13,461             *         13,461              *         13,461           -0-          0.00%
Bruce Jordan (18)                     70,288             *         70,288              *         70,288           -0-          0.00%
John Rory Rohan (19)                 221,702             *        221,702              *        221,702           -0-          0.00%
Richard Henri Kreger (20)            246,941             *        246,941              *        246,941           -0-          0.00%
Lowenstein Sandler, PC (21)           20,000             *         20,000              *         20,000           -0-          0.00%
Midtown Partners
  & Co., LLC (22)                     97,831             *         97,831              *         97,831           -0-          0.00%
Alpha Capital
  Aktiengesellschaft (23)          5,229,591          6.60%     3,956,414           4.99%     5,229,591           -0-          0.00%
Harborview Master
  Fund, L.P. (24)                  1,307,398          1.65%     1,307,398           1.65%     1,307,398           -0-          0.00%
Monarch Capital
  Fund Ltd. (25)                   2,693,239          3.40%     2,693,239           3.40%     2,693,239           -0-          0.00%
Bristol Investment
  Fund, Ltd. (26)                  2,614,796          3.30%     2,614,796           3.30%      2,14,796           -0-          0.00%
Ellis International, L.P. (27)     1,307,398          1.65%     1,307,398           1.65%     1,307,398           -0-          0.00%
Whalehaven Capital Limited (28)    4,482,508          5.65%     3,956,414           4.99%     4,482,508           -0-          0.00%
Centurion Microcap, L.P. (29)      1,307,398          1.65%     1,307,398           1.65%     1,307,398           -0-          0.00%
                                  24,319,497         30.67%         30.67%         30.67%    24,319,497           -0-          0.00%
 TOTAL

* Less than 1%.

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

(2) Assumes that all securities registered will be sold and that all shares of common stock underlying the warrants and convertible notes will be issued.

(3) Based on 79,286,852 shares of common stock outstanding as of October 10, 2006.

(4) This column represents the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

(5) Represents 617,292 shares of common stock issued pursuant to the ITF Optical Asset Purchase Agreement. Rosemary Zigrossi and Imtiaz Khan may be deemed the control persons of the securities held by Ontario Teacher Pension Plan.

(6) Represents 1,178,467 shares of common stock issued pursuant to the ITF Optical Asset Purchase Agreement. Any two of the following four individuals may may be deemed as the control persons of the securities held by Investissement Technologie (3599): Jean Rocheleau, Michel Sainte-Marie, Marc Paquet, Sylvana Travaglini.

(7) Represents 392,822 shares of common stock issued pursuant to the ITF Optical Asset Purchase Agreement. The fund acts through its general partner, Celtic House General Partner (Fund IIA) Inc. David Adderley may be deemed the control persons of the securities held by Celtic House Venture Partners Fund IIA LP.

(8) Represents 199,779 shares of common stock issued pursuant to the ITF Optical Asset Purchase Agreement. The fund is acts through its general partner, GTI V Inc.

(9) Represents 80,809 shares of common stock issued pursuant to the ITF Optical Asset Purchase Agreement. The fund is acts through its general partner, GTI V
(NR) Inc.

(10) Represents 336,705 shares of common stock issued pursuant to the ITF Optical Asset Purchase Agreement. Rolf Schneider-Gunther, Managing Partner, may be deemed the control persons of the securities held by Bay Tech Venture Capital GmbH & co. KG.

(11) Represents 1,654,394 shares issuable in satisfaction of a debenture issued on February 28, 2005.

(12) Represents (i) 48,750 shares underlying Series IB2 warrants and (ii) 67,848 shares underlying Series IB3 warrants.

(13) Represents (i) 39,000 shares underlying Series IB2 warrants and (ii) 54,291 shares underlying Series IB3 warrants.

(14) Represents (i) 9,750 shares underlying Series IB2 warrants and (ii) 13,578 shares underlying Series IB3 warrants.

(15) Represents (i) 1,923 shares underlying Series IB1 warrants (ii) 1,923 shares underlying Series IB2 warrants and (iii) 2,885 shares underlying Series IB3 warrants. Starboard Capital Markets is a registered broker dealer. Starboard Capital Markets and affiliated individuals received Series IB6 warrants for services rendered in connection with our February 2005 Convertible Note financing. Mr. James Dotzman may be deemed the control person of the securities registered on behalf of Starboard Capital Markets.

(16) Represents (i) 1,923 shares underlying Series IB1 warrants (ii) 1,923 shares underlying Series IB2 warrants and (iii) 2,885 shares underlying Series IB3 warrants. Michael Hamblett, who is affiliated with Starboard Capital Markets, received the warrants for services for services rendered in connection with our February 2005 Convertible Note financing.

(17) Represents (i) 3,846 shares underlying Series IB1 warrants (ii) 3,846 shares underlying Series IB2 warrants and (iii) 8,769 shares underlying Series IB3 warrants. Michael Hamblett, who is affiliated with Starboard Capital Markets, received the warrants for services for services rendered in connection with our February 2005 Convertible Note financing.

(18) Represents (i) 15,000 shares underlying Series IB1 warrants (ii) 15,000 shares underlying Series IB2 warrants (iii) 22,500 underlying Series IB3 warrants (iv) 16,676 shares underlying the Series Z Warrants and (v)1,112 shares underlying the Series Y Warrants. Bruce Jordan is affiliated with Midtown Partners & Co., LLC, which acted as the placement agent for our February 2005 Convertible Note financing and our August 2006 Financing.

(19) Represents (i) 51,443 shares underlying Series IB2 warrants and (ii) 72,429 shares underlying Series IB3 warrants (iv) 91,716 shares underlying the Series Z Warrants and (v) 6,114 shares underlying the Series Y Warrants. J. Rory Rohan is affiliated with Midtown Partners & Co., LLC, which acted as the placement agent for our February 2005 Convertible Note financing and our August 2006 Financing.

(20) Represents (i) 43,750 shares underlying Series IB2 warrants and (ii) 60,892 shares underlying Series IB2 warrants (iv) 133,405 shares underlying the Series Z Warrants and (v) 8,894 shares underlying the Series Y Warrants.. Richard H. Kreger is affiliated with Midtown Partners & Co., LLC, which acted as the placement agent for our February 2005 Convertible Note financing and our August 2006 Financing.

(21) Represents (i) 20,000 shares underlying Series IB3 warrants.

(22) Represents (i) 91,716 shares underlying the Series Z Warrants and (ii) 6114 shares underlying the Series Y Warrants. Midtown Partners & Co., LLC is an SEC and NASD registered broker dealer in Boca Raton, Florida. Midtown acted as the placement agent for our August 2006 Financing. Bruce Jordan may be deemed the control person of the securities registered on behalf of Midtown Partners.

(23) Represents (i) 1,116,071 shares underlying the Series Z Warrants (ii) 74,405 shares underlying the Series Y Warrants (iii) 2,976,190 shares underlying Series B Subordinated Convertible Promissory Note and (iv) 1,062,925 shares underlying Original Issue Discount B Subordinated Convertible Promissory Notes. Mr. Ari Kluger may be deemed the control person of the securities registered on behalf of Alpha Capital Aktiengesellschaft.

(24) Represents (i) 279,018 shares underlying the Series Z Warrants (ii) 18,601 shares underlying the Series Y Warrants (iii) 744,048 shares underlying Series B Subordinated Convertible Promissory Note and (iv) 265,731 shares underlying Original Issue Discount B Subordinated Convertible Promissory Notes. Harborview Master Fund L.P. is a master fund in a master-feeder structure whose general partner is Harborview Advisors LLC. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors LLC and have ultimate responsibility for trading with respect to Harborview Master Fund L.P. Messrs. Rosenblum and Stefansky disclaim beneficial ownership of the shares being registered hereunder.

(25) Represents (i) 574,777 shares underlying the Series Z Warrants (ii) 38,318 shares underlying the Series Y Warrants (iii) 1,532,738 shares underlying Series B Subordinated Convertible Promissory Note and (iv) 547,406 shares underlying Original Issue Discount B Subordinated Convertible Promissory Notes. Monarch Capital Fund Ltd., is a BVI Investment Fund whose Advisor is Monarch Managers Ltd. Joseph Franck has voting and investment control with respect to the fund. Mr. Franck disclaims beneficial ownership of the shares being registered hereunder.

(26) Represents (i) 558,036 shares underlying the Series Z Warrants (ii) 37,702 shares underlying the Series Y Warrants (iii) 1,532,738 shares underlying Series B Subordinated Convertible Promissory Note and (iv) 531,463 shares underlying Original Issue Discount B Subordinated Convertible Promissory Notes. Mr. Paul Kessler, may be deemed the control person of the securities registered on behalf of Bristol Investment Fund, Ltd.

(27) Represents (i) 279,018 shares underlying the Series Z Warrants (ii) 18,601 shares underlying the Series Y Warrants (iii) 744,048 shares underlying Series B Subordinated Convertible Promissory Note and (iv) 265,731 shares underlying Original Issue Discount B Subordinated Convertible Promissory Notes. Mr. Jay Spinner, may be deemed the control person of the securities registered on behalf of Ellis International, L.P.

(28) Represents (i) 956,633 shares underlying the Series Z Warrants (ii) 63,776 shares underlying the Series Y Warrants (iii) 2,551,020 shares underlying Series B Subordinated Convertible Promissory Note and (iv) 911,079 shares underlying Original Issue Discount B Subordinated Convertible Promissory Notes. Arthur Jones, Mr. Trevor Williams and Mr. Derek Wood, have voting control of the securities registered on behalf of Whalehaven Capital Michael Finkelstein has dispositive control of the registered on behalf of Whalehaven Capital.

(29) Represents (i) 279,018 shares underlying the Series Z Warrants (ii) 18,601 shares underlying the Series Y Warrants (iii) 744,048 shares underlying Series B Subordinated Convertible Promissory Note and (iv) 265,731 underlying Original Issue Discount B Subordinated Convertible Promissory Notes. Mr. Abraham Schwartz may be deemed the control person of the securities registered on behalf of Centurion Microcap, L.P.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.00001 par value per share. The holders of our common stock:

* have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

* are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On January 11, 2006, Manning Elliott LLP Chartered Accountants (the "Former Accountant") resigned as the independent registered public accounting firm for Manaris Corp. (the "Company"). The Company engaged PricewaterhouseCoopers LLP - Montreal Canada (the "New Auditors"), as its new independent registered public accounting firm. The Company's decision to engage the New Auditors was approved by its Board of Directors on January 13, 2006.

The reports of the Former Accountant on the financial statements of the Company for each of the two most recent fiscal years, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles for the two most recent fiscal years, except that the Former Accountant's opinion in its report on the Company's financial statements for each of the last two fiscal years expressed substantial doubt with respect to the Company's ability to continue as a going concern.

During the Company's two most recent fiscal years and the subsequent interim period through the date of resignation, there were no reportable events as the term is described in Item 304(a)(1)(iv) of Regulation S-B.

During the Company's two most recent fiscal years and the subsequent interim period through the date of resignation, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant would have caused it to make reference to the subject matter of the disagreements in connection with its reports on these financial statements for those periods.

The Company did not consult with the New Auditor regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice was provided by the New Auditor that was a factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues.

                                     REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                              STOCK TRANSFER AGENT

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89119 and its telephone number is
(702) 361-3033.

                                     EXPERTS

The consolidated financial statements of Manaris Corporation for the year ended June 30, 2005 included in this Prospectus have been so included in reliance on the report of Manning Elliott, LLP Chartered Accountants, Independent Registered Public Accountants,, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Manaris Corporation as of June 30, 2006 and for the year ended June 30, 2006 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers, LLP Chartered Accountants, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of ITF Optical Technologies Inc. as at and for the years ended June 30, 2004 and 2005, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                              FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Manaris Corporation Audited Consolidated Financial Statements,
   fiscal year ended June 30, 2006 ..........................................F-1

Pro Forma Consolidated and Condensed Statement of Operations for the
   twelve months ended June 30, 2006 .......................................F-43

ITF Optical Technologies, Inc. Consolidated Financial Statements
   June 30, 2005, 2004 and nine-month period ended March 31, 2006 ..........F-49

Manaris Corporation
(Formerly A Development Stage Company)
Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006
                                                                           Index

Report of Independent Registered Public Accounting Firm......................F-2

Consolidated Balance Sheet...................................................F-3

Consolidated Statements of Operations and Comprehensive Loss.................F-4

Consolidated Statement of Cash Flows.........................................F-5

Consolidated Statement of Stockholders' Equity (Deficit).....................F-7

Notes to Consolidated Financial Statements...................................F-8

PricewaterhouseCoopers [LOGO]
--------------------------------------------------------------------------------
                                PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.
                                1250 Rene-Levesque Boulevard West
                                Suite 2800
                                Montreal, Quebec
                                Canada H3B 2G4
                                Telephone +1 514 205-5000
                                Facsimile +1 514 876-1502


             Report of Independent Registered Public Accounting Firm


To the Board of Directors and Shareholders of Manaris Corporation:

We have audited the accompanying consolidated balance sheet of Manaris Corporation and its subsidiaries as of June 30, 2006, and the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Manaris Corporation and its subsidiaries at June 30, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has relied on non-operational sources of financing to fund operations, had negative working capital and had not respected certain loan covenants as of June 30, 2006 and was required to restrict use of funds under a loan arrangement with a supplier, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Montreal, Quebec, Canada
September 29, 2006

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l. and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

Manaris Corporation
(Formerly A Development Stage Company)
Consolidated Balance Sheet
(Expressed in U.S. dollars)

                                                                                     June 30,                     June 30,
                                                                                       2006                        2005
                                                                                        $                           $
                                     ASSETS
Current Assets
Cash and cash equivalents                                                                  438,708                 287,147
Accounts receivable, net of allowance for doubtful                                       3,104,907               1,775,736
 accounts of $115,721 and $83,354, respectively
Deposits in trust (Note 4)                                                                  79,781                       -
Other receivables (Note 9)                                                                 375,742                 859,108
Inventories (Note 9)                                                                     1,563,805               1,000,507
Prepaid expenses and deposits                                                              259,552                  72,786
Deferred contract costs                                                                    151,272                       -
Restricted held-to-maturity security                                                        89,686                  81,606
Current assets of discontinued                                                               9,011               1,276,973
 operations (Note 4)
---------------------------------------------------------------------------------------------------------------------------
Total Current Assets                                                                     6,072,464               5,353,863
Property and equipment, net (Note 6)                                                     3,082,402                 528,134
Intangible assets (Note 7)                                                               3,757,272               2,931,984
Goodwill (Note 8)                                                                        3,762,000               6,679,608
Deferred financing costs                                                                   101,681                 436,685
Prepaid expenses and deposits                                                               86,225                  13,906
Deferred contract costs                                                                    281,390                       -
Assets of discontinued operations (Note 4)                                                       -               4,171,575
---------------------------------------------------------------------------------------------------------------------------

Total Assets                                                                            17,143,434              20,115,755
===========================================================================================================================
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities (Note 9)                                        4,666,859               2,488,309
Bank and other loans payable (Note 12)                                                   2,331,696               1,324,999
Current portion of long-term debt (Note 13)                                                103,717                 143,727
Current portion of convertible debentures (Note 14)                                        587,891                 557,284
Due to related parties (Note 11)                                                            40,000                 268,435
Current liabilities of discontinued operations (Note 4)                                          -               1,574,928
---------------------------------------------------------------------------------------------------------------------------
Total Current Liabilities                                                                7,730,163               6,357,682
Long-term debt, less current portion (Note 13)                                             222,900                 272,598
Deferred revenue                                                                           281,390                       -
Convertible debentures (Note 14)                                                           343,109               2,023,456
Balance of purchase price payable (Note 5)                                                 877,675                       -
Derivative financial instrument (Note 5)                                                   458,271                       -
Long-term liabilities of discontinued operations (Note 4)                                        -                 214,127
---------------------------------------------------------------------------------------------------------------------------
Total Liabilities                                                                        9,913,507               8,867,863
Non-controlling Interest                                                                    23,940                  18,033
---------------------------------------------------------------------------------------------------------------------------
Stockholders' Equity
Common Stock, 500,000,000 (June 30, 2005: 100,000,000)                                         777                     548
 shares authorized with a par value of $0.00001;
 77,671,281 and 54,782,802 issued and outstanding,
 respectively
Additional Paid-in Capital                                                              34,169,867              24,142,078
Accumulated other comprehensive loss                                                      (316,566)               (364,415)
Deficit                                                                                (26,648,091)            (12,548,352)
---------------------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                                               7,205,987              11,229,859
---------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                                              17,143,434              20,115,755
===========================================================================================================================


Contingencies (Note 17)

Going Concern (Note 1)

              (The Accompanying Notes are an Integral Part of the
                       Consolidated Financial Statements)

Manaris Corporation
(Formerly A Development Stage Company)
Consolidated Statements of Operations and Comprehensive Loss
(Expressed in U.S. dollars)

                                                                                    For the Years Ended
                                                                                          June 30,
                                                                             2006                           2005
                                                                               $                              $
Revenue                                                                      10,498,505                      3,580,619
-----------------------------------------------------------------------------------------------------------------------

Costs of Revenue                                                              7,464,710                      2,306,458
-----------------------------------------------------------------------------------------------------------------------

Gross Margin                                                                  3,033,795                      1,274,161
-----------------------------------------------------------------------------------------------------------------------
Operating Expenses

Depreciation and amortization                                                   979,635                        373,905
Selling, general and administration                                           6,447,065                      3,243,653
Acquired in-process research and development                                          -                        386,749
Loss on disposal of long-lived assets                                                 -                         15,487
Loss on impairment of goodwill (Note 8)                                       1,529,767                              -
Loss on impairment of intangible assets (Note 7)                                107,715                        117,199
Research and development                                                      1,106,259                        731,865
Stock-based compensation (A) (Note 16)                                          490,795                      1,216,542
Contingency for litigation losses                                                     -                        192,549
-----------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                                     10,661,236                      6,277,949
-----------------------------------------------------------------------------------------------------------------------
Loss from Operations                                                         (7,627,441)                    (5,003,788)

Other Expenses

Other Expense                                                                   (18,187)                             -
Interest expense, net                                                          (762,488)                      (199,509)
Debenture accretion                                                          (3,991,229)                      (609,225)
-----------------------------------------------------------------------------------------------------------------------
Net Loss from Continuing Operations                                         (12,399,345)                    (5,812,522)
 Before Income Tax Benefit

Income Tax Benefit - Refundable tax credits                                     351,242                         65,228
-----------------------------------------------------------------------------------------------------------------------
Net Loss from Continuing Operations before                                  (12,048,103)                    (5,747,294)
 Non-Controlling Interest

Non-Controlling Interest                                                         (3,977)                        (1,257)
-----------------------------------------------------------------------------------------------------------------------
Net Loss from Continuing Operations                                         (12,052,080)                    (5,748,551)
Results of Discontinued Operations (Note 4)                                     149,637                       (459,251)
-----------------------------------------------------------------------------------------------------------------------
Net Loss                                                                    (11,902,443)                    (6,207,802)
-----------------------------------------------------------------------------------------------------------------------

Effect of reduction in exercise price of                                     (2,197,296)                             -
 outstanding warrants
-----------------------------------------------------------------------------------------------------------------------
Net Loss applicable to common stockholders                                  (14,099,739)                    (6,207,802)
-----------------------------------------------------------------------------------------------------------------------
Net Loss from continuing operations per share - Basic                             (0.21)                         (0.13)
 and Diluted (Note 16)
-----------------------------------------------------------------------------------------------------------------------
Net Loss per share - Basic and Diluted (Note 16)                                  (0.20)                         (0.14)

Weighted Average Shares Outstanding                                          69,363,000                     44,791,000
-----------------------------------------------------------------------------------------------------------------------
(A) Stock based compensation is excluded from the following:

Selling, general and administration                                             490,795                      1,216,542
-----------------------------------------------------------------------------------------------------------------------
Statement of Comprehensive Loss:

Net loss                                                                    (11,902,443)                    (6,207,802)

Foreign currency translation adjustments                                         47,849                       (397,416)
-----------------------------------------------------------------------------------------------------------------------
Comprehensive loss                                                          (11,854,594)                    (6,605,218)
-----------------------------------------------------------------------------------------------------------------------

Going Concern (Note 1)

              (The Accompanying Notes are an Integral Part of the
                       Consolidated Financial Statements)

Manaris Corporation
(Formerly A Development Stage Company)
Consolidated Statement of Cash Flows
(Expressed in U.S. dollars)

                                                                                            For the Years Ended
                                                                                                 June 30,

                                                                                            2006          2005
                                                                                              $             $
Operating Activities
Net loss                                                                                  (11,902,443)   (6,230,943)

Adjustments to reconcile net loss to cash used in operating activities
 Results of discontinued operations                                                          (149,637)      459,251
 Contingent consideration paid in shares                                                            -       148,000
 Stock based compensation                                                                     490,795     1,068,542
 Expenses settled with issuance of common shares                                                5,400        79,200
 Depreciation and amortization                                                              1,046,355       373,905
 Interest expense                                                                             (59,293)            -
 Gain on settlement of accounts payable                                                        31,359             -
 Non-controlling interest                                                                       3,977         1,257
 In-process research and development                                                                -       386,749
 Impairment of long-lived assets                                                                    -        15,487
 Impairment of promissory note                                                                      -       383,536
 Loss on impairment of goodwill                                                             1,529,767             -
 Loss on impairment of intangible assets                                                      107,715       117,200
 Debenture accretion                                                                        3,991,229       609,225
 Amortization of deferred financing costs                                                     335,004        56,525

Changes in operating assets and liabilities
 Increase in accounts receivables                                                          (1,297,820)     (391,333)
 (Increase) decrease in inventories                                                           (87,689)        7,359
 Decrease in other receivables                                                                483,366       141,046
 Increase in deferred contract costs                                                         (432,662)            -
 Increase in deferred revenue                                                                 432,662             -
 (Increase) decrease in prepaid expenses and other assets                                    (259,085)      126,281
 (Increase) decrease in due to related parties                                               (126,243)       23,014
 Increase in accounts payable and accrued liabilities                                       1,594,692        66,754
--------------------------------------------------------------------------------------------------------------------
Net Cash Used In Operating Activities from Continuing Operations                           (4,262,551)   (2,558,945)
--------------------------------------------------------------------------------------------------------------------
Net Cash Provided by (Used in) Operating Activities from Discontinued Operations              803,522       (70,402)
--------------------------------------------------------------------------------------------------------------------
Net Cash Used In Operating Activities                                                      (3,459,029)   (2,629,347)
--------------------------------------------------------------------------------------------------------------------
Investing Activities
 Acquisition of companies, net of cash acquired                                              (654,279)   (2,685,424)
 Purchase of property and equipment                                                          (182,851)      (16,973)
 Deposits in trust                                                                            (79,781)            -
 Proceeds from Discontinued Operations, net of cash disposed                                2,857,895             -
--------------------------------------------------------------------------------------------------------------------
Net Cash Provided by (Used in) Investing Activities from Continuing Operations              1,940,984    (2,702,397)
--------------------------------------------------------------------------------------------------------------------
Net Cash Provided by (Used in) Investing Activities from Discontinued Operations              149,673      (135,606)
--------------------------------------------------------------------------------------------------------------------
Net Cash Provided by (Used in) Investing Activities                                         2,090,657    (2,838,003)
--------------------------------------------------------------------------------------------------------------------
Financing Activities
 Borrowing (repayment) of bank credit line                                                    169,620      (351,843)
 Repayment of senior convertible debt                                                        (625,353)            -
 Repayment of secured convertible debt                                                     (1,225,257)            -
 Long term debt repayments                                                                    (64,355)      (84,267)
 Capital leases repayments                                                                    (25,353)            -
 Repayment of related party advances                                                              (49)            -
 Common stock issued pursuant to stock options exercised                                      100,013             -
 Common stock issued pursuant to warrants exercised                                         2,206,022       205,014
 Proceeds from other loans payable                                                            837,077       474,359
 Proceeds from senior convertible debentures                                                        -     4,675,000
 Deferred financing costs related to senior convertible debenture                                   -      (413,681)
--------------------------------------------------------------------------------------------------------------------
Net Cash Provided By Financing Activities from Continuing Operations                        1,372,365     4,504,582
--------------------------------------------------------------------------------------------------------------------
Net Cash (Used in) Provided by Financing Activities from Discontinued Operations             (257,162)       25,096
--------------------------------------------------------------------------------------------------------------------
Net Cash Provided By Financing Activities                                                   1,115,203     4,529,678
--------------------------------------------------------------------------------------------------------------------
Effect of Exchange Rate Changes on Cash and Cash Equivalents                                  404,730      (336,201)
--------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in Cash and Cash Equivalents                                              151,561    (1,273,873)
Cash and Cash Equivalents - Beginning of year                                                 287,147     1,561,020
--------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents - End of year                                                       438,708       287,147
====================================================================================================================

Going Concern (Note 1)

              (The Accompanying Notes are an Integral Part of the
                       Consolidated Financial Statements)

Manaris Corporation
(Formerly A Development Stage Company)
Consolidated Statement of Cash Flows (continued)
(Expressed in U.S. dollars)

                                                                                            For the Years Ended
                                                                                                 June 30,
                                                                                            2006          2005
                                                                                              $             $
 Non-Cash Financing and Investing Activities

     Issuance of common shares for Avensys business acquisition                                     -     7,633,588
     Issuance of common shares for acquisition of discontinued operations                           -     1,380,543
     Issuance of common shares for technology acquisition                                           -       125,000
     Issuance of common shares for services                                                     5,400        79,200
     Issuance of common shares for finder's fees and acquisition
       relating consulting fees                                                                     -       678,463
     Settlement of outstanding legal claims by the issuance of options                         77,000             -
     Issuance of common shares for interest payments                                          265,436             -
     Issuance of common shares for repayment of senior convertible notes, series A          2,099,792             -
     Issuance of common shares for conversion of senior convertible notes, series A         1,249,360             -
     Issuance of common shares for repayment of secured convertible debentures                224,397       830,000
     Issuance of common shares to settle outstanding payables                                 136,860       127,327
--------------------------------------------------------------------------------------------------------------------
 Supplemental Disclosures

     Interest earned from continuing operations                                               (18,935)      (40,629)
     Interest paid from discontinued operations                                                17,420        89,226
     Income taxes paid from discontinued operations                                           120,647        27,441

Going Concern (Note 1)

              (The Accompanying Notes are an Integral Part of the
                       Consolidated Financial Statements)

Manaris Corporation
(Formerly A Development Stage Company)
Consolidated Statement of Stockholders' Equity (Deficit)
(Expressed in U.S. Dollars)

                                                                                                Additional
                                                                     Common Shares                Paid-In              Deferred
                                                                 # of            Amount           Capital            Compensation
                                                                Shares             $                 $                     $
Balance, June 30, 2004                                          39,595,803           396            8,536,780               (25,974)
Common stock issued for services                                 1,002,145            10              757,653                     -
Common stock issued for purchase
 of business                                                    10,400,002           104            7,633,484                     -
Common stock issued for purchase
 of intangible asset                                               164,474             1              124,999                     -
Issuance of common shares
 from exercise of stock options                                  2,120,501            22              204,990                     -
Stock-based compensation                                                 -             -            1,190,568                     -
Amortization of deferred compensation                                    -             -                    -                25,974
Common stock issued to settle
 outstanding payables                                              176,767             2              127,325                     -
Beneficial conversion feature relating
 to senior secured convertible debentures                                -             -            2,470,674                     -
Common stock issued upon conversion of debentures                1,106,667            11              829,989                     -
Warrants issued                                                          -             -            2,265,616                     -
Common stock issued pursuant to warrants exercised                 216,443             2                    -                     -
Translation adjustment
Net loss for the year
------------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 2005                                          54,782,802           548           24,142,078                     -
------------------------------------------------------------------------------------------------------------------------------------
Common stock issued for services                                    15,000             -                5,400                     -
Issuance of common shares from
 exercise of stock options                                       1,758,000            18               99,995                     -
Stock-based compensation                                                 -             -              490,795                     -
Settlement of outstanding legal claims
 by the issuance of options                                              -             -               77,000                     -
Common stock issued to settle
 outstanding payables                                              257,000             3              136,857                     -
Common stock issued pursuant to
 interest payments on Senior                                       748,819             7              265,429                     -
Secured Convertible Notes "A"
Common stock issued pursuant to
 repayments of Senior Secured
 Convertible Notes "A"                                           5,897,695            59            2,099,734                     -
Common stock issued pursuant
 to repayment of Secured
 convertible debenture                                             631,038             6              224,391                     -
Common stock issued upon conversion of Senior Secured
  Convertible Notes "A"                                          3,575,008            36            1,249,324                     -
Reduction in exercise price of outstanding warrants                      -             -            2,197,296                     -
Common stock issued pursuant
 to warrants exercised                                           7,525,124            75            2,309,221                     -
Common stock issued for purchase
 of business                                                     2,550,795            26              872,346                     -
Common Stock cancellation                                          (70,000)           (1)                   1                     -
Translation adjustment
Net loss for the year
------------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 2006                                          77,671,281           777           34,169,867                     -
------------------------------------------------------------------------------------------------------------------------------------

                                                                Accumulated
                                                                   Other                                Total
                                                               Comprehensive                        Stockholders'
                                                                   Income           Deficit             Equity
                                                                      $                 $                  $
Balance, June 30, 2004                                               33,001        (6,340,550)          2,203,653
Common stock issued for services                                          -                 -             757,663
Common stock issued for purchase
 of business                                                              -                 -           7,633,588
Common stock issued for purchase
 of intangible asset                                                      -                 -             125,000
Issuance of common shares
 from exercise of stock options                                           -                 -             205,012
Stock-based compensation                                                  -                 -           1,190,568
Amortization of deferred compensation                                     -                 -              25,974
Common stock issued to settle
 outstanding payables                                                     -                 -             127,327
Beneficial conversion feature relating
 to senior secured convertible debentures                                 -                 -           2,470,674
Common stock issued upon conversion of debentures                         -                 -             830,000
Warrants issued                                                           -                 -           2,265,616
Common stock issued pursuant to warrants exercised                        -                 -                   2
Translation adjustment                                             (397,416)                             (397,416)
Net loss for the year                                                              (6,207,802)         (6,207,802)
------------------------------------------------------------------------------------------------------------------
                                                                                                                -
Balance, June 30, 2005                                             (364,415)      (12,548,352)         11,229,859
------------------------------------------------------------------------------------------------------------------
Common stock issued for services                                          -                 -               5,400
Issuance of common shares from
 exercise of stock options                                                -                 -             100,013
Stock-based compensation                                                  -                 -             490,795
Settlement of outstanding legal claims
 by the issuance of options                                               -                 -              77,000
Common stock issued to settle
 outstanding payables                                                     -                 -             136,860
Common stock issued pursuant to
 interest payments on Senior                                              -                 -             265,436
Secured Convertible Notes "A"
Common stock issued pursuant to
 repayments of Senior Secured
 Convertible Notes "A"                                                    -                 -           2,099,793
Common stock issued pursuant
 to repayment of Secured
 convertible debenture                                                    -                 -             224,397
Common stock issued upon conversion of Senior Secured
  Convertible Notes "A"                                                   -                 -           1,249,360
Reduction in exercise price of outstanding warrants                       -        (2,197,296)                  -
Common stock issued pursuant
 to warrants exercised                                                    -                 -           2,309,296
Common stock issued for purchase
 of business                                                              -                 -             872,372
Common Stock cancellation                                                 -                 -                   -
Translation adjustment                                               47,849                                47,849
Net loss for the year                                                             (11,902,443)        (11,902,443)
------------------------------------------------------------------------------------------------------------------

Balance, June 30, 2006                                             (316,566)      (26,648,091)          7,205,987
------------------------------------------------------------------------------------------------------------------

Going Concern (Note 1)

              (The Accompanying Notes are an Integral Part of the
                       Consolidated Financial Statements)

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006

1.    Going Concern

      The accompanying financial statements have been prepared using generally accepted accounting principles applicable to a going concern, which assumes Manaris Corporation (the "Company" or "Manaris") will be able to realize the carrying value of its assets and discharge its liabilities in the normal course of operations. The Company has incurred significant losses since inception and has relied on non-operational sources of financing to fund operations and, as at June 30, 2006, had negative working capital and had not respected certain loan covenants and was required to restrict use of funds under a loan arrangement with a supplier. Accordingly, there exists substantial doubt that the Company would be able to continue as a going concern at June 30, 2006. The Company's continuation as a going concern is dependent upon its ability to obtain additional cash to allow for the satisfaction of its obligations on a timely basis.

      In order to address this situation, management has developed a plan to focus on the core business of the company, resulting in part in the disposal of CLI and CSA (Note 4). Additional debt financing was also obtained in August 2006 (Note 20) to fund the operations of the Company. The Company's subsidiaries are also seeking additional debt financing to provide short-term financing for their operations.. In addition to the above, the ability of the company to continue as a going concern depends on the ability of Avensys and C-Chip to realize their business plans and generate positive cash flows.


      While management believes the use of the going concern assumption is appropriate, there is no assurance the above actions will be successful. These financial statements do not include any adjustments or disclosures that may be necessary should the company not be able to continue as a going concern. If the use of the going concern assumption is not appropriate for these financial statements, then adjustments may be necessary to the carrying value and classification of assets and liabilities and reported results of operations and such adjustments could be material.

2.    Nature of Operations

      Manaris operates the following wholly-owned subsidiaries:

      o Avensys Inc. ("Avensys"), which develops optical components & sensors and provides environmental monitoring solutions. Avensys sells its optical products and services primarily in Asia, Europe and North America to the telecommunications, aerospace, and oil and gas industries. Environmental monitoring services and solutions are primarily targeted at public sector organizations across Canada.

      o C-Chip Technologies Corporation (North America) ("C-Chip"), which offers products and services to the credit management marketplace. C-Chip is currently targeting the new and used car markets in North America, since its technology allows credit providers to locate and disable the operation of any vehicle in the event of a delinquent payment.

      The Company was incorporated in the State of Nevada on June 26, 2000 as Keystone Mines Limited. The Company subsequently changed its name to C-Chip. In July 2005, the company changed its name to Manaris Corporation. The Company was previously a development stage company as defined by Statement of Financial Accounting Standard No. 7, "Development Stage Companies". The Company has achieved significant revenue from acquired companies and also has disposed of companies, as described below. The Company's assets and operations at June 30, 2006 are located largely in Quebec and in Ontario, Canada. The Company currently derives the substantial portion of its revenues from its Avensys subsidiary.

3.    Basis of Presentation and Significant Accounting Policies

            Basis of Presentation

            These consolidated financial statements are prepared in conformity with accounting principles generally accepted ("GAAP") in the United States of America ("US") and are presented in US dollars.

            Basis of Consolidation

            These consolidated financial statements include the accounts of the Company and its subsidiaries. Consolidated companies include: a) 100% of Avensys and its subsidiaries, Fizians Inc., of which Avensys owns 70% of its outstanding shares, and ITF Laboratories Inc. ("ITF"), in which Avensys holds variable interests and is the primary beneficiary. b) 100% of C-Chip. The financial statements of the Company include the results of ITF for the year ended June 30, 2006 from April 18, 2006. All inter-company accounts and transactions have been eliminated in the consolidation.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


      Basis of Presentation and Significant Accounting Policies (continued)

            Cash and Cash Equivalents

            The Company considers all highly liquid instruments with a term to maturity of three months or less at the time of acquisition to be cash and cash equivalents. The Company invests its excess cash in deposits with major financial institutions.

            Accounts Receivable

            Accounts receivable are stated net of an allowance for doubtful accounts. The Company establishes an allowance for doubtful accounts based on a detailed assessment of the credit risk and collectibility of specific customer accounts, as well as historical trends and other information. The Company sells the majority of its products and services in North America. The Company generally does not require collateral. Credit losses have not been historically significant.

            Fair Value of Financial Instruments

            The fair value of cash and cash equivalents, accounts receivable, other receivable, restricted held-to-maturity securities, due to related parties and accounts payable and accrued liabilities approximate their carrying value given their short-term maturity. The derivative financial instrument is carried at fair value. The Company has estimated the fair value of its bank loans and other loans payable, long-term debt, capital leases, convertible debentures and balance of purchase price payable by discounting future cash flows using interest rates which the company could obtain for loans with similar terms conditions and maturity dates. The fair value and carrying value of all such debt instruments, as at June 30, 2006, amounted to approximately $5,849,000 and $4,925,000, respectively.

            Advertising

            The Company's advertising costs are expensed as incurred, which amounted to $80,499 for the year ended June 30, 2006 (2005 - $79,436).

            Impairment of Long-Lived Assets

            In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company tests long-lived assets or asset groups for future recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. The Company's long-lived assets consist primarily of property and equipment and intangible assets.

            Recoverability of a long-lived asset is assessed by comparing the carrying amount of the asset to the sum of the estimated undiscounted future cash flows expected from its use and the eventual disposal of the asset. An impairment loss is recognized when the carrying amount of a long-lived asset is not recoverable and the amount of such impairment loss is determined as the excess of the carrying amount over the asset's fair value.

            Foreign Currency

            a) Reporting Currency

            The Company's functional currency is the Canadian dollar. Accordingly, the consolidated financial statements are converted into the reporting currency (the US dollar) using the current rate method. Under this method, the consolidated financial statements are converted into US dollars as follows: assets and liabilities are converted at the exchange rate in effect at the date of the balance sheet, and revenue and expenses are converted using the average exchange rate for the period. All gains and losses resulting from the conversion of the consolidated financial statements into the reporting currency are included in other comprehensive loss for the period and accumulated in a separate component of stockholders' equity as accumulated other comprehensive loss or income.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


      Basis of Presentation and Significant Accounting Policies (continued)

      Foreign Currency (continued)

            b) Foreign Currency Transactions

            Transactions denominated in currencies other than the functional currency are converted into Canadian dollars (the functional currency) using the exchange rate in effect at the date of the transaction or the average rate for the period in the case of recurring revenue and expense transactions. Monetary assets and liabilities are revalued into the functional currency at each balance sheet date using the exchange rate in effect at that date, with any resulting exchange gains or losses being credited or charged to the statement of operations. Non-monetary assets and liabilities are recorded in the functional currency using the exchange rate in effect at the date of the transaction and are not revalued for subsequent changes in exchange rates.

            Use of Estimates

            The preparation of financial statements in conformity with U.S. GAAP requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used for revenues, expenses, the allowance for doubtful accounts, impairments of long-lived assets and goodwill, discounted liabilities and income taxes, among others. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the Consolidated Financial Statements in the period they are determined to be necessary. Management bases its estimates on historical experience, industry standards and on various other assumptions believed to be reasonable under the circumstances. Actual results could differ materially from those estimates.

            Net Loss Per Share

            Basic net loss per share is computed by dividing the net loss applicable to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing the net loss applicable to common stockholders for the period by the weighted average number of shares of common stock and potential common stock outstanding during the period, such as stock options, warrants and conversion rights on convertible debentures, if dilutive. Since the Company is in a loss position for all periods presented, there is no difference between basic and diluted per share figures. The items of potential common stock noted above are anti-dilutive and have therefore been excluded from the calculation.

            Stock-Based Compensation

            The Company has elected to apply the intrinsic value method of accounting for stock options granted to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB25). Under the intrinsic value method of accounting, compensation expense is recognized if the exercise price of the Company's employee stock options is less than the market price of the underlying common stock on the date of grant. Stock-based compensation for employees is recognized on the straight-line basis over the vesting period of the individual options. Stock options granted to non-employees are accounted for under Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS 123), which establishes a fair value based method of accounting for stock-based awards, and recognizes compensation expense based on the fair market value of the stock award or fair market value of the goods and services received, whichever is more reliably measurable. Under the provisions of SFAS 123, companies that elect to account for stock-based awards in accordance with the provisions of APB 25 are required to disclose the pro forma net income (loss) that would have resulted from the use of the fair value based method under SFAS 123.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


      Basis of Presentation and Significant Accounting Policies (continued)

            Revenue Recognition

            The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104 (SAB104), "Revenue Recognition" issued by the Securities and Exchange Commission

            Avensys generates revenues from the sale of fibre-based sensors, instruments and components, and environmental monitoring products. Revenue is recognized when there exists persuasive evidence of an arrangement, the sales price is fixed or determinable, the product has been delivered and collectibility is reasonably assured.

            C-Chip derives revenues from the sale of credit management devices and associated services. The devices are bundled with service agreements which provide the customer with access to C-Chip's web-based application, thus allowing the customer to locate and disable subject vehicles during the service period, which is generally three years. Since the services are essential to the functionality of the device, revenues from the sale of devices (including services) are deferred and recognized as revenue over the contractual service period and the related cost of revenues is deferred and amortized to cost of revenues over the corresponding period. Such items are described on the Consolidated Balance Sheet as Deferred Revenue and Deferred Contract Costs. In addition to the up-front fees charged to a customer, C-Chip may also earn other amounts during the service period, which are charged to the customer on a pay per use basis, for which revenue and the related costs are recognized when the related service is provided.

            Business Combinations and Goodwill

            Acquisitions of businesses are accounted for using the purchase method and, accordingly, the results of operations of the acquired businesses are included in the Consolidated Statement of Operations effective from their respective dates of acquisition.

            Goodwill represents the excess of the purchase price of acquired businesses over the fair values of the identifiable tangible and intangible assets acquired and liabilities assumed. Pursuant to SFAS No. 141, the Company does not amortize goodwill, but tests for impairment of goodwill at least annually. The Company evaluates the carrying value of goodwill in accordance with the guidelines set forth in Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS142). Management tests for impairment of goodwill on an annual basis and at any other time if events occur or circumstances change that would indicate that it is more likely than not that the fair value of the reporting unit has been reduced below its carrying amount. Factors considered important which could trigger an impairment review include, but are not limited to, significant underperformance relative to expected historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the overall business, significant negative industry or economic trends, a significant decline in the stock price for a sustained period and the Company's market capitalization relative to net book value.

            The goodwill impairment test is a two-step process. Step one consists of a comparison of the fair value of a reporting unit with its carrying amount, including the goodwill allocated to the reporting unit. Measurement of the fair value of a reporting unit may be based on one or more fair value measures including present value techniques of estimated future cash flows and estimated amounts at which the unit as a whole could be bought or sold in a current transaction between willing parties. If the carrying amount of the reporting unit exceeds the fair value, step two requires the fair value of the reporting unit to be allocated to the underlying tangible and intangible assets and liabilities of that reporting unit, resulting in an implied fair value of goodwill. If the carrying amount of the goodwill of the reporting unit exceeds the implied fair value of that goodwill, an impairment loss equal to the excess is recorded in the Consolidated Statement of Operations and Comprehensive Loss.

            Restricted Held-to-Maturity Security

            An irrevocable letter of credit for $89,686 (CAD$100,000) was issued by Manaris to guarantee the loan of Avensys. A term deposit, maturing on October 18, 2006 and bearing interest at 2.0% per annum, is designated as collateral for this amount.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


      Basis of Presentation and Significant Accounting Policies (continued)

            Property and Equipment

            The Company's property and equipment are recorded at cost. The Company provides for depreciation and amortization using the following methods and applying rates estimated to amortize the cost over the useful life of the assets:

            Computer equipment                           Straight-line and declining balance                  30%-331/3%
            Furniture and fixture                        Straight-line and declining balance                         20%
            Leasehold improvements                       Straight-line over the lease terms                 5 to 8 years
            Laboratory equipment                         Straight-line and declining balance                         20%
            Automotive equipment and software            Declining balance                                           30%
            Machinery and office equipment               Declining balance                                           20%
            Capital leases                               Straight-line over the lease terms                      3 years

            Capital Leases

            The Company  enters into leases  relating to computer  equipment  in which substantially all the benefits and risks of ownership transferred are to the Company and are recorded as capital leases and classified as property and equipment and long term borrowings. All other leases are classified as operating leases under which leasing costs are expensed in the period in which they are incurred.

            Inventory

            Inventory consists of finished products available for sale to customers, raw materials and components. Raw materials are stated at the lower of cost and replacement cost. Finished goods are stated at the lower of cost and net realizable value. Cost of materials inventory is determined on an average cost basis. The Company evaluates ending inventories for estimated excess quantities and obsolescence. This evaluation includes analyses of inventory turnover by item within specific time horizons.

            Intangible Assets

            An acquired intangible asset of a technological product or service that has reached technological feasibility is capitalized at cost. Intangible assets with definite lives are reported at cost, less accumulated amortization. The Company does not have any identified intangible assets with an indefinite life. Acquired in-process research and development is charged to operations in the period of acquisition. The Company provides for amortization on a straight-line basis over the following periods:

               Customer relationships                    3-10 years
               Technology                                 4-5 years
               Trade names                                  7 years

            Research and Development Expenses and Investment Tax Credits

            Research and development expenses are expensed as they are incurred. Investment tax credits ("ITCs") arising from research and development activities are accounted for as a reduction of the income tax provision for the year. Refundable tax credits and non-refundable tax credits are recorded in the year in which the related expenses are incurred. A valuation allowance is provided against such tax credits to the extent that the recovery is not considered to be more likely than not.

            The Company is subject to examination by taxation authorities in various jurisdictions. The determination of tax liabilities and ITCs recoverable involve certain uncertainties in the interpretation of complex tax regulations. As a result, the Company provides potential tax liabilities and ITCs recoverable based on Management's best estimates. Differences between the estimates and the ultimate amounts of taxes and ITCs are recorded in earnings at the time they can be determined.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


      Basis of Presentation and Significant Accounting Policies (continued)

            Income Taxes

            The Company utilizes the tax liability method to account for income taxes as set forth in SFAS No. 109, "Accounting for Income Taxes" (SFAS109). Under this method, deferred future income tax assets and liabilities are determined based on the differences between the carrying value and the tax bases of assets and liabilities.

            This method also requires the recognition of deferred income tax benefits and a valuation allowance is recognized to the extent that, in the opinion of Management, it is more likely than not that the future income tax assets will not be realized. The Company has incurred combined U.S. and Canadian operating losses of $16,997,671 from its inception which expire starting in 2007. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years (refer to Note 19).

            Deferred income tax assets and liabilities are measured by applying enacted tax rates and laws at the date of the financial statements for the years in which the differences are expected to reverse.

            Shipping and Handling Costs

            The Company's shipping and handling costs are included in cost of sales.

        Recent Accounting Pronouncements

        In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) no. 123R, "Share Based Payments". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.

        SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No.96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first annual reporting period that begins after December 15, 2005. In line with this reporting guideline, the Company will implement SFAS 123R starting with the reporting period commencing July 1, 2006. In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB 107 during the implementation of SFAS No. 123R. The Company will adopt the provisions of SFAS 123R effective July 1, 2006. Upon adoption of FAS123R, stock based compensation determined under the fair value method (as disclosed in Note 16) will be recorded as an expense in the Statement of Operations instead of being disclosed on a pro-forma basis as has been done in 2006 and prior years. The Company is currently evaluating the potential impact of any additional requirements of FAS 123R.

        In May 2005, FASB issued SFAS No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No.
        3. SFAS 154 replaces APB Opinion No. 20, Accounting Changes, and SFAS 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS 154 applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. It also provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The correction of an error in previously issued financial statements is not an accounting change. However, the reporting of an error correction involves adjustments to previously issued financial statements Basis of Presentation and Significant Accounting Policies (continued)

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


            Recent Accounting Pronouncements (continued)

            similar to those generally applicable to reporting an accounting change retrospectively. Therefore, the reporting of a correction of an error by restating previously issued financial statements is also addressed by this Statement. The provisions of SFAS 154 apply for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after May 2005. SFAS 154 does not change the transition provisions of any existing accounting pronouncements. The adoption of this standard is not expected to have a material effect on our Company's results of operations or financial position.

            In February 2006, FASB issued SFAS 155, Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 144. SFAS 155 amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." SFAS 155 permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amends SFAS 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 will be effective for all financial instruments acquired, issued, or subject to a re-measurement (new basis) event occurring after the beginning of an entity's first fiscal year that begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on our Company's results of operations or financial position.

            In March 2006, FASB issued SFAS 156. Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140. SFAS 156 amends SFAS 140 to require that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. It permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. An entity that uses derivative instruments to mitigate the risks inherent in servicing assets and servicing liabilities is required to account for those derivative instruments at fair value. Under SFAS 156, an entity can elect subsequent fair value measurement to account for its separately recognized servicing assets and servicing liabilities. By electing that option, an entity may simplify its accounting because this Statement permits income statement recognition of the potential offsetting changes in fair value of those servicing assets and servicing liabilities and derivative instruments in the same accounting period. SFAS 156 must be adopted no later than the beginning of its first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of this standard is not expected to have a material effect on our Company's results of operations or financial position.

            In June 2006, FASB issued Interpretation No. 48 - an interpretation of FASB Statement No. 109, Accounting for Uncertainty in Income Taxes. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with SFAS
            109. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The evaluation of a tax position in accordance FIN 48 is a two-step process. The first step is recognition: The enterprise determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The second step is measurement: A tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. Under FIN 48, differences resulting from this evaluation of tax positions would result in either of an increase of liabilities or decrease of assets. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is evaluating the impact of this interpretation on the Company's results of operations and financial position.

            Comparative Financial Statements

            The  comparative   Consolidated   Financial   Statements  have  been
            reclassified from statements previously presented to conform to the presentation adopted in the current year.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


4.    Discontinued operations

            CLI

            On February 8, 2006, as part of efforts to streamline operations, the Company signed a Share Purchase Agreement (the "Agreement") to sell all of the shares of its wholly-owned subsidiary, 6327915 Canada Inc., the holding company of Chartrand Laframboise Inc. and Bureau de credit commercial Inc. (the "CLI Group") to The Garda Security Group Inc. (the "Purchaser") for a purchase price of $4,284,123 (CAD$5,000,000) resulting in gross cash proceeds to the Company of $3,341,616 (CAD$3,900,000) of which $1,285,237
            (CAD$1,500,000) was placed in trust. The deposit in trust partially represented a holdback in the amount of $214,206 which would become payable by the purchaser no later than 10 days following acceptance by the purchaser of the unaudited financial statements of the CLI Group for the period from July 1, 2005 to February 18, 2006. The remaining amount of $1,071,030 represented withholding tax of 25% of the sale price which was required to be withheld under Section 116 of the Canadian Income Tax Act since the Company is not a Canadian resident corporation. The withholding tax amount has been remitted to the Company as Canada Revenue Agency delivered a certificate of compliance with respect to this transaction. At June 30, 2006, there remains $79,781 (CAD$88,956) in trust. The Agreement stipulated a price adjustment based on certain financial criteria which resulted in a purchase price adjustment of $45,917 (CAD$51,538), which was paid to the purchaser subsequent to the year end. Following the payment of the price adjustment, Manaris received the balance of the funds held in trust.

            In conjunction with the Agreement, the purchaser assumed the Company's obligations to two executives of the CLI Group for settlement of long-term notes payable amounting to $942,507 issued by Manaris when the CLI Group was originally acquired in February 2005. Manaris was required to repay advances from the CLI Group totaling $214,206 and accrued interest on the debt obligations of $40,978. In addition, the Company settled the majority of the remaining obligations to the two CLI Group executives in the amount of $481,444 by a payment of cash consideration totaling $257,047 and the issuance of 631,038 shares with a fair value of $224,397 or approximately $0.3556 per share. These payments resulted in net cash proceeds from the disposal of $2,644,871. The closing date of the transaction was February 15, 2006 and the effective date was February 18, 2006.

            The loss on disposal included in the results from discontinued operations has been computed as follows:


             Proceeds:                                                  $
             Cash                                                   3,341,616
             Price adjustment                                         (45,917)

             ----------------------------------------------------------------
             Total proceeds:                                        3,295,699
             ----------------------------------------------------------------
             Direct transaction costs                                (183,861)
             ----------------------------------------------------------------
             Sub-total:                                             3,111,838
             ----------------------------------------------------------------
             Net assets of discontinued operations                 (3,186,815)
             ----------------------------------------------------------------
             Loss on disposal of the CLI Group                        (74,977)
             ----------------------------------------------------------------

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


      Discontinued operations (continued)

            CLI (continued)

            Cash proceeds noted above was used as follows:

                                                                        $
             Total proceeds                                          3,295,699
             Direct transaction costs                                 (183,862)
             Settlement of advances from the CLI Group                (214,206)
             Settlement of debt obligations for cash                  (257,047)
             Interest paid on settlement of debt obligations           (40,978)

             ------------------------------------------------------------------
             Net cash proceeds                                       2,599,606
             ------------------------------------------------------------------

            The cash proceeds from Discontinued Operations net of cash balance disposed of amounted to $2,857,895. The net assets of discontinued operations in the above table are net of the obligations to the two CLI Group executives assumed by the purchaser in amount of $942,507.

            The carrying values of the major classes of assets and liabilities disposed of are as follows:

                                                                          $
             Cash                                                       253,942
             Accounts receivable                                        667,585
             Prepaid expenses                                            42,448
             Property and equipment                                     167,049
             Inventory                                                   76,947
             Goodwill                                                 2,812,293
             Intangible assets                                          773,944
             Accounts payable                                         (228,723)
             Accrued liabilities                                      (403,893)
             Deferred income  taxes                                     (3,659)
             Long term debt, current portion                           (18,980)
             Long term debt, less current portion                       (9,631)
             -------------------------------------------------------------------
             Net assets of discontinued operations                    4,129,322
             -------------------------------------------------------------------

            CSA

            On September 22, 2005, CSA entered into an agreement with Securite Kolossal Inc. to sell its customer list for CAD$100,000, subject to adjustment. At December 31, 2005, the Company received CAD$50,000. Following a CAD$10,000 adjustment, the remaining balance of CAD$40,000 was received in January 2006. The Company has since wound up all remaining activities of CSA. On November 2, 2005, CSA filed for bankruptcy protection with the Superior Court of Quebec, district of Montreal. Pursuant to the Bankruptcy and Insolvency Act, CSA filed a notice of intention to make a proposal, by which the Company intended to settle its payables. All proceedings against CSA were stayed.

            All assets related to CSA were written down to their net recoverable amount or fair value as appropriate during the three month period ended September 30, 2005, resulting in a write-off of CAD$124,477, and all liabilities remained at their face value, being the amounts expected to be allowed under the bankruptcy proceedings.

            On April 4, 2006, a meeting of the creditors was concluded with the unanimous approval of the settlement proposal brought forward by CSA. The settlement proposal was ratified by the Superior Court of Quebec on May 3, 2006. This proposal settled all outstanding liabilities of CSA for $249,688 (CAD$277,507). The settlement was funded from CSA cash on hand of $137,423 (CAD$153,061), and a payment of $112,265 (CAD$124,446) from Manaris. Subsequent to the settlement of CSA's obligations under the approved proposal, a gain on settlement of CSA liabilities of $474,834 (CAD$532,953) was recognized in CSA.

            Manaris on behalf of CSA incurred CAD$25,000 in reorganization expenses, which are professional fees payable to the Trustee as a result of the bankruptcy protection filing, of which CAD$12,000 was paid during the three month period ended December 31, 2005, and CAD$13,000 was paid during the three month period ended March 31, 2006. These amounts have been included in the results of discontinued operations.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


      Discontinued operations (continued)

      The carrying values of the major classes of assets and liabilities of discontinued operations, which include CSA as at June 30, 2006 and CSA and CLI as at June 30, 2005, are as follows:

                                                 June 30, 2006                              June 30, 2005
                                             ----------------------    -----------------------------------------------------------
                                                         CSA                   CLI                    CSA                Total
                                                          $                     $                      $                   $
Cash and cash equivalents                                       42                      -                     -                 -
Accounts receivable                                          8,969                659,349               423,190         1,082,539
Other receivables                                                -                 40,140                     -            40,140
Inventories                                                      -                 94,902                 2,367            97,269
Prepaid Expenses                                                 -                 48,050                 8,975            57,025
-------------------------------------------------------------------    -----------------------------------------------------------
Total Current Assets                                         9,011                842,441               434,532         1,276,973

Property and equipment                                           -                190,671                12,270           202,941
Intangible assets                                                -                894,144                26,644           920,788
Goodwill                                                         -              3,004,620                43,226         3,047,846
-------------------------------------------------------------------    -----------------------------------------------------------
Total Long-Lived Assets                                          -              4,089,435                82,140         4,171,575
-------------------------------------------------------------------    -----------------------------------------------------------
Total Assets                                                 9,011              4,931,876               516,672         5,448,548
-------------------------------------------------------------------    -----------------------------------------------------------

Accounts Payable and accrued liabilities                         -                499,258               541,519         1,040,777
Bank and other loans payable                                     -                 82,571               316,331           398,902
Due to related parties                                           -                 82,583                     -            82,583
Current portion of long term debt                                -                 52,666                     -            52,666
-------------------------------------------------------------------    -----------------------------------------------------------
Total Current Liabilities                                        -                717,078               857,850         1,574,928

Long Term Liabilities                                            -                214,127                     -           214,127
-------------------------------------------------------------------    -----------------------------------------------------------
Total Liabilities of Discontinued Operations                     -                931,205               857,850         1,789,055
-------------------------------------------------------------------    -----------------------------------------------------------

      Summary results of discontinued operations:

                                                                      Total                   CLI                    CSA
                                                            2006          2005         2006         2005       2006        2005
                                                              $            $             $           $           $           $

Revenues from Discontinued Operations                      3,761,474    3,440,608    3,193,451    1,449,976    568,023   1,990,632
-----------------------------------------------------------------------------------------------------------------------------------
Pre-tax earnings (loss) from Discontinued Operations         345,261     (454,951)     234,760        9,567    110,501    (464,518)
-----------------------------------------------------------------------------------------------------------------------------------

After-tax earnings (loss) from Discontinued Operations (1)   224,614     (459,251)     114,113      (26,973)   110,501    (432,278)
Loss on disposal of the CLI group                            (74,977)           -      (74,977)           -          -           -
-----------------------------------------------------------------------------------------------------------------------------------
Results of Discontinued Operations                           149,637     (459,251)      39,136      (26,973)   110,501    (432,278)
-----------------------------------------------------------------------------------------------------------------------------------


(1) CSA includes gain on settlement of liabilities of $474,834 for the year ended June 30, 2006.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


5.    Business Combinations

            Avensys

            On February 28, 2005, the Company completed its acquisition of Avensys Inc. ("Avensys"). The acquisition resulted in the issuance of 10,400,002 restricted shares of the Company's common shares having a fair value of $0.75 per share and a total value of $7,800,000 (before discounting as discussed below) in exchange for 15,746,369 shares of Avensys which constituted all of the issued and outstanding common stock of Avensys. The Company also purchased and cancelled all of the outstanding Avensys stock options for a total of $312,652 (CDN$385,000). The beneficiaries of the options received $187,592 (CDN$231,000) on February 28, 2005 and will receive the balance of $124,970 (CDN$154,000) on or before December 31, 2005. The Company issued 427,432 restricted shares of common stock as a finder's fee to an unrelated party. The Company incurred direct costs associated with the acquisition of $45,000 (CDN$55,413). The total value of the cancelled stock options, finders fee and direct costs were accounted for as purchase price adjustments to goodwill. The 10,400,002 restricted shares are to be released from escrow over the eighteen months after acquisition. As a result the value of restricted stock paid was discounted in the amount of $166,414.

            Avensys offers fiber optics sensor technology to monitor a variety of environments, including air, water, soil as well as buildings and infrastructures. Avensys specializes in providing solutions to monitor different types of environments, solving environmental monitoring problems, from micro scale in-building sensing systems to macro scale wireless landslide and flood warning systems in different countries, covering air, water and soil as well as the security of materials and infrastructures, employing a wide range of technologies including Optical Fiber Sensing Technology.

            On February 28, 2005, the Company completed its acquisition of Avensys. The purchase price allocation was previously preliminary and subject to change. During the three months ended December 31, 2005 the Company completed the purchase price allocation which resulted in certain adjustments to goodwill and intangible assets. The results of operations of Avensys have been included with those of the Company for periods subsequent to February 28, 2005.

            The purchase price was allocated to the assets acquired and liabilities assumed as follows:


                                                    Original allocation           Reallocations            Final allocation
                                                             $                       in 2006                      $
            Current assets                                       3,499,635                 -                        3,499,635
            Property and equipment                                 523,898                 -                          523,898
            Customer relationships                               2,786,978         1,387,841                        4,174,819
            In-process research and development                    386,749                 -                          386,749
            Other assets                                           101,511                 -                          101,511
            Bank indebtedness                                   (1,202,483)                -                       (1,202,483)
            Other current liabilities                           (2,358,108)                -                       (2,358,108)
            Long-term debt - current portion                      (122,829)                -                         (122,829)
            Long-term debt                                      (1,453,966)                -                       (1,453,966)
            Other liabilities                                      (16,678)                -                          (16,678)
            Excess purchase consideration (goodwill)             6,679,608        (1,387,841)                       5,291,767
            -------------------------------------------------------------------------------------------------------------------

            Total                                                8,824,315                 -                        8,824,315
            -------------------------------------------------------------------------------------------------------------------

            Amortizable Intangible Assets

            Customer relationships represents information about customers such as their name, contact information, order history and demographic information. The income approach using a discounted cash flow method was used to estimate the fair value of the customer list, more specifically, the multi-period excess earnings method. This method is predicated on the theory that the value of an asset or investment is the present value of future cash flows discounted at a rate commensurate with the time value of money and the underlying risks of the subject investment. The Company is amortizing the fair value of the customer relationships on a straight-line basis over the remaining estimated useful life of ten years.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


      Business Combinations (continued)

            Avensys (continued)

                  Acquired In-process Research and Development

                  Of the total purchase price, $386,749 has been allocated to in-process research and development ("IPR&D") and was charged to operations. Projects that qualify as IPR&D represent those that have not yet reached technological feasibility and which have no alternative future use. Technological feasibility is defined as being equivalent to a beta-phase working prototype in which there is no remaining risk relating to the development. At the time of acquisition, Avensys had multiple IPR&D efforts under way for certain current and future product lines. These efforts included physical sensors, interrogation units, chemical sensors and limnimeters. In applying the discounted cash flow method, the value of the acquired technology was estimated by discounting to present value the free cash flows expected to be generated by the products with which the technology is associated, over the remaining economic life of the technology. To distinguish between the cash flows attributable to the underlying technology and the cash flows attributable to other assets available for generating product revenues, adjustments were made to provide for a fair return to property and equipment, working capital, and other assets that provide value to the product lines.

            ITF

            On April 18, 2006, Manaris, Avensys and Avensys Laboratories Inc ("ALI"), entered into an Asset Purchase Agreement (the "Agreement") to acquire the manufacturing assets and research and development assets of ITF Optical Technologies Inc.,, a designer and manufacturer of advanced photonic solutions based on proprietary all-fiber technology. The transaction represents the acquisition of a business, which adds complementary products to Avensys' current offerings and provides access to a new potential customer base. ITF Optical Technologies Inc. specializes in providing applications for submarine, military, telecom and industrial uses.

            The purchase price paid for the manufacturing assets acquired by Avensys, pursuant to the ITF Agreement, was approximately $1,526,651 (CAD $1,750,000), comprised of $654,279 (CAD $750,000) in cash and
            $872,372  (CAD$1,000,000)  of Manaris common stock (2,550,795 common shares).

            ALI, Avensys's research and development partner, also pursuant to the ITF Agreement, purchased ITF Optical Technologies Inc. research and development assets and intellectual property rights (the "R&D assets") The consideration paid for the R&D assets was CAD$2,000,000 representing the fair market value of the R&D assets, payable in 580,000 shares of common stock of ALI and 2,000,000 shares of Class E preferred stock of ALI (the "Avensys Laboratories Shares") issued to the former shareholders of ITF Optical Technologies Inc. (the "ITF Preferred Shareholders"). In the aggregate, the Avensys Laboratories Shares issued pursuant to the ITF Agreement represent 58% of the voting stock of ALI. As a result of the ITF Agreement, Avensys' ownership of the voting stock of ALI has decreased from 49% to 42%.

            In connection with the ITF Agreement, the following additional agreements were also entered into:

            o A License Agreement was entered into between Avensys and ALI, pursuant to which Avensys was granted an exclusive license to use ALI's intellectual property and patent improvements, as defined in the License Agreement, in order to develop and sell products incorporating ALI's intellectual property. As consideration for the license, Avensys will be making royalty payments to ALI. Also pursuant to the License Agreement, ALI will continue to conduct research and development for the mutual benefit of both parties.

            o A Shareholder Agreement was entered into between Avensys and the ITF Preferred Shareholders. Pursuant to the Shareholder Agreement, the ITF Preferred Shareholders shall not transfer any Avensys Laboratories Shares, subject to limited exceptions. The Shareholder Agreement also stipulates that, between April 1, 2009 and October 1, 2009, each ITF Preferred Shareholder shall have an option to (i) sell the Avensys Laboratories Shares to Avensys for its proportionate share of $1,793,722 (CAD $2,000,000), or (ii) exchange the Avensys Laboratories Shares for 3,826,531 freely tradable shares of Manaris common shares determined based upon its proportionate share of $1,345,291 (CAD $1,500,000) divided by a reference per share price of $0.35 (CAD $0.39), the "call option".

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


      Business Combinations (continued)

            ITF (continued)

            As a result of the above arrangements, ALI has been determined to be a variable interest entity for which Avensys is the primary beneficiary. Accordingly, ALI is accounted for as a consolidated subsidiary. The Preferred Shareholder arrangement entitling these shareholders to a right to receive a fixed amount of CAD$2,000,000 or a fixed number of the Company's common shares has been accounted for as a convertible liability consisting of a debt instrument with an embedded conversion option. The debt instrument has been measured at its present value using a discount rate of 30% resulting in a net present value of $794,148 on the date of issuance. This carrying value will be accreted to the face amount of CAD$2,000,000 using the effective interest rate method to the first date the shareholders could require a payment. The carrying value of the note as at June 30, 2006 is $877,675. The embedded conversion option has been classified as a liability and was recognized at its fair value on the date of issuance of $503,814. Subsequently, this conversion option is measured at fair value with changes in fair value included in the Statement of Operations. The fair value of this embedded conversion option was $458,271 as of June 30, 2006. The fair value of the embedded conversion option is determined by using the Black-Scholes Model.

            The purchase price of the acquired assets was calculated as follows:

                                                           $
Manufacturing Assets
   Cash                                                         654,279
   Fair value of Manaris shares issued                          872,372
                                                ------------------------
                                                              1,526,651
                                                ------------------------
R&D Assets
   Balance of purchase price payable                            794,148
   Fair Value of Derivative Instrument                          503,814
                                                ------------------------
                                                              1,297,962
                                                ------------------------

Transaction Costs                                               139,493
                                                ------------------------
                                                              2,964,106
                                                ------------------------



            The fair value of Manaris shares issued was determined based upon the average share price for a period of three days before and after the date the terms of the acquisitions were negotiated and announced, being April 4, 2006.

            The purchase price was allocated to the following assets and liabilities:


                                                              $

Current Assets                                                     506,960
Depreciable Fixed Assets                                         2,599,190
Developed Technologies                                             209,509
Trade Name                                                         111,738
Current Liabilities                                               (463,291)
                                                   ------------------------
                                                                 2,964,106
                                                   ------------------------

            The Company is amortizing the fair value of the purchased intangible assets on a straight-line basis over the remaining estimated useful life of five (5) years for Developed Technologies and seven (7) years for Trade Names.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


      Business Combinations (continued)

            ITF (continued)

            Unaudited Pro Forma Results of Operations

            The pro forma data of the Company set forth below is unaudited and gives effect to the ITF purchase transaction completed in fiscal 2006 as if it had occurred at the beginning of fiscal 2006 (being July 1, 2005) and the ITF and Avensys acquisitions as if they had occurred at the beginning of fiscal 2005 (being July 1, 2004). The unaudited pro forma financial information is not intended to represent or be indicative of the consolidated results of operations or financial condition of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the Company.

                                                             June 30,
                                                        2006           2005
                                                      --------------------------
(In thousands, except per share amounts)                  $              $

Pro forma net revenues                                  13,258         13,284
Pro forma net loss applicable to common shareholders   (17,216)       (12,888)
Pro forma net loss per share (basic and diluted)         (0.24)         (0.23)

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


6.    Property and Equipment

                                                                                      June 30,
                                                                                        2006
                                                              Accumulated             Net Book
                                           Cost               Amortization             Value
                                            $                      $                     $

Automotive equipment                        43,141                   24,845              18,296
Computer equipment                         470,631                  395,952              74,679
Furniture and fixtures                     327,787                  309,461              18,326
Laboratory equipment                     2,762,980                  323,812           2,439,168
Leasehold improvements                     383,364                   73,408             309,956
Machinery and office equipment             315,328                  184,581             130,747
Software                                   127,632                   61,755              65,877
Capital leases - computer equipment         49,039                   23,686              25,353
------------------------------------------------------------------------------------------------

Total property and equipment             4,479,902                1,397,500           3,082,402
------------------------------------------------------------------------------------------------

Depreciation during the year                                                            270,270
------------------------------------------------------------------------------------------------


                                                                                     June 30,
                                                                                       2005
                                                              Accumulated            Net Book
                                           Cost               Amortization            Value
                                            $                      $                    $

Automotive equipment                        33,811                   17,318            16,493
Computer equipment                         394,655                  339,294            55,361
Furniture and fixtures                     321,999                  271,199            50,800
Laboratory equipment                       399,449                  161,527           237,922
Leasehold improvements                      57,482                   44,357            13,125
Machinery and office equipment             260,659                  140,683           119,976
Software                                    76,842                   42,385            34,457
Capital leases - computer equipment              -                        -                 -
----------------------------------------------------------------------------------------------

Total property and equipment             1,544,897                1,016,763           528,134
----------------------------------------------------------------------------------------------

Depreciation during the year                                                           70,759
----------------------------------------------------------------------------------------------

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


7.    Intangible Assets

      The following table presents details of the Company's purchased intangible assets with definite lives:


                                  Weighted Average                              Accumulated       June 30, 2006
                                   Life in Years             Cost              Amortization       Net Book Value
                                                              $                      $                  $

Technology                               4.80               209,509                 8,313             201,196
Customer relationships                   8.97             4,286,704               839,106           3,447,598
Trade name                               6.80               111,738                 3,260             108,478
------------------------------------------------------------------------------------------------------------------

Total intangible assets                  8.68             4,607,951               850,679           3,757,272
------------------------------------------------------------------------------------------------------------------


                                  Weighted Average                              Accumulated       June 30, 2005
                                   Life in Years             Cost              Amortization       Net Book Value
                                                              $                      $                  $

Technology                               1.44               699,285               448,010             251,275
Customer relationships                   6.53             2,898,863               218,154           2,680,709
Trade name                                 -                  -                     -                    -
------------------------------------------------------------------------------------------------------------------

Total intangible assets                  6.09             3,598,148               666,164           2,931,984
------------------------------------------------------------------------------------------------------------------



      The estimated future amortization expense of purchased intangible assets with definite lives for the next five years is as follows:

                                                    $
2007                                             453,705
2008                                             439,335
2009                                             439,335
2010                                             439,335
2011                                             431,022
Thereafter                                     1,554,540
---------------------------------------------------------
                                               3,757,272
---------------------------------------------------------

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


      Intangible Assets (continued)

      The changes in the carrying amount of intangible assets during the years ended June 30, 2006, and 2005 is as follows:


                                                                CSA & CLI          Avensys &               Total
                                                              (Disontinued          Manaris
                                                               Operations)
                                                                    $                  $                     $

Balance as of June 30, 2004                                               -           447,125               447,125
--------------------------------------------------------------------------------------------------------------------
Acquisiton of intangible assets                                     981,588         2,914,439             3,896,027
Impairment of intangible assets during fiscal 2005                        -          (117,200)             (117,200)
Amortization during year                                            (60,800)         (312,380)             (373,180)
--------------------------------------------------------------------------------------------------------------------
Balance as of June 30, 2005                                         920,788         2,931,984             3,852,772
--------------------------------------------------------------------------------------------------------------------
Reclassifications (discontinued operations)                        (920,788)                -              (920,788)
--------------------------------------------------------------------------------------------------------------------
Adjusted balance as of June 30, 2005                                      -         2,931,984             2,931,984
--------------------------------------------------------------------------------------------------------------------
Acquisition of intangible assets                                          -           321,247               321,247
Adjustment upon finalization of purchase price allocation                 -         1,387,841             1,387,841
Impairment of intangible assets during fiscal 2006                        -          (107,715)             (107,715)
Amortization during year                                                  -          (776,085)             (776,085)
--------------------------------------------------------------------------------------------------------------------
Balance as of June 30, 2006                                               -         3,757,272             3,757,272
--------------------------------------------------------------------------------------------------------------------

      Management recorded an intangible assets impairment charge of $107,715 in the Consolidated Statement of Operations for the year ended June 30, 2006 relating to intangible assets of Manaris which were no longer in use.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


8.    Goodwill

      The changes in the carrying amount of goodwill during the years ended June 30, 2006 and 2005 is as follows:


                                                             CSA & CLI
                                                           (discontinued
                                                            operations)           Avensys & C-Chip          Total
                                                                 $                        $                   $
-------------------------------------------------------------------------------------------------------------------------
Balance as of June 30,2004                                      107,000                      -                107,000
Goodwill acquired during the period                           3,004,620              6,679,608              9,684,228
Impairment of goodwill during fiscal 2005                       (63,774)                     -                (63,774)
-------------------------------------------------------------------------------------------------------------------------
Balance as of June 30,2005                                    3,047,846              6,679,608             9,727,454
-------------------------------------------------------------------------------------------------------------------------
Reclassifications (discontinued operations)                  (3,047,846)                     -             (3,047,846)
-------------------------------------------------------------------------------------------------------------------------
Reclassified balance as of June 30, 2005                              -              6,679,608              6,679,608
-------------------------------------------------------------------------------------------------------------------------
Impairment of goodwill                                                -             (1,529,767)            (1,529,767)
Adjustment of goodwill following finalization
 of purchase price allocation                                                       (1,387,841)            (1,387,841)
-------------------------------------------------------------------------------------------------------------------------
Balance as of June 30,2006                                $           -         $    3,762,000         $    3,762,000
-------------------------------------------------------------------------------------------------------------------------


      In May 2006, the Company completed its annual goodwill impairment test. In evaluating whether there was an impairment of goodwill, management compared the fair value of the Avensys reporting unit against its carrying amount, including the goodwill. Measurement of the fair value was based on the reporting unit's present value of expected future cash flows. As the carrying amount exceeded the estimated fair value, the fair value was allocated to the reporting unit's underlying assets and liabilities, and management then determined that the carrying value of the goodwill exceeded the implied fair value of the goodwill. Accordingly, the Company recorded a goodwill impairment charge (labelled "Loss on Impairment of Goodwill") of $1,529,767 in the Consolidated Statement of Operations for the fiscal year ended 30 June 2006. Management believes this impairment arose primarily as a result of an increase in the timeframe for realizing growth objectives and anticipated cash flows of the Avensys reporting unit.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


9.    Balance Sheet Details

                                              June 30,               June 30,
                                                2006                   2005
                                                  $                     $
Other Receivables
     Grants receivable                                -                59,110
     Investment tax credits receivable          117,190               596,417
     Sales tax receivable                       151,332               111,545
     Other                                      107,220                92,036
------------------------------------------------------------------------------

                                                375,742               859,108
------------------------------------------------------------------------------

Inventory
     Raw materials                              635,405               261,445
     Work in process                            120,864                     -
     Finished goods                             807,536               739,062
------------------------------------------------------------------------------

                                              1,563,805             1,000,507
------------------------------------------------------------------------------

Accounts Payable and Accrued Liabilities
     Accounts payable                         3,911,610             1,239,907
     Payroll and benefits                       184,785               513,617
     Income taxes payable                         1,794                68,485
     Rent payable                                12,894                10,800
     Accrual for litigation costs                     -               160,392
     Royalties payable                                -               236,144
     Deferred revenue                           151,272                 9,832
     Other                                      404,504               249,132
------------------------------------------------------------------------------

                                              4,666,859             2,488,309
==============================================================================

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


10.   Variable Interest Entity

      The Financial Accounting Standards Board ("FASB") finalized FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities--An Interpretation of ARB51" ("FIN46R") in December 2003. FIN46R expands the scope of ARB51 and can require consolidation of "variable interest entities" ("VIEs"). Once an entity is determined to be a VIE, the primary beneficiary, is required to consolidate that entity.

      During the year ended June 30, 2005, Avensys transferred its research activities to ALI. Avensys owned at the time 49% of ALI and the two entities entered into an Agreement (the "Agreement") whereby ALI would perform research and development activities for Avensys. The Agreement was for a period of five years with a two-year renewal period and calls for ALI to provide Avensys with a commercialization license for products developed in return for a royalty of 5% of sales generated. Avensys sold intellectual property related to Research & Development projects to ALI for tax planning purposes in return for 500,000 preferred shares redeemable for $448,430 (CAD$500,000). ALI provided research & development for Avensys only. However, it may enter into agreements with third parties in the future. ALI has no financing other than amounts received from Avensys.

      As a result of the above, ALI had been included in the consolidated financial statements commencing in the year ended June 30, 2005 since Avensys was the primary beneficiary.

      During the year ended June 30, 2006, ALI purchased ITF's R&D assets as part of the ITF business combination described in Note 5, above. As a result of the ITF transaction, Avensys' s ownership of the voting stock of ALI decreased from 49% to 42%. Following this acquisition, ALI continues to qualify as a VIE, of which Avensys is the primary beneficiary. Consequently, ALI will continue to be consolidated by Avensys and Manaris following the ITF transaction. Following this transaction, ALI changed its name to ITF Optical Laboratories Inc.

      ITF Laboratories Inc. continues to provide research & development solely for Avensys. However, it may enter into agreements with third parties in the future. As a result, ITF Laboratories Inc. continues to be included in the consolidated financial statements of the company for the year ended June 30, 2006, since Avensys is the primary beneficiary. The impact of including ITF Laboratories Inc. in the consolidated balance sheet as at June 30, 2006 includes approximate additions to current assets of $967,397, net property and equipment of $1,201,358, intangible assets of $343,717 and current liabilities of $1,138,306. The impact on the consolidated statement of operations for the year ended June 30, 2006 was an increase in revenue of approximately $180,000, an increase in expenses of approximately $1,300,000. The increase in expenses includes an amount for research and development expenses of approximately $1,100,000.

11.   Related Party Transactions and Balances

      The total amount due to officers and/or shareholders of the Company at June 30, 2006 is $40,000 (June 30, 2005: $268,435). The amounts due are non-interest bearing, unsecured and have no fixed terms of repayment.

12.   Bank and Other Loans Payable

      Avensys maintains a line of credit from a financial institution for an authorized amount of $1,219,731 (CAD$1,360,000), which bears interest at the Canadian bank prime rate plus 1.5%. The outstanding balance under the line of credit as at June 30, 2006 amounted to $967,004 (CAD$1,078,209)
      (June 30, 2005 $879,134 - CAD$1,077,291). Avensys has designated its accounts receivable totalling $2,822,209 (CAD$3,146,763) and inventories totalling $1,505,003 (CAD$1,678,078) as collateral for the line of credit. According to terms of the credit agreement, the company is subject to certain financial covenants which were not respected as at June 30, 2006. Consequently, the financial institution may exercise its right to demand repayment at any time. The line of credit is currently under review and negotiation for renewal and a new agreement has not as yet been reached.

      In 2005, a supplier of C-Chip extended a credit facility with an original maximum amount of $1,000,000 (principal and interest) which bears interest at a rate of 10% per annum (2005 - 15%). The supplier subsequently permitted C-Chip to exceed the maximum amount of the credit facility, giving rise to the balance outstanding as at June 30, 2006 of $1,364,692 (CAD$1,521,632) (June 30, 2005 $320,127 - CAD$392,284). The supplier holds a lien on C-Chip's proprietary technology as collateral for the credit facility.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


13.   Long-Term Debt


                                                                            June 30,              June 30,
                                                                              2006                  2005
                                                                                $                     $

Mortgage loan secured by Avensys' intangible and
 movable tangible assets, (June 30, 2006-CAD$329,000),
 bearing interest at prime rate plus 2.75%, payable in
 monthly instalments of CAD$7,000 plus interest,
 maturing in May 2010                                                           295,067               331,320

Capital lease obligations (CAD$28,269), bearing
 interest between 5.83% and 7.72%, maturing
 between March 2007 and May 2008                                                 25,353                     -

Note payable (June 30, 2006-CAD$6,910), non-interest
 bearing, payable in monthly instalments of $691,
 unsecured, maturing in April 2007                                                6,197                12,408

Note payable, bearing interest at prime rate,
 payable in six monthly payments, unsecured,
 matured October 2005                                                                 -                44,720

Note payable on demand (June 30, 2005-CAD$16,382),
 non-interest bearing, unsecured (1)                                                  -                13,369

Note payable (June 30, 2005-CAD$12,778),
 non-interest bearing, unsecured, matured May 2006                                    -                10,428

Note payable (June 30, 2005-CAD$5,000),
 non-interest bearing, unsecured, matured February 2006                               -                 4,080
--------------------------------------------------------------------------------------------------------------
                                                                                326,617               416,325
Less: Current portion of long-term debt                                         103,717               143,727
--------------------------------------------------------------------------------------------------------------
Long-term debt                                                                  222,900               272,598
--------------------------------------------------------------------------------------------------------------

Principal payments on long-term debt and capital leases are as follows:
                                                                                  $                     $

2007                                                                            103,717               143,727
2008                                                                             78,506                72,664
2009                                                                             75,336                68,549
2010                                                                             69,058                68,549
2011                                                                                  -                62,836
--------------------------------------------------------------------------------------------------------------
Total                                                                           326,617               416,325
--------------------------------------------------------------------------------------------------------------


(1) Note payable of $13,369 (CAD$16,382) was repaid on December 14, 2005.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


14.   Convertible Debentures

                                                                       June 30,            June 30,
                                                                         2006                2005
                                                                          $                    $

Senior secured convertible debentures bearing
 interest at 7%, payments of $233,750 for 20
 months beginning June 16, 2005, interest payable
 each June and December, maturing January 31,
 2007, original principal amount of $4,675,000
 (Note 14 (a))                                                           188,328                557,284

Secured convertible debentures bearing interest at
 9%, maturing February 2010, original principal
 amount of $1,387,302 (CAD$1,700,000) (Note 14 (b))                            -              1,387,302

Unsecured convertible debentures bearing interest
 at 15%, maturing September 1, 2007, original
 principal amount of $437,220 (CAD$487,500)
 (Note 14 (b))                                                           399,563                336,152

Unsecured convertible debentures bearing interest
 at 12% maturing March 1, 2008, original principal
 amount of $358,744 (CAD$400,000) (Note 14 (b))                          343,109                300,002
--------------------------------------------------------------------------------------------------------
                                                                         931,000              2,580,740
Less: Current portion of convertible debentures                          587,891                557,284
--------------------------------------------------------------------------------------------------------
Convertible debentures                                                   343,109              2,023,456
--------------------------------------------------------------------------------------------------------


Principal payments on the convertible debentures for the next five years are as follows:

                                                                          $

2007                                                                    587,891
2008                                                                    343,109
2009                                                                          -
2010                                                                          -
2011                                                                          -
--------------------------------------------------------------------------------
Total                                                                   931,000
================================================================================

      a)   Senior Secured Convertible Debentures

           On February 16, 2005, the Company issued Senior Secured Convertible Notes Series A ("Notes") and Series E and F Warrants (See Note 16(b)) for an aggregate principal amount of $4,675,000.

           In accordance with EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and with EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments", the Company allocated $1,863,870 to the Warrants Series E, $339,456 to the Warrants Series F and recognized an embedded beneficial conversion feature of $2,470,674 accounted for as additional paid-in capital and an equivalent discount against the Notes. The carrying amount of the Notes is being increased monthly by periodic accretion under the effective interest method. The Company remains obligated for the entire contractual balance of the Notes of $4,675,000.

           These Notes bear interest at 9% per year from February 16, 2005 until the first principal payment date on June 16, 2005 and 7% per year after this date. The principal amount on these Notes is payable in twenty (20) equal monthly installments of $233,750 subject to certain adjustments. Interest on these Notes is payable on the last day of June and December of each year commencing on June 30, 2005. At June 30, 2006, the outstanding principal amount on the Notes was $1,015,843 with monthly installments of $145,120.

           All payments of interest may be made,  at the option of the Company,
           (a) in cash; (b) by the issuance of additional Series A Notes in the principal amount equal to the interest payment due; or (c) in shares of common stock of the Company valued at 90% of the average price of such security in the most recent five trading days ("Market Price").

           All payments of principal may be made, at the option of the Company,
           (a) in cash with a premium  equal to 10% of the cash amount paid; or
           (b) in shares of common stock of the Company valued at 85% of the Market Price.

           All payments made by the issuance of shares will be acceptable only if the related shares of the Company have first been registered with the Securities and Exchange Commission.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


      Convertible Debentures (continued)

           Senior Secured Convertible Debentures (continued)

           The holders of these Notes have the right, at their option at any time, to convert some or all of the Notes including the principal amount and the amount of any accrued but unpaid interest into a number of common shares of the Company valued initially at $0.65 per share, subject to certain adjustments as described in the purchase agreement. As part of the special warrant offering, the conversion price on such notes was reduced to $0.35 (see Note 16).

           In connection with the placement of these Notes, the Company issued Warrant Series: IB1, IB2, IB3, IB4, and IB5 granting the right to acquire up to 881,538 shares of the Company's common stock at prices ranging from $0.01 to $0.76 per share subject to certain adjustments, (see Note 16(b)) and expiring from three months following the date of their Registration until February 16, 2010.

           The Company valued the warrants at $486,586 and recognized this amount to additional paid in capital of Warrants Series IB1, IB2 and, IB3, IB4, and IB5 and as deferred issue expenses for the Notes and issue expenses for the Warrants Series E and F.

           To secure payment of the principal amount of the Notes and the interest thereon, the Company hypothecated, in favor of the note holders, the universality of all of the immovable and movable assets, corporeal and incorporeal, present and future of the Company.

           The purchase agreement with respect to these Notes contain certain covenants (a) related to the conduct of the business of the Company and its subsidiaries; (b) related to creation or assumption of lien other than liens created pursuant to the Security Documents and Permitted Liens, as defined in the purchase agreement; (c) for so long as at least $2,500,000 principal amount of these Notes remains outstanding, the Company shall not, without the consent of holders representing at least 50% of the then outstanding principal amount, create, incur, guarantee, issue, assume or in any manner become liable in respect of any indebtedness, other than permitted indebtedness or issue other securities that rank senior to these Notes provided however that the Company may have outstanding bank debt.

      b)   Unsecured Convertible Debentures

           With the acquisition of Avensys, the Company assumed 15% unsecured convertible debentures having a nominal value of $918,068 (CAD$1,125,000) and maturing on September 1, 2007. When the debentures were originally issued, Avensys recorded an equity component of $378,445 (CAD$463,747) and a liability component of $539,623 (CAD$661,253), for a total of $918,068 (CAD$1,125,000). In
           April 2005, the Company issued 680,000 shares in settlement of $520,238 (CAD$637,500) of the debentures outstanding, the value of the debt settlement representing the fair value of the shares. The remainder of the debentures, $397,829 (CAD$487,500) was replaced by a new 15% unsecured debenture. The new debenture is convertible into shares of the Company using the following formula: principal and interest divided by a 17.5% discount on the 10 day weighted average price of the Company's shares. At year-end the discount related to the conversion feature is $37,657.

           With the acquisition of Avensys, the Company also assumed 12% unsecured convertible debentures having a nominal value of $652,848 (CAD$800,000) and maturing on March 1, 2008. When the debentures were originally issued, Avensys recorded an equity component of $305,857 (CAD$374,797) and a liability component of $346,991 (CAD$425,203), for a total amount of $652,848 (CAD$800,000). In
           April 2005, the Company issued 426,667 shares in settlement of $326,424 (CAD$400,000) of the debentures outstanding, the value of the debt settlement representing the fair value of the shares. The remainder of the debentures, $326,424 (CAD$400,000) were modified to be convertible into 330,251 shares of the Company. At year-end the discount related to the conversion feature is $15,635.

           With the sale of CLI (Note 4), the Company settled the secured convertible debentures owing as at June 30, 2005 in the amount of $1,387,302 (CAD$1,700,000) by payments of cash in the amount of $1,199,554 (CAD$1,400,000) and the issuance of 687,275 shares with a fair value of $250,106 (CAD$300,000).

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


15.   Common Stock

      At June 30, 2006, the Company had authority to issue 500,000,000 shares of common stock. The Company had 77,671,281 and 54,782,802 of common shares outstanding at June 30, 2006 and 2005, respectively.

      For the fiscal year ended June 30, 2006:

      a) The Company issued 1,758,000 common shares for total proceeds of $100,013 from the exercise of stock options.

      b) The Company issued 10,221,522 common shares in connection with the Series A Notes. Of that amount, 5,897,695 common shares, with a fair value of $2,099,793, were issued for scheduled principal payments. Since the Company had been accreting the debt on the basis that the principal payments would be settled in shares, no gain or loss was recorded and the $2,099,792 was removed from the carrying value of the convertible debentures and credited to capital stock and additional paid in capital. In addition, the holders of the convertible debentures converted debentures with a principal amount of $1,249,360 into 3,575,008 common shares at the existing conversion rate of $0.35. This amount has been removed from the carrying value of the convertible debentures and credited to capital stock and additional paid in capital, and the unamortized accretion in the amount of $1,181,188 has been charged as additional accretion expense and credited to capital stock and additional paid in capital. Furthermore, a total of 748,819 common shares, with a fair value of $265,436, were issued for interest payments. Since the company had been accruing interest on the basis that the interest would be settled in shares, no gain or loss was recorded.

      c) The Company issued 7,525,124 common shares for total proceeds of $2,309,296 following the exercise of 17,525,124 warrants.

      d) A total of 257,000 stock options were exercised after issuance to settle outstanding payables in the amount of $105,501. The fair value of the options issued was $136,860 resulting in a loss of $31,359, which has been charged to other expense.

      e) In February 2006, the Company issued 631,038 common shares valued at $224,397 as the repayment of secured convertible debentures with a principle amount of $224,397 in accordance with the original terms of the debt. Since the Company had been accounting for this debt on the basis that the principal payments would be made in shares, no gain or loss was recorded (Note 4).

      f) In April 2006, the Company issued 2,550,795 restricted common shares having a value of $872,372 for the acquisition of ITF assets. (Note 5)

      g) In April 2006, the Company cancelled 70,000 restricted common shares out of 120,000 restricted common shares issued in May 2005 for consulting fees. These share had originally been issued and held in escrow with 10,000 shares being released from escrow each month. Consequently, there was no unearned compensation expense to reverse upon cancellation.

      For the fiscal year ended June 30, 2005:

      a) The Company issued 2,120,501 common shares for total proceeds of $205,012 from the exercise of stock options.

      b) A total of 176,767 stock options were exercised after issuance to settle outstanding payables in the amount of $127,327, the value of the payables settlement representing the fair value of the shares.

      c) The Company issued 121,250 restricted common shares and 95,193 common shares for total proceeds of $2 following the exercise of 216,443 Series IB1 warrants.

      d) In May 2005, the Company issued 120,000 restricted common shares with a value of $79,200 for consulting fees.

      e) In April 2005, the Company issued 1,106,667 restricted common shares valued at $830,000 following the conversion of convertible debentures.

      f) In April 2005, the Company issued 258,000 restricted common shares valued at $175,182 as a finder's fee and 32,260 restricted common shares valued at $32,260 as a consultant's fee related to the acquisition of Avensys Inc. A total of 159,458 restricted common shares valued at $146,701 were issued as a finder's fee related to the acquisition of CLI Group (Notes 4(a) and (b)).

      g) In January 2005, the Company issued 164,474 restricted common shares with a value of $125,000 for the purchase price of Markus 360.

      h) In March 2005, the Company issued 10,400,002 restricted common shares having a value of $7,633,586 for the acquisition of Avensys Inc. The Company issued 432,427 restricted common shares valued at $324,320 as finder's fee related to the acquisition of Avensys Inc. (Note 5).

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


      Common Stock (continued)

                                                  June 30,         June 30,
                                                    2006             2005

Common stock reserved for issuance:

Stock Options
      Options outstanding                           4,486,750        3,842,500
      Reserved for future issuance                  4,539,564        2,198,814

Warrants                                           13,015,714       14,390,652

Conversion of senior secured convertible notes      2,487,593        8,486,383

Conversion of secured convertible notes                              2,154,739

Conversion of unsecured convertible notes           1,984,645

                                              ---------------------------------

                                                   26,514,266       31,073,088
                                              =================================


16.   Stock Options and Warrants

      a)    Stock Options

            During the fiscal year ended June 30, 2006:

            i) The Company granted 113,000 stock options to employees at exercise prices ranging from $0.34 and $0.41 per share respectively. These stock options vest over a period of one year.

            ii) During the year, a total of 118,750 employee stock options were forfeited.

            iii) The Company granted 575,000 stock options to directors pursuant to a non-qualified stock option plan with exercise prices ranging from $0.00001 and $0.38 per share, of which 275,000 stock options vested immediately and 300,000 vest over a period of one year.

            iv) The Company granted 990,000 stock options to consultants pursuant to a non-qualified stock option plan at an exercise price ranging from $0.00001 to $0.35 per share. Stock options granted to consultants vest immediately. The fair value of these options has been included in stock based compensation. As part of the 990,000 stock options granted to consultants 257,000 stock options were issued for settlement of outstanding accounts payable of $105,501 (Note 15).

            v) The Company granted 600,000 stock options to its former Chief Executive Officer pursuant to a non-qualified stock option plan at an exercise price of $0.00001 per share. Stock options granted vest immediately. The intrinsic value of these options of 216,000 has been included in stock based compensation expense.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


      Stock Options and Warrants (continued)

            Stock Options (continued)

            vi) The Company granted 500,000 stock options to the Company's current Chief Executive Officer pursuant to a non-qualified stock option plan at an exercise price of $0.38 per share. Under the plan, 250,000 stock options vested immediately and 250,000 stock options vest upon completion of his term as interim Chief Executive Officer, which has not as yet been completed.

            vii) On June 5, 2006, the Company registered 5,000,000 shares of common stock pursuant to the Company's 2006 Nonqualified Stock Option Plan (the "Plan"). The determination of those eligible to receive options under this plan, and the amount, type, price and timing of each stock option and the terms and conditions shall rest at the sole discretion of the Company's Compensation Committee, subject to the provisions of this Plan. A total of 4,539,564 options under the Plan remain available for issuance.

            During the fiscal year ended June 30, 2005:

            i) The Company granted 2,365,000 stock options to employees with exercise prices ranging from $0.20 to $0.92 and which vest over a period of one year. The Company granted 1,492,668 stock options to non-employees with exercise prices ranging from $0.0001 to $0.648 and which vest immediately. Also, a total of 176,767 stock options were issued to settle outstanding payables of $127,327 (Note 15), the value of the payables settlement representing the fair value of the shares. During the year ended June 30, 2005 a total of 460,400 stock options were cancelled. The Company charged stock-based compensation expense of $1,068,542 to operations relating to stock options and $148,000 relating to contingent consideration earned during the fiscal year ended June 30, 2005.

            A summary of the changes in the Company's common share stock options is presented below:



                                                   June 30, 2006                                  June 30, 2005
                                    --------------------------------------------  --------------------------------------------
                                        Number of               Weighted               Number of             Weighted
                                          Options               Average                 Options               Average
                                                             Exercise Price                                Exercise Price
                                                                   ($)                                           ($)
                                    ------------------------------------------------------------------------------------------
Balance at beginning of the year             3,842,500                     0.65             2,742,500                    0.40
Granted                                      2,778,000                     0.14             3,857,668                    0.47
Exercised                                   (2,015,000)                   (0.05)           (2,297,268)                  (0.09)
Forfeited                                     (118,750)                   (0.78)             (460,400)                  (0.50)
------------------------------------------------------------------------------------------------------------------------------

Balance at end of the year                   4,486,750                     0.60             3,842,500                    0.65
==============================================================================================================================

            Additional information regarding options outstanding as at June 30, 2006 is as follows:


                                              Outstanding                                             Exercisable
                     ----------------------------------------------------------------    ---------------------------------------
   Range of             Number of            Weighted                Weighted               Number of           Weighted
Exercise prices           shares              average                average                 shares             average
       $                                     remaining            exercise price                             exercise price
                                            contractual                 $                                          $
                                           life (years)
  0.00 - 0.25                 302,500                     4.5                   0.04             302,500                   0.04
  0.26 - 0.50               1,065,500                     4.6                   0.37             572,000                   0.20
  0.51 - 0.75               1,895,000                     2.7                   0.67           1,895,000                   0.67
  0.76 - 1.00               1,223,750                     3.0                   0.82           1,223,750                   0.82
                     ----------------------------------------------------------------    ---------------------------------------

                            4,486,750                     3.4                   0.60           3,993,250                   0.60
                     ================================================================    =======================================

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


      Stock Options and Warrants (continued)

            Stock Options (continued)

            The weighted  average  fair value of options  granted for the fiscal
            years   ended   June  30,   2006  and  2005  was  $0.32  and  $0.24,
            respectively, as summarized below.


                                                                                          Weighted               Weighted
                                                                                           average                 average
                                                                Number of                  exercise               grant-date
                                                                 options                     price                fair value
                                                      ---------------------------------------------------------------------------

Options with exercise prices below market price                 1,715,000                    0.00001                        0.39


Options with exercise prices equal to market price              1,063,000                       0.36                        0.21
                                                      --------------------          -----------------           -----------------

Options granted during the year ended June 30, 2006             2,778,000                       0.14                        0.32
                                                      ====================          =================           =================


            Had the Company determined compensation cost based on the fair value at the date of grant for its employee stock options, the net loss would have increased by $396,588 and $1,092,874 for the fiscal years ended June 30, 2006 and 2005, respectively.

            The Company recognized stock based compensation for non-employees in the amount of $490,795 and $1,216,542 for the fiscal years ended June 30, 2006 and 2005, respectively.

            The fair value of the options granted during the period was measured at the date of grant using the Black-Scholes option pricing model with the following weigthed-average assumptions:

                                                       Year Ended June 30,
                                                      2006             2005
                                               ----------------   --------------
Risk - free interest rate                                3.28%            3.73%
Expected volatility                                    100.95%          150.71%
Expected life of stocks options (in years)                1.39             1.78
Assumed dividends                                         None             None



                                                                                            Year Ended June 30,
                                                                                         2006                  2005
                                                                                          $                      $
Net loss applicable to common stockholders                                            (14,099,739)         (6,207,802)
Add: Stock-based compensation expense included in net loss - as reported                  490,795           1,216,542
Less: Stock-based compensation expense determined under fair value method                (887,383)         (2,309,416)
----------------------------------------------------------------------------------------------------------------------

Net loss applicable to common stockholders - pro forma                                (14,496,327)         (7,300,676)
----------------------------------------------------------------------------------------------------------------------

Net loss per share (basic and diluted) - as reported                                        (0.20)              (0.14)
----------------------------------------------------------------------------------------------------------------------

Net loss per share (basic and diluted) - pro forma                                          (0.21)              (0.16)
----------------------------------------------------------------------------------------------------------------------

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


      Stock Options and Warrants (continued)

      b)    Warrants

            Warrants outstanding as at June 30, 2006

                                     Warrant exercise
                       Outstanding        prices
----------------------------------------------------
Series E                  1,596,155            0.35
Series G                  3,797,976            0.35
Series H                    890,593            0.35
Series I                  3,797,976            0.50
Series J                  1,781,184            0.50
IB-01                         7,692         0.00001
IB-02                       215,385            0.59
IB-03                       323,077            0.67
IB-06                       605,676            0.35
----------------------------------------------------
Total                    13,015,714            0.48
====================================================

            Changes in the warrants outstanding for the year ended June 30, 2006 are as follows:


Range of exercise prices       0.00001    0.001     0.35        0.50          0.59       0.63      0.67     0.70-1.10      Total
                             ------------------------------------------------------------------------------------------------------
Balance at June 30, 2005       120,192        -           -          -       215,385   107,693   343,077   13,604,307   14,390,654
Reduction in exercise price          -        -  13,604,307          -             -         -         -  (13,604,307)           -
Granted                              -   52,289   5,294,245  5,579,160             -         -         -            -   10,925,694
Exercised                     (112,500) (52,289) (7,360,335)         -             -         -         -            -   (7,525,124)
Expired                              -        -  (4,647,817)         -             -  (107,693)  (20,000)           -   (4,775,510)
-----------------------------------------------------------------------------------------------------------------------------------
Balance as at June 30, 2006      7,692        -   6,890,400  5,579,160       215,385         -   323,077            -   13,015,714
===================================================================================================================================
Weigthed Average remaining
 contractual life (years)          3.6      4.1         3.2        3.6           3.6         -       3.6            -          3.4
-----------------------------------------------------------------------------------------------------------------------------------


            Changes in the warrants outstanding as at June 30, 2005 are as follows:

Range of exercise prices    0.00001     0.001     0.35     0.50      0.59       0.63      0.69
                         -----------------------------------------------------------------------
Balance at beginning
 of the year 2004                 -        -       -        -            -         -           -
Repriced                                           -
Granted                     120,192        -       -        -      215,385   107,693     343,077
Exercised                         -        -       -        -            -         -           -
Expired                           -        -       -        -            -         -           -
------------------------------------------------------------------------------------------------
Balance as at
 June 30, 2006              120,192        -       -        -      215,385   107,693     343,077
================================================================================================
Weigthed Average
 remaining contractual
 life (years)                   4.6        -       -        -          4.6       4.6         4.6
------------------------------------------------------------------------------------------------

Range of exercise prices   00.70-0.75     1.00        1.10         1.5        Total
                         ----------------------------------------------------------------
Balance at beginning
 of the year 2004                   -   3,873,637  2,538,462                   6,412,099
Repriced                                                                               -
Granted                     7,192,208   1,650,000               1,650,000     11,278,555
Exercised                                                                              -
Expired                                (1,650,000)             (1,650,000)    (3,300,000)
-----------------------------------------------------------------------------------------
Balance as at
 June 30, 2006              7,192,208   3,873,637  2,538,462            -     14,390,654
=========================================================================================
Weigthed Average
 remaining contractual
 life (years)                     4.6         0.4        0.8            -            2.8
-----------------------------------------------------------------------------------------

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


      Stock Options and Warrants (continued)

            Warrants outstanding as at June 30, 2005

                                   Warrant Exercise
                    Outstanding          Price
------------------------------------------------
Class A                 3,873,637     $   1.000
------------------------------------------------
Series A                2,538,462     $   1.100
------------------------------------------------
Series E                5,394,131     $   0.750
------------------------------------------------
Series F                1,798,077     $   0.700
------------------------------------------------
IB-01                     120,192     $ 0.00001
------------------------------------------------
IB-02                     215,385     $   0.650
------------------------------------------------
IB-03                     323,077     $   0.750
------------------------------------------------
IB-04                     107,693     $   0.700
------------------------------------------------
IB-05                      20,000     $   0.750
------------------------------------------------
Total                  14,390,654     $   0.860
------------------------------------------------

            In July 2005, the company completed a special warrant offering to certain of the company's warrant holders. Under the terms of the offer, the exercise price of 13,604,307 warrants held by holders participating in the offer was reduced to $0.35. In connection with this offer, a total of 7,360,335 warrants were exercised for total proceeds amounting to $2,576,118. Upon exercise of the warrants under the offer, the holders collectively received 4,688,566 new warrants at an exercise price of $0.35 per share and 5,579,160 warrants at an exercise price of $0.50 per share.

            As a result of the above offer, the exercise price of 666,154 warrants held by holders who did not participate in the offer was reduced by between $0.06 and $0.08 per share to exercise prices ranging between $0.59 and $0.67 per share which is due to an anti-dilution provision.

            The reduction of the exercise price of the warrants held by holders who participated in the offer has been accounted for as an inducement. Accordingly, an amount of $1,609,000 representing the excess of the aggregate fair value of the new shares and warrants issued over the carrying value of the warrants subject to the reduction less the cash received and the fair value of the broker warrant issued has been credited to additional paid in capital and charged to deficit. The reduction of the exercise price of the warrants held by holders who did not participate in the offer has been accounted for as a modification of the outstanding warrants. Accordingly, an amount of $589,000 representing the excess of the fair value of the warrants immediately after the reduction over the fair value of those warrants immediately prior to the reduction, has been credited to additional paid in capital and charged to deficit.

            The above offering also triggered an anti-dilution provision with respect to the Senior Secured Convertible Notes issued on February 16, 2005, pursuant to which the conversion price on such notes was reduced from $0.65 to $0.35. As a result, investors holding $985,985 of Senior Secured Convertible Notes exercised their rights to convert such notes into 2,817,098 common shares.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006

17.   Commitments and Contingencies

            Commitments

Minimum lease payments for the next five years are as follows:
                                              $
2007                                          511,257
2008                                          478,914
2009                                          429,938
2010                                          291,431
2011                                           11,923
------------------------------------------------------
                                            1,723,463
======================================================


            The Company leases premises for its various offices located across Canada. Total rent expense was $400,934 for the year ended June 30, 2006 (2005 - $140,491).

Litigation and Settlement Costs

i) A lawsuit was filed on June 30, 2005 under Quebec law, in the District of Montreal, Province of Quebec pertaining to a claim in the amount of $97,668 (CAD $108,900) for alleged wrongful and unnecessary use of force in the exercise of the Company's employee security duties. On November 16, 2005, pursuant to article 69 of the Canadian Bankruptcy and Insolvency Act a notice of suspension of procedures was filed and all pending procedures on the file have been suspended. On April 4, 2006, the creditors unanimously approved the proposal brought forward by CSA which was thereafter ratified by the Superior Court of Quebec on May 3, 2006 This proposal settles all the outstanding liabilities including all litigations of CSA (Note 4).

ii) A motion was filed on August 13, 2004 under Quebec law, in the district of Montreal, Province of Quebec, totalling $76,545 (CAD $85,348) for an unpaid contract of credit. On November 16, 2005, pursuant to article 69 of the Canadian Bankruptcy and Insolvency Act a notice of suspension of procedures was filed and all pending procedures on the file have been suspended. On April 4, 2006, the creditors unanimously approved the proposal brought forward by CSA which was thereafter ratified by the Superior Court of Quebec on May 3, 2006. This proposal settles all the outstanding liabilities including all litigation of CSA (Note 4).

iii) A lawsuit was originally filed on December 3, 2002 with the Quebec Labour Commission alleging wrongful dismissal. The former employee was claiming an indemnity of approximately $143,498 (CAD $160,000). The case was brought before the Quebec Court of Appeal, which ordered Avensys in August 2006 to follow the Quebec Labor Tribunal's decision, and pay an indemnity of $160,731 (CAD $179,215) to the former employee. This indemnity has been recorded as a liability in the consolidated financial statements of the Company as at June 30, 2006.

iv) A lawsuit was filed on July 15, 2005, under Quebec law, in the District of Montreal, Province of Quebec, for a total of $556,054 (CAD $620,000) with regards to alleged breach of employment contract and wrongful dismissal. This lawsuit was settled on September 2, 2005 for an amount of $89,686 (CAD $100,000) and the transfer of 200,000 shares of the Company, currently held in escrow, with a value of $77,000 (CAD$85,855). The parties exchanged under this agreement a complete and final release regarding their business and employment relationship.

v) A lawsuit was filed on July 15, 2005, under Quebec law, in the District of Montreal, Province of Quebec, for a total of $89,686 (CAD$100,000) with regards to alleged expenses incurred by the plaintiff for the purchase of anti-theft product known as the "Hawk 200". On January 11, 2006 the Company settled out of court for an amount of $49,327 (CAD$55,000). Both parties provided full and final release of any and all rights and claims, related directly or indirectly to the dispute.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006

Segment Disclosure

      The Company reports segment information in accordance with SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information". Reporting segments are based upon the Company's internal organization structure, the manner in which the Company's operations are managed, the criteria used by the Company's chief operating decision-maker to evaluate segment performance and the availability of separate financial information.

      The Company identifies a reportable segment through the internal organizational structure. The Company's structure is distributed among two reporting segments, Fiber & Monitoring and Credit Management, each with different product and service offerings. The Fiber & Monitoring reporting segment is comprised of the operations of Avensys and ITF and provides fiber-based technologies and environmental monitoring solutions. The Credit Management reporting segment is comprised of the operations of C-Chip, and offers products and services to the credit management marketplace.

      Direct contribution consists of revenues less direct costs. Direct costs include specific costs of net revenues, sales and marketing expenses, and general and administrative expenses over which segment managers have direct discretionary control, such as marketing and sales programs, customer support expenses, bank charges and bad debt write-offs. Expenses over which segment managers do not currently have discretionary control, such as site operations costs, product development expenses, and general and administrative costs, are monitored by corporate management and are not evaluated in the measurement of segment performance.

For the year ended June 30, 2006

                                                          ------------------------------------------------------------
                                                           Fiber & Monitoring     Credit Management       Consolidated
                                                          ------------------------------------------------------------
Net revenues from external customers                            10,179,426              319,079            10,498,505
----------------------------------------------------------------------------------------------------------------------

Cost of net revenues                                             7,059,045              405,665             7,464,710
Marketing and sales expense                                      1,918,171              394,327             2,312,498
Administrative expense                                           1,263,369              537,235             1,800,604
----------------------------------------------------------------------------------------------------------------------

Direct costs                                                    10,240,585            1,337,227            11,577,812
----------------------------------------------------------------------------------------------------------------------

Direct contribution                                                (61,159)          (1,018,148)           (1,079,307)
Operating expenses and indirect costs of net revenues                                                       6,548,134
----------------------------------------------------------------------------------------------------------------------

Loss from operations                                                                                       (7,627,441)
----------------------------------------------------------------------------------------------------------------------


For the year ended June 30, 2005
                                                          ------------------------------------------------------------
                                                           Fiber & Monitoring     Credit Management       Consolidated
                                                          ------------------------------------------------------------
Net revenues from external customers                             3,237,735              342,884             3,580,619
----------------------------------------------------------------------------------------------------------------------

Cost of net revenues                                             2,110,560              195,898             2,306,458
Marketing and sales expense                                        520,262              278,623               798,885
Administrative expense                                             327,495               69,838               397,333
----------------------------------------------------------------------------------------------------------------------

Direct costs                                                     2,958,317              544,359             3,502,676
----------------------------------------------------------------------------------------------------------------------

Direct contribution                                                279,418             (201,475)               77,943
Operating expenses and indirect costs of net revenues                                                       5,081,731
----------------------------------------------------------------------------------------------------------------------

Loss from operations                                                                                       (5,003,788)
----------------------------------------------------------------------------------------------------------------------

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006

Segment Disclosures (continued)

Revenue from one customer of the Company's Fiber & Monitoring segment represented approximately $3,290,000 for the year ended June 30, 2006 (2005-approximately $867,000), of which the outstanding receivable balance amounts to approximately $880,000 as at June 30, 2006 (2005-approximately $673,000).

The Company's long-lived assets, comprised of property and equipment, intangible assets and goodwill, substantially all of which are located in Canada, are allocated as follows:

                                        2006                       2005
                                          $                          $

Fiber & Monitoring                    10,523,564                  9,795,470
Credit Management                         22,567                     24,708
All Other                                 55,543                    319,548
----------------------------------------------------------------------------


The Company has three geographic business areas: Americas, Europe & Asia, determined based on the locations of the customers. The revenues for the year ended June 30, 2006 for the Americas includes $5,339,282 of sales from Canada and $1,678,873 of sales from the United States of America. The revenues for Asia include sales of $2,887,815 from China for the year ended June 30, 2006.

Geographic Information
                        2006                  2005
Revenues                  $                     $

Americas                7,018,155             2,660,135
Europe                    518,072               657,520
Asia                    2,962,278               262,964
--------------------------------------------------------
Total                  10,498,505             3,580,619
========================================================

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006


19.   Income Taxes

      The Company utilizes the liability method of accounting for income taxes as set forth in SFAS No. 109, "Accounting for Income Taxes". Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized. Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The amount of the deferred tax asset considered realizable could change materially in the near term based on future taxable income during the carry forward period.

      The Company's Federal Canadian operating losses expiry as follows:

                                              $
                2007                         45,673
                2008                      1,129,904
                2009                        804,435
                2010                      1,334,834
                2011                              -
                2012                              -
                2013                              -
                2014                      3,729,839
                2015                      4,341,453
                2016                      5,611,533
                                       ------------
                                         16,997,671
                                       ============

      A reconciliation of the benefit for income taxes at the combined U.S. and Canadian tax rate compared to the Company's effective tax rate is as follows:

                                                                       June 30,
                                                                 2006            2005
                                                                  $               $

Income tax at Federal US statutory rate (recovery)            (4,215,777)     (1,954,507)

Increase (decrease) resulting from:

  Stock based compensation not deductible                        137,093         400,474
  Change in valuation allowance                                3,270,461         126,861
  Impairment of goodwill                                         477,593               -
  Research and development tax credits                          (351,242)      1,234,207
  Income tax rate differential of foreign subsidiaries           311,026         199,355
  Change in income tax rate                                       47,115               -
  Non-deductible items and other elements                        (27,511)        (71,618)

-----------------------------------------------------------------------------------------
Income tax benefit                                              (351,242)        (65,228)
-----------------------------------------------------------------------------------------

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006

      Income Taxes (continued)

                                                                    June 30,
                                                              2006            2005
                                                               $               $
Deferred tax assets:
Net tax losses and scientific research and
   experimental development expenses carried forward        6,049,110      3,240,234
Difference between book and tax depreciation                  110,050         82,842
Reserves and accruals not deductible for tax purposes         345,599         35,440
Research and development tax credits                          228,125        621,022
-------------------------------------------------------------------------------------
Total deferred tax assets                                   6,732,884      3,979,538
Valuation allowance                                        (5,584,027)    (2,150,056)
-------------------------------------------------------------------------------------

                                                            1,148,857      1,829,482
Deferred tax liabilities:
Difference between book and tax depreciation                 (893,155)      (607,540)
Long-term debt                                               (255,702)    (1,204,806)
Investment tax credits                                              -        (17,136)
-------------------------------------------------------------------------------------
Total deferred tax liabilities                             (1,148,857)    (1,829,482)
-------------------------------------------------------------------------------------
Net tax assets                                                      -              -
-------------------------------------------------------------------------------------

      Approximately $1,000,000 of the valuation allowance disclosed above relates to losses incurred by Avensys prior to the date of the acquisition by Manaris. Accordingly, any reversal of this portion of the valuation allowance in future periods will be recorded as a reduction of goodwill and intangible assets when realized.

      For Canadian income tax purposes the Company has approximately $2,578,739 of Scientific Research and Experimental Development expenses available indefinitely to reduce taxable income in future years.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)
June 30, 2006

20.   Subsequent Events

      a)    Series B Notes

            On August 11, 2006, the Company entered into a Note and Warrant Purchase Agreement for the sale by the Company of Series B Subordinated Secured Convertible Notes (the "Series B Notes") in an aggregate principal amount of approximately $3.6 million and Original Issue Discount Subordinated Secured Convertible Notes equal to fifteen percent (15%) of the aggregate principal amount of Series B Notes (the "OID Notes") to certain institutional and accredited investors (the "Investors"). Pursuant to the Purchase Agreement, the Company also issued four year warrants to purchase shares of the Company's common stock in an amount equal to 37.5% of the number of common shares underlying the Series B Notes at $0.45 per share (the "Series Z Warrants") and 2.5% of the number of common shares underlying the Series B Notes at $0.65 per share (the "Series Y Warrants"). Gross proceeds of approximately $1.6 million were initially received on August 22, 2006, to be followed by a second disbursement of $500,000. The remaining $1.5 million will be disbursed upon effectiveness of the Company's registration statement. However, there is no assurance that this amount will be received.

            The Notes mature thirty (30) months from the date of issuance (the "Maturity Date") and are convertible at any time into shares of the Company's common stock at a fixed conversion price of $0.42, subject to a conversion price reset of $0.35. The conversion price of the Notes is subject to adjustment for certain events, including dividends, distributions or split of the Company's Common Stock, or in the event of the Company's consolidation, merger or reorganization. Beginning nine months from the issuance date, the Company is required to make principal payments equal to one-eighth of the aggregate principal amount of the Notes on a quarterly basis. The Company may pay the principal payment in either cash plus a premium of 7% of each principal payment or in shares of registered common stock at a 15% discount to the market price of the Company's common stock. The Company's obligations under the Purchase Agreement and the Notes are secured by a subordinated lien on substantially all of the assets of the Company, pursuant to a Pledge and Security Agreement.

            The Company did not file a registration statement within 45 days from the closing date of the August 11, 2006 private placement, which is the filing date specified in the financing documents. As a result, until such time as the registration statement is filed, the investors can demand repayment in an amount equal to 110% of the aggregate principal amount of the notes. However, the Company has not received a notice of default from the investors.

            In addition, as a result of the Company's failure to file the registration statement by the filing date, the Company has begun to accrue liquidated damages equal to 1.5%, for each calendar month (prorated for shorter periods), of the initial investment in the notes. The liquidated damages accrue until the registration statement is filed.

      b)    Unsecured Convertible Debenture Conversion

            With the acquisition of Avensys, the Company assumed 15% unsecured convertible debentures having a nominal value of $918,068 (CAD$1,125,000) and maturing on September 1, 2007. In April 2005, the Company issued 680,000 shares in settlement of $520,238 (CAD$637,500) of the debentures outstanding. The remainder of the debentures, $397,829 (CAD$487,500) was replaced by a new 15% unsecured debenture. On August 10, 2006 the new debenture, with a nominal value of CAD$487,500, was fully converted into 1,654,394 of Manaris common stock shares. The share price was calculated using the following formula: principal and interest divided by a 17.5% discount on the 10 day weighted average price of the Company's shares which equaled to $0.26 (CAD$0.29) per share. The transaction resulted in the Company recognizing a loss on conversion of approximately $35,000 in the first quarter of fiscal 2007.

      c)    Issuance of ITF Related Shares

            Pursuant to the ITF transaction, the Company did not file the required registration statement within the time period required by the Asset Purchase Agreement. As a result, the Company issued 255,080 restricted common shares on September 12, 2006 to the ITF Preferred Shareholders. The fair value of the shares on that date was approximately $74,000 and was expensed in the first quarter of Fiscal 2007.

      d)    Patent Notice

            On September 28, 2006, our subsidiary C-Chip Technologies (North America) (C-Chip) received a letter dated September 27, 2006 from a law firm representing one of our competitors, placing C-Chip on notice of its potentially infringing activities, and demanding a response within 30 days. No proceedings have been initiated and no claim for damages has been made.

Pro Forma Financial Information

Pro Forma Consolidated and Statement of Operations
   for the year ended June 30, 2006 ........................................F-44

   Notes to the Pro Forma  Consolidated  Statement of
     Operations ............................................................F-45

Manaris Corporation
(formerly a Development Stage Company)
Pro Forma Consolidated Statement of Operations for the twelve months ended June 30, 2006
(expressed in  000's of US Dollars, except per share amounts)
(Unaudited)

                                                                                                    Pro Forma
                                                                  ITF US GAAP                     Concolidated
                                                     Manaris      Statement of                    Statement of
                                                   Corporation    Operations      Adjustments      Operations
                                                                  (Note 3 A)       (Note 3 B)

                                                       $               $               $                $
Revenue                                              10,499           2,759                            13,258
Cost of Revenue                                       7,465           1,847                             9,312
---------------------------------------------------------------------------------------------------------------
Gross Profit                                          3,034             912              -              3,946
---------------------------------------------------------------------------------------------------------------

Expenses
Depreciation and amortization                           980             604             77              1,661
Selling, general and administrative                   6,447           1,787                             8,234
Loss on Impairment of goodwill                        1,530               -                             1,530
Loss on impairment of Intangible Assets                 108               -                               108
Research and development                              1,106           1,366            677              3,149
Other Operating Expenses                                                304                               304
Stock based compensation                                491               -                               491
---------------------------------------------------------------------------------------------------------------
Total Operating Expenses                             10,662           4,061            754             15,477
---------------------------------------------------------------------------------------------------------------

Profit (Loss) from Continuing Operations             (7,628)         (3,149)          (754)           (11,531)
Interest Income (Expense)                              (762)            291           (262)              (733)
Debenture accretion                                  (3,991)              -            355             (3,636)
Amortization of Deferred Issuance Costs                                   4                                 4
Financial Expenses                                                     (127)                             (127)
Foreign exchange gain (loss)                                             29            (29)                 -
Other revenues (expenses)                               (18)              -                               (18)
---------------------------------------------------------------------------------------------------------------
Net Profit (Loss) before Income Tax Benefit         (12,399)         (2,952)          (690)           (16,041)
Provision for Income Taxes                                               (2)                               (2)
Income Tax Benefit - Refundable tax credits             351               -            677              1,028
---------------------------------------------------------------------------------------------------------------
Net Profit (Loss) before Non-controling interest    (12,048)         (2,954)           (13)           (15,015)
Non-Controling Interest                                  (4)              -                                (4)
---------------------------------------------------------------------------------------------------------------
Net loss from Continuing Operations                 (12,052)         (2,954)           (13)           (15,019)
Effect of reduction in exercise
   price of outstanding warrants                     (2,197)              -                            (2,197)
---------------------------------------------------------------------------------------------------------------
Net loss from continuing operations
   applicable to common stockholders                (14,099)         (2,954)           (13)           (17,216)
---------------------------------------------------------------------------------------------------------------
Net loss from continuing operations
   per share-Basic and diluted                        (0.20)                         (0.04)             (0.24)
---------------------------------------------------------------------------------------------------------------
Weighted average shares outstanding                  69,363                          2,004             71,367(a)
---------------------------------------------------------------------------------------------------------------

(a) Weighted average shares outstanding calculation has been adjusted to include the 2,550,795 common shares of Manaris that were issued to acquire the assets of ITF Optical Technologies Inc. from July 1, 2005, rather than the actual issue date of April 18, 2006.

Manaris Corporation
(formerly a Development Stage Company)
Notes to the Pro Forma Consolidated Statement of Operations
(Unaudited)


Note 1 - The accompanying unaudited Pro Forma Consolidated Statement of Operations, which gives effect to the acquisition of ITF Optical Technologies Inc. (as described below) as if it had occurred on July 1, 2005, has been prepared from the audited consolidated financial statements of Manaris Corporation ("Manaris") for the year ended June 30, 2006 and the unaudited consolidated financial statements of ITF Optical Technologies Inc. ("ITF") for the nine-month period ended March 31, 2006. This pro forma information is unaudited and should be read in conjunction with the above-noted consolidated financial statements of Manaris and the unaudited consolidated financial statements of ITF for the nine-month period ended March 31, 2006 and the audited consolidated financial statements of ITF for the years ended June 30, 2005 and 2004 prepared in accordance with Canadian generally accepted accounting principles ("GAAP") and presented in Canadian dollars included elsewhere in this document. The accompanying unaudited pro forma information was prepared by combining the Consolidated Statement of Operations of Manaris for the year ended June 30, 2006 with the unaudited results of operations of ITF for the period from July 1, 2005 to April 18, 2006. The unaudited results of operations of ITF for the period from July 1, 2005 to April 18, 2006 have been compiled by adding to the results of operations as disclosed in the unaudited consolidated statement of operations of ITF for the nine-month period ended March 31, 2006, the unaudited results of operations for the period from April 1 to April 18, 2006. Further, these results of operations have been adjusted for any differences between Canadian and US GAAP and converted to US dollars using the average exchange rate for the period, being USD $0.8511 = CAD $1.000. In addition, this unaudited pro forma information includes other adjustments necessary to reflect the ITF acquisition as if it had occurred on July 1, 2005. An unaudited consolidated pro forma balance sheet has not been prepared to give effect to the ITF acquisition as of any date since the effects of the acquisition of ITF on the balance sheet of Manaris have already been reflected in the Consolidated Balance Sheet of Manaris as of June 30, 2006 as included in the company's recently filed annual report on Form 10KSB and included elsewhere in this document.

The unaudited Pro Forma Consolidated Statement of Operations has been prepared for informational purposes only and does not purport to be indicative of the financial position or the results of operations that actually would have occurred if the acquisitions had been consummated at the beginning of the period presented, nor of results to be expected in the future. Furthermore, the unaudited Pro Forma Consolidated Statement of Operations does not reflect changes that may have occurred as the result of post-acquisition activities and other matters.

Note 2 - The following is a reproduction of the business acquisition note included in the audited financial statements of Manaris for the year ended June 30, 2006, as included in the company's recently filed annual report on Form 10KSB. This note summarizes the significant terms of the transaction and how it has been accounted for.

On April 18, 2006, Manaris, Avensys and Avensys Laboratories Inc ("ALI"), entered into an Asset Purchase Agreement (the "Agreement") to acquire the manufacturing assets and research and development assets of ITF Optical Technologies Inc., a designer and manufacturer of advanced photonic solutions based on proprietary all-fiber technology. The transaction represents the acquisition of a business, which adds complementary products to Avensys' current offerings and provides access to a new potential customer base. ITF Optical Technologies Inc. specializes in providing applications for submarine, military, telecom and industrial uses.

The purchase price paid for the manufacturing assets acquired by Avensys, pursuant to the ITF Agreement, was approximately $1,526,651 (CAD $1,750,000), comprised of $654,279 (CAD $750,000) in cash and $872,372 (CAD$1,000,000) of
Manaris common stock (2,550,795 common shares).

ALI, Avensys's research and development partner, also pursuant to the ITF Agreement, purchased ITF Optical Technologies Inc. research and development assets and intellectual property rights (the "R&D assets"). The consideration paid for the R&D assets was CAD$2,000,000 representing the fair market value of the R&D assets, payable in 580,000 shares of common stock of ALI and 2,000,000 shares of Class E preferred stock of ALI (the "Avensys Laboratories Shares") issued to the former shareholders of ITF Optical Technologies Inc. (the "ITF Preferred Shareholders"). In the aggregate, the Avensys Laboratories Shares issued pursuant to the ITF Agreement represent 58% of the voting stock of ALI. As a result of the ITF Agreement, Avensys' ownership of the voting stock of ALI has decreased from 49% to 42%.

In connection with the ITF Agreement, the following additional agreements were also entered into:

o A License Agreement was entered into between Avensys and ALI, pursuant to which Avensys was granted an exclusive license to use ALI's intellectual property and patent improvements, as defined in the License Agreement, in order to develop and sell products incorporating ALI's intellectual property. As consideration for the license, Avensys will be making royalty payments to ALI. Also pursuant to the License Agreement, ALI will continue to conduct research and development for the mutual benefit of both parties.

Manaris Corporation
(formerly a Development Stage Company)
Notes to the Pro Forma Consolidated Statement of Operations
(Unaudited)

Note 2 (continued)

o A Shareholder Agreement was entered into between Avensys and the ITF Preferred Shareholders. Pursuant to the Shareholder Agreement, the ITF Preferred Shareholders shall not transfer any Avensys Laboratories Shares, subject to limited exceptions. The Shareholder Agreement also stipulates that, between April 1, 2009 and October 1, 2009, each ITF Preferred Shareholder shall have an option to (i) sell the Avensys Laboratories Shares to Avensys for its proportionate share of $1,793,722 (CAD $2,000,000), or (ii) exchange the Avensys Laboratories Shares for 3,826,531 freely tradable shares of Manaris common shares determined based upon its proportionate share of $1,345,291 (CAD $1,500,000) divided by a reference per share price of $0.35 (CAD $0.39).

As a result of the above arrangements, ALI continues to be a variable interest entity for which Avensys is the primary beneficiary. Accordingly, ALI is accounted for as a consolidated subsidiary. The Preferred Shareholder arrangement entitling these shareholders to a right to receive a fixed amount of CAD$2,000,000 or a fixed number of the Company's common shares has been accounted for as a convertible liability consisting of a debt instrument with an embedded conversion option. The debt instrument has been measured at its present value of $794,148 on the date of issuance. This carrying value will be accreted to the face amount of CAD$2,000,000 using the effective interest rate method to the first date the shareholders could require a payment. The carrying value of the note as at June 30, 2006 is $877,675. The embedded conversion option has been classified as a liability and was recognized at its fair value on the date of issuance of $503,814. Subsequently, this conversion option is measured at fair value with changes in fair value included in the Statement of Operations. The fair value of this embedded conversion option was $458,271 as of June 30, 2006. The fair value of the embedded conversion option is determined by using the Black-Scholes Model.

The purchase price of the acquired assets was calculated as follows:

                                                 $
Manufacturing Assets
   Cash                                        654,279
   Fair value of Manaris shares issued         872,372
                                           -----------
                                             1,526,651
                                           ===========
R&D Assets
   Balance of purchase price payable           794,148
   Fair Value of Derivative Instrument         503,814
                                           -----------
                                             1,297,962
                                           ===========

Transaction Costs                              139,493
                                           -----------
                                             2,964,106
                                           -----------

The fair value of Manaris shares issued was determined based upon the average share price for a period of three days before and after the date the terms of the acquisitions were negotiated and announced, being April 4, 2006.

The purchase price was allocated to the following assets and liabilities:

                                            $

Accounts Receivable                       31,351
Inventories                              475,609
Depreciable Fixed Assets               2,599,190
Developed Technologies                   209,509
Trade Name                               111,738
Deferred Revenues                        (31,351)
Assumed Capital Leases                  (327,256)
Warranties                              (104,685)
                                      -----------
                                       2,964,106
                                      ===========

Manaris Corporation
(formerly a Development Stage Company)
Notes to the Pro Forma Consolidated Statement of Operations
(Unaudited)

Note 3 A - Reconciliation of ITF Canadian GAAP Statement of Operations to US GAAP Statement of Operations for year ended June 30, 2006 (in 000's):

                                                Nine months ended 3/31/2006
                                                ---------------------------
                                                 ITF CA GAAP                  Pro rata adjustment     ITF US GAAP     ITF US GAAP
                                                 Statement of    US GAAP      for period of 4/1/06    Statement of   Statement of
                                                  Operations    Adjustments        to 4/18/06          Operations      Operations
                                                                   (ii)              (iii)                                (i)

                                                       $             $                 $                    $              $
                                                      CAD           CAD               CAD                  CAD            USD
Revenue                                              3,041                               201              3,242           2,759
Cost of Sales                                        2,036                               134              2,170           1,847
----------------------------------------------------------------------------------------------------------------------------------
Gross Profit                                         1,005             -                  67              1,072             912
----------------------------------------------------------------------------------------------------------------------------------

Expenses
Depreciation and amortization                          666                                44                710             604
Selling, general and administrative                  1,970                               130              2,100           1,787
Research and development                             1,506                                99              1,605           1,366
Other Operating Expenses                               335                                22                357             304
----------------------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                             4,477             -                 295              4,772           4,061
----------------------------------------------------------------------------------------------------------------------------------

Profit (Loss) from Continuing Operations            (3,472)            -                (228)            (3,700)         (3,149)
Interest Income (Expense)                              321            (9)                 21                333             283
Amortization of Deferred Issuance Costs                               76                   5                 81              69
Financial Expenses                                    (140)                               (9)              (149)           (127)
Foreign exchange gain (loss)                            32                                 2                 34              29
----------------------------------------------------------------------------------------------------------------------------------
Net Profit (Loss) before Income Tax Benefit         (3,259)           67                (209)            (3,401)         (2,895)
Provision for Income Taxes                              (2)                                -                 (2)             (2)
----------------------------------------------------------------------------------------------------------------------------------
Net Profit (Loss) before Non-controling interest    (3,261)           67                (209)            (3,403)         (2,897)
----------------------------------------------------------------------------------------------------------------------------------
Net loss from Continuing Operations                 (3,261)           67                (209)            (3,403)         (2,897)
----------------------------------------------------------------------------------------------------------------------------------

(i) Utilized Bank of Canada average noon rate for the year ending June 30, 2006 to establish the currency exchange rate to convert Canadian Dollar to US Dollar amounts. Exchange rate is USD $0.8511 = CAD $1.000.

(ii) Interest Income: US GAAP require securities to be classified as either held for trading, held to maturity or available for sale. ITF Optical Technologies Inc. classified all investments as held for trading under US GAAP, which are carried on the balance sheet at their fair value. Under Canadian GAAP, short-term investments are carried at the lower of cost and fair value, and include investments in commercial paper that is carried at amortized cost. Other-than-temporary declines in the value of investments are recorded in earnings based on net realizable values; declines in fair values are generally presumed to be other than temporary if conditions indicating impairment have persisted for a more prolonged period of time than under United States GAAP. For the nine-month period ended March 31, 2006, had the consolidated financial statements of ITF Optical Technologies Inc. been prepared in accordance with US GAAP, the effect on net loss would have been a $9,000 increase in loss. Amortization of Deferred Issuance Costs: Canadian GAAP require that equity instruments that provide for mandatory redemption by the issuer for a fixed or determinable amount at a fixed or determinable future date or that give the holder the right to require the issuer to redeem the share at or after a particular date for a fixed or determinable amount be classified as liabilities rather than as equity, and that any related dividends, losses or gains be charged to earnings. Furthermore, under Canadian GAAP, issuance costs related to equity instruments classified as liabilities would be deferred and amortized to earnings over the expected term of the liability. Under US GAAP, such classification is only required when there is an unconditional obligation to redeem at a fixed or determinable date or upon occurrence of an event that is certain to occur. As the senior convertible preferred shares are only redeemable in certain circumstances which are not entirely under the control of the Company, US GAAP require that the Company's senior convertible preferred shares be presented as equity, net of issuance costs. Amortization of deferred issuance costs for the nine-month period ended March 31, 2006 was $76.

(iii) Calculated results equivalent to 18 days of operations, based on the results of operations for the nine months ended March 31, 2006, adjusted for US GAAP.

Manaris Corporation
(formerly a Development Stage Company)
Notes to the Pro Forma Consolidated Statement of Operations
(Unaudited)

Note 3 B - Explanation of Adjustments to pro forma statement of operations for the year ended June 30, 2006:

                                                          Adjustments
                                                       (in '000s of USD)
                                                               $

(i)       Depreciation and amortization                         77
(ii)      Research and development                             677
(iii),(v) Interest Income (Expense)                           (262)
(iv)      Debenture Accretion                                  355
(iii)     Foreign exchange gain (loss)                         (29)
(ii)      Income Tax Benefit - Refundable tax credits          677


(i) Depreciation and amortization has been adjusted to account for depreciation based on the fair value of acquired manufacturing and R&D assets of $2,599,000, depreciated over periods of 3 to 8 years; and amortization based upon the fair value of the acquired intangible assets of $321,000, for periods of 3 to 10 years.
(ii) ITF Optical Technologies Inc. recorded research and development tax credits of $677,000 for the nine month period ended March 31, 2006 as a reduction of research and development expenses. Consequently, research and development tax credits were reclassified to conform to the presentation adopted by Manaris, which presents research and development tax credits as a part of income tax in the statement of operations.
(iii) Interest income (expense) was adjusted to reclassify a $29,000 foreign exchange gain to conform to Manaris presentation.
(iv) Debenture accretion has been adjusted to reflect one full year of accretion expense related to CAD $2,000,000 debt instrument issued by Manaris on the acquisition of ITF (see Note 2).
(v) ITF Optical Technologies Inc. recorded interest income investments and deposits which are not a part of the ITF transaction. An adjustment of $291,000 was taken to eliminate interest income from the pro forma results of operations.

ITF OPTICAL TECHNOLOGIES INC.
Consolidated Financial Statements June 30, 2005, 2004 and nine-month period ended March 31, 2006

Deloitte

                                                           Deloitte & Touche LLP
                                                           1 Place Ville Marie
                                                           Suite 3000
                                                           Montreal QC  H3B 4T9
                                                           Canada

                                                           Tel: 514-393-5194
                                                           Fax: 514-390-4104
                                                           www.deloitte.ca

INDEPENDENT AUDITORS' REPORT

--------------------------------------------------------------------------------

To the Board of Directors of
ITF Optical Technologies Inc.,


We have audited the accompanying consolidated balance sheets of ITF OPTICAL TECHNOLOGIES INC. (the "Company") as at June 30, 2005 and 2004 and the consolidated statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America. These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

/s/ Deloitte & Touche LLP

September 2, 2005,  except for Notes 22 and 23,  which are as of  September  14,
2006



                                                        Member of
                                                        Deloitte Touche Tohmatsu

ITF OPTICAL TECHNOLOGIES INC.

-------------------------------------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS
                                                                  As at              As at              As at
                                                          June 30, 2004      June 30, 2005     March 31, 2006
-------------------------------------------------------------------------------------------------------------
(In thousands of Canadian dollars)                                                                (unaudited)

ASSETS

CURRENT
   Cash and cash equivalents                             $          899     $          367     $          810
   Short-term investments (Note 4)                               20,621             16,660             11,997
   Accounts receivable (Note 5)                                     965                267                658
   Tax credits receivable (Note 7)                                  356                389              1,065
   Inventories (Note 8)                                             472                710                508
   Prepaid expenses and other current assets                        127                 67                 78
                                                         --------------     --------------     --------------
                                                                 23,440             18,460             15,116

DEFERRED ISSUANCE COSTS                                             314                212                136
CAPITAL ASSETS (Note 9)                                           5,443              3,133              2,016
                                                         --------------     --------------     --------------
                                                         $       29,197     $       21,805     $       17,268
                                                         ==============     ==============     ==============
LIABILITIES AND SHAREHOLDERS' DEFICIENCY
CURRENT
   Accounts payable and accrued liabilities (Note 11)    $        2,741     $        2,246     $        1,359
   Deferred revenue                                                  36                 89                 45
   Current portion of long-term obligations (Note 12)               690                465                379
                                                         --------------     --------------     --------------
                                                                  3,467              2,800              1,783
LONG-TERM OBLIGATIONS (Note 12)                                     615                318                 59
DEFERRED CREDITS (Note 13)                                           59                  -                  -
                                                         --------------     --------------     --------------
                                                                  4,141              3,118              1,842
                                                         --------------     --------------     --------------
SENIOR CONVERTIBLE PREFERRED SHARES (Note 14)                    39,409             39,409             39,409
                                                         --------------     --------------     --------------
COMMITMENTS (Note 17)

SHAREHOLDERS' DEFICIENCY
   Capital stock (Note 14)                                      100,498             99,656             99,656
   Contributed surplus                                               29                875                875
   Deficit                                                     (114,880)          (121,253)          (124,514)
                                                         --------------     --------------     --------------
                                                                (14,353)           (20,722)           (23,983)
                                                         --------------     --------------     --------------
                                                         $       29,197     $       21,805     $       17,268
                                                         ==============     ==============     ==============

The accompanying notes are an integral part of these consolidated financial statements.

ITF OPTICAL TECHNOLOGIES INC.
-------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
                                                                                       Nine-month
                                                 Year ended         Year ended       period ended
                                              June 30, 2004      June 30, 2005     March 31, 2006
-------------------------------------------------------------------------------------------------
(In thousands of Canadian dollars)                                                     (unaudited)
REVENUE                                      $        3,817     $        4,241     $        3,041

COST OF REVENUE                                       4,846              3,916              2,036
                                             --------------     --------------     --------------

GROSS INCOME (LOSS)                                  (1,029)               325              1,005
                                             --------------     --------------     --------------

OPERATING EXPENSES
   Research and development, net (Note 7)             1,761              2,827              1,506
   Sales and marketing                                  707                583                412
   General and administrative                         1,689              1,530              1,558
   Depreciation and amortization                      1,910              1,655                666
   Other                                                 (6)               357                335
                                             --------------     --------------     --------------

      Total operating expenses                        6,061              6,952              4,477
                                             --------------     --------------     --------------

LOSS FROM OPERATIONS                                 (7,090)            (6,627)            (3,472)
                                             --------------     --------------     --------------

OTHER INCOME (EXPENSE)
   Interest                                             575                453                321
   Financial expenses (Note 12)                        (314)              (229)              (140)
   Foreign exchange (loss) gain                         (13)               (12)                32
                                             --------------     --------------     --------------

                                                        248                212                213
                                             --------------     --------------     --------------

LOSS BEFORE INCOME TAXES                             (6,842             (6,415)            (3,259)

PROVISION FOR (RECOVERY OF) INCOME TAXES                 27                (42)                 2
                                             --------------     --------------     --------------

NET LOSS                                             (6,869)            (6,373)            (3,261)


DEFICIT at beginning                               (108,011)          (114,880)          (121,253)
                                             --------------     --------------     --------------

DEFICIT at end                               $     (114,880)          (121,253)    $     (124,514)
                                             ==============     ==============     ==============

The accompanying notes are an integral part of these consolidated financial statements.

ITF OPTICAL TECHNOLOGIES INC.
-----------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                                     Nine-month
                                                               Year ended         Year ended       period ended
                                                            June 30, 2004      June 30, 2005     March 31, 2006
-----------------------------------------------------------------------------------------------------------------
(In thousands of Canadian dollars)                                                                  (unaudited)

Cash provided by (used for):
OPERATING ACTIVITIES
   Net loss                                                $       (6,869)    $       (6,373)    $       (3,261)

   Items not affecting cash and cash equivalents:
      Depreciation and amortization                                 2,767              2,657              1,155
      Gain on disposal of capital assets                                -                (39)                (9)
      Deferred credits                                                 (8)               (59)                 -
      Amortization of deferred issuance costs                         102                102                 76
      Stock based compensation - employees                              1                  2                  -
                                                           --------------     --------------     --------------
                                                                   (4,007)            (3,710)            (2,039)

   Net changes in non-cash items related to operations:
      Accounts receivable                                            (491)               698               (391)
      Tax credits receivable                                          243                (33)              (675)
      Inventories                                                    (227)              (238)               202
      Prepaid expenses and other current assets                       (42)                60                (11)
      Accounts payable and accrued liabilities                       (107)              (495)              (887)
      Deferred revenue                                                 35                 53                (44)
                                                           --------------     --------------     --------------
                                                                   (4,596)            (3,665)            (3,845)
                                                           --------------     --------------     --------------
INVESTING ACTIVITIES
   Purchase of short-term investments                             (75,224)           (65,063)                 -
   Maturity of short-term investments                              79,845             69,024              4,663
   Acquisition of capital assets                                     (571)              (195)               (40)
   Proceeds from disposal of capital assets                             -                 38                 10
                                                           --------------     --------------     --------------
                                                                    4,050              3,804              4,633
                                                           --------------     --------------     --------------
FINANCING ACTIVITIES
   Repayment of long-term obligations                                (823)              (673)              (345)
   Net proceeds from issuance of capital stock                          -                  2                  -
                                                           --------------     --------------     --------------
                                                                     (823)              (671)              (345)
                                                           --------------     --------------     --------------
CASH AND CASH EQUIVALENTS INFLOW (OUTFLOW)                         (1,369)              (532)               443

CASH AND CASH EQUIVALENTS, beginning of year                        2,268                899                367
                                                           --------------     --------------     --------------
CASH AND CASH EQUIVALENTS, end of year                     $          899                367     $          810
                                                           ==============     ==============     ==============

Cash flows include the following items:

Interest paid                                              $          137     $           68     $           35
Income taxes paid                                          $           68     $            -     $            -

Non-cash investing and financing activities:
   Acquisition of capital assets through capital leases    $          166     $          151     $            -


The accompanying notes are an integral part of these consolidated financial statements.

1.    INCORPORATION AND NATURE OF ACTIVITIES

      ITF Optical Technologies Inc. (the "Company") was incorporated in January 1997 under Part IA of the Companies Act (Quebec).

      The Company's mission is to design and deliver state-of-the-art, highly reliable photonic solutions over a wide power range, by leveraging its propriety All-Fiber Technology; and to do it effectively and efficiently. The Company manufactures a wide range of products using fiber as the constituent medium in amplification and transmission systems for optical communications equipment manufacturers, and also offers a wide range of products for use in industrial and military applications.

      The Company sells and markets its products through a combination of direct sales and marketing personnel as well as a network of independent distributors and manufacturer representatives. The Company's market is global and its target customers include optical systems manufacturers and fiber laser manufacturers. The Company has segmented the market into three distinct geographic regions: North America, Europe, and the rest of the world.

      The Company currently purchases, from limited sources, supplies of several key components and materials used in the manufacturing of its products.


2.    SIGNIFICANT ACCOUNTING POLICIES

                     Basis of presentation and consolidation

      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, ITF Optical Technologies (USA) Inc. All significant intercompany transactions and balances have been eliminated upon consolidation.

                                Use of estimates

      The presentation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

                          Foreign currency translation

      The Company's currency of measurement is the Canadian dollar. Effective July 1, 2004, the Company's reporting currency was changed to the Canadian dollar.

      The Company's wholly-owned subsidiary is considered to be integrated. As a result, the subsidiary accounts are translated into Canadian dollars using the temporal method. Under this method, monetary assets and liabilities are measured at the exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are measured at historical rates. Revenue and expenses are measured at the average rate for the period. Gains and losses resulting from translation are reflected in the statement of operations.

                            Cash and cash equivalents

      The Company's cash and cash equivalents consist of cash and highly liquid short-term investments with original maturities of less than three months.

                             Short-term investments

      Short-term   investments  are  carried  at  cost  and  consist  of  liquid investments with original maturities of more than three months.

                                   Inventories

      Inventories consist of raw materials, work in process and finished goods. The raw materials are valued at the lower of cost and replacement cost, determined using the first in, first out method. The work in process and finished goods are valued at the lower of cost and net realizable value. The cost of work in process and finished goods is computed on a currently adjusted standard basis (which approximates actual costs on a first in, first out basis).

                             Deferred issuance costs

      Deferred issuance costs, related to the issuance of senior convertible preferred shares, are amortized using the straight-line method, over the term of the financial instrument.

                                 Capital assets

      Capital assets are accounted for at cost reduced by applicable research and development tax credits and by governmental grants related thereto.

      Assets under capital leases are accounted for at cost, that is at the present value of minimum lease payments over the lease term, excluding executory costs.

      Depreciation and amortization is based on their estimated useful lives using the straight-line method over the following periods:

      Property, plant and equipment
          Machinery and equipment                                        5 years
          Computer hardware and software                                 3 years
          Office furniture and equipment                                 5 years
          Leasehold improvements                          The term of the leases
          Assets under capital leases                                    5 years

                         Impairment of long-lived assets

      The Company evaluates the carrying amount of its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company assesses recoverability using undiscounted cash flows attributed to that asset. If an asset is impaired, it is written down to fair value using discounted cash flows attributed to that asset or prices for similar assets.

                               Revenue recognition

      The Company recognizes revenue when persuasive evidence of an arrangement exists, the price is fixed, the products or services are delivered and collectibility is probable. When an acceptance period exists, the revenue is recognized at the end of the acceptance period. Revenue from sales to distributors is recorded upon shipment to the distributors since such sales are not contingent upon the resale of the products.

      The Company also recognizes revenue from research and development collaboration agreements which specify milestones to be met and the payments associated with meeting each milestone. Revenue derived from these contracts is recognized upon completion of the milestones.

      The Company defers revenue for products not yet accepted by the customers.

      All products are warranted against defects in material and workmanship. The Company accrues for such warranty costs at the time revenue is recognized based on contract terms and experience from prior claims.

                                  Income taxes

      The Company provides for income taxes using the liability method of tax allocation. Under this method, future income tax assets and liabilities are determined based on deductible or taxable temporary differences between financial statement values and tax values of assets and liabilities using substantially enacted income tax rates expected to be in effect for the year in which the differences are expected to reverse. The Company establishes a valuation allowance against future income tax assets if, based on available information, it is more likely than not that some or all of the future income tax assets will not be realized.

          Stock-based compensation plan and other stock-based payments

      The Company maintains a stock-based compensation plan, which is described in Note 15. Any consideration paid by the plan participants on the exercise of share options or purchase of shares is credited to "Capital Stock".

      Effective July 1, 2002, options granted to non-employees and consultants are accounted for at fair value and the related compensation expense is charged to operations in the period the services are rendered. Options granted to non-employees and consultants continue to be accounted for under the fair value method.

                        Research and development expenses

      Research expenses are expensed as incurred net of related tax credits and of government assistance. Expenses related to development, which do not meet generally accepted criteria for deferral, are expensed as incurred. Development expenses which meet generally accepted criteria for deferral are capitalized and amortized against earnings over the estimated period of benefit.


3.    RESTRICTED FUNDS

      Concurrently with the issuance of the senior convertible preferred shares (see Note 14), the Company entered into a Special Account Agreement ("Agreement") with one of its shareholders, specifying the disbursement terms to the Company of its share of the share issuance proceeds. The Company deposited the shareholder's proceeds at its principal banking institution in a separate account, in its name ("Special Account"). Under the Agreement, two individuals shall at all times be required to approve the transfer of funds out of the Special Account without the need for any further authorization. One of the authorized signatories shall be the shareholder, the other authorized signatory shall be a person designated by the Company. Notwithstanding the preceding, a pre-approved monthly withdrawal schedule is established from time to time accordingly exempting the Company from any prior authorizations or prior signatures. This Agreement terminated December 31, 2004, and on June 30, 2005 there were no funds remaining, subject to the agreement.


4.    SHORT-TERM INVESTMENTS

                                                        As at June 30,               As at
                                             ----------------------------------  March 31,
                                                    2004             2005             2006
                                             -----------      -----------      -----------
                                                                               (unaudited)
      Commercial  paper  denominated  in
      Canadian dollars, bearing interest
      at annual rates of 3.75% to 3.85%,
      maturing   between  May  2006  and
      November  2006                         $    20,621      $    16,660      $    11,997
                                             -----------      -----------      -----------
                                             $    20,621      $    16,660      $    11,997
                                             ===========      ===========      ===========



5.    ACCOUNTS RECEIVABLE

                                                        As at June 30,               As at
                                             ----------------------------------  March 31,
                                                    2004             2005             2006
                                             -----------      -----------      -----------
                                                                               (unaudited)

      Trade receivables, net                 $       784      $       231      $       616
      Indirect taxes                                  94               36               42
      Others                                          87                -                -
                                             -----------      -----------      -----------
                                             $       965      $       267      $       658
                                             ===========      ===========      ===========

      The allowance for doubtful accounts was nil at June 30, 2004 and 2005 and at March 31, 2006.

      Approximately 86% of trade receivables were due from two customers at June 30, 2004, 89% from five customers at June 30, 2005 and 57% from 1 customer at March 31, 2006.

      The indirect taxes are a net receivable and represent the excess of sales taxes paid on purchases or expenditures over the taxes collected or collectable on sales.

6.    GOVERNMENT GRANT RECEIVABLE AND DEFERRED GRANT

      In 1999 and 2000, the Company received a government grant to support the growth of the Company based on budgeted project spending of $9.0 million and the creation of 80 permanent jobs from November 24, 1998 to November 24, 2000 for a total amount of $630,000. The jobs created must have been maintained until January 31, 2005, otherwise the grant would have to be reimbursed. As at January 31, 2005, the Company was in compliance. The amounts received have been deferred and amortized to income over the term of the agreement.

      The  Company  recorded  in  results  of  operations  nil  and  $54,508  of
      government   grants  for  the  years   ended  June  30,   2004  and  2005,
      respectively, and nil for the nine-month period ended March 31, 2006.


7.    TAX CREDITS RECEIVABLE

      The Company recorded research and development tax credits of $1,269,000, $1,758,000 and $677,000 as a reduction of research and development expenses for the years ended June 30, 2004 and 2005 and the nine-month period ended March 31, 2006, respectively. These research and development tax credits represent credits earned based on qualifying research and development expenditures. In addition, the Company recorded research and development tax credits of $58,000 and $17,000 as a reduction of the carrying value of property and equipment for the years ended June 30, 2004 and 2005 respectively, and nil for the nine-month period ended March 31, 2006. These latter research and development tax credits represent credits earned based on qualifying machinery and equipment purchases.


8.    INVENTORIES

                                        As at June 30,               As at
                             ----------------------------------  March 31,
                                    2004             2005             2006
                             -----------      -----------      -----------
                                                               (unaudited)

      Raw materials          $       290      $       460      $       348
      Work in process                154              135               96
      Finished goods                  28              115               64
                             -----------      -----------      -----------
                             $       472      $       710      $       508
                             ===========      ===========      ===========

9.    CAPITAL ASSETS

                                                           As at June 30,
                                                                2004
                                             ---------------------------------------------
                                                              Accumulated      Net book
                                                Cost          depreciation       value
                                             ---------------------------------------------
      Machinery and equipment                $    19,041      $    15,953      $     3,088
      Computer hardware and software               3,525            3,456               69
      Office furniture and equipment               1,558            1,316              242
      Leasehold improvements                       4,614            3,570            1,044
      Assets under capital leases                  6,165            5,165            1,000
                                             -----------      -----------      -----------
                                             $    34,903      $    29,460      $     5,443
                                             ===========      ===========      ===========

                                                           As at June 30,
                                                                2005
                                             ---------------------------------------------
                                                              Accumulated      Net book
                                                Cost          depreciation       value
                                             ---------------------------------------------

      Machinery and equipment                $    19,103      $    17,253      $     1,850
      Computer hardware and software               3,571            3,499               72
      Office furniture and equipment               1,607            1,590               17
      Leasehold improvements                       4,614            3,987              627
      Assets under capital leases                  6,316            5,749              567
                                             -----------      -----------      -----------

                                             $    35,211           32,078      $     3,133
                                             ===========      ===========      ===========

                                                            As at March 31,
                                                                 2006
                                             ---------------------------------------------
                                                              Accumulated      Net book
                                                Cost          depreciation       value
                                             ---------------------------------------------
                                                                                (unaudited)

      Machinery and equipment                $    19,119      $    17,980      $     1,139
      Computer hardware and software               3,580            3,526               54
      Office furniture and equipment               1,607            1,603                4
      Leasehold improvements                       4,614            4,262              352
      Assets under capital leases                  6,316            5,849              467
                                             -----------      -----------      -----------

                                             $    35,236           33,220      $     2,016
                                             ===========      ===========      ===========

      The Company recorded depreciation and amortization expenses of $2,767,000, $ 2,657,000 and $1,155,000, of which $857,000, $1,002,000 and $489,000 is included in cost of revenue for the years ended June 30, 2004 and 2005 and the nine-month period ended March 31, 2006, respectively.

      Capital assets of $166,000 and $151,000 were acquired through capital leases for the year ended June 30, 2004 and 2005, respectively, and $38,000 for the nine-month period ended March 31, 2006.

10.   BANK LOAN

      On April 11, 2005, the Company entered into a new credit facility, which includes a revolving demand line of credit of up to $4.0 million and a demand loan of up to $1.5 million, both bearing interest at prime rate plus 1%, as well as a lease-line of credit of $1.45 million. The credit facilities are secured by a first rank chattel mortgage on property, both corporal and incorporal, existing and future receivables including research and development tax credits, and is repayable partly upon receipt of the refund of the tax credits. The credit facility expires in April 2006.

      As of June 30, 2005 and March 31, 2006, the bank loan facility was not used.

      The Company has outstanding letters of guarantee amounting to $30,000 and $50,000 as at June 30, 2005 and March 31, 2006, respectively, maturing in April 2006.

11.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                                            As at June 30,               As at
                                                                  ----------------------------------  March 31,
                                                                         2004             2005             2006
                                                                  -----------      -----------      -----------
                                                                                                     (unaudited)
      Trade payables                                              $       722      $       494      $       153
      Accrued liabilities                                                 668              620              625
      Income taxes                                                         48                -                -
      Accrued payroll and related expenses                                513              530              381
      Provision for warranty                                              790              602              200
                                                                  -----------      -----------      -----------

                                                                  $     2,741      $     2,246      $     1,359
                                                                  ===========      ===========      ===========


12.   LONG-TERM OBLIGATIONS
                                                                            As at June 30,               As at
                                                                  ----------------------------------  March 31,
                                                                         2004             2005             2006
                                                                  -----------      -----------      -----------
                                                                                                     (unaudited)
      Obligations under capital leases

      Equipment lease contracts ($1.2 million and
      $0.7 million for 2004 and 2005,  respectively),
      interest  rates ranging from
      4.92% to 8.12%, maturing between July 2006 and July 2007    $     1,276      $       746      $       409
      Interest included in installments                                   (72)             (22)             (14)
                                                                  -----------      -----------      -----------
                                                                        1,204              724              395


      Long-term debt

      Other loans, interest rates ranging from
      6% to 10%, maturing between
      November 2005 and February 2010                                     101               59               43
                                                                  -----------      -----------      -----------
                                                                        1,305              783              438
      Current portion                                                    (690)            (465)            (379)
                                                                  -----------      -----------      -----------

                                                                  $       615      $       318      $        59
                                                                  ===========      ===========      ===========

      The interest expense on long-term obligations amounted to $137,000 and $68,000 for the years ended June 30, 2004 and 2005, respectively and $35,000 for the nine-month period ended March 31, 2006.

      Long-term debt principal repayments and minimum lease payments under capital leases for the next five years are as follows:

                  Long-term debt              Capital leases
                  --------------              --------------

                  2006 -  $  23               2006 -  $  110
                  2007 -  $  11               2007 -  $  283
                  2008 -  $  12               2008 -       2
                  2009 -  $  10               2009 -       -
                  2010 -  $   7               2010 -       -


13.   DEFERRED CREDITS

                                            As at June 30,               As at
                                  ----------------------------------  March 31,
                                         2004             2005             2006
                                  -----------      -----------      -----------
                                                                     (unaudited)

      Deferred grant (Note 6)     $        54      $         -      $         -
      Lease inducements                     5                -                -
                                  -----------      -----------      -----------

                                  $        59      $         -      $         -
                                  ===========      ===========      ===========

14.   CAPITAL STOCK

      a)    Authorized:

            Unlimited number of common voting shares, participating, without par value

            Unlimited number of Class C non-voting shares, participating, without par value, convertible into common shares on a one-to-one basis under the following conditions on the earliest of:

            (1) The date that the Company completes an underwritten public offering of common shares in which the aggregate price paid is at least U.S. $25,000,000.

            (2) The completion by the Company of a registered public offering (regardless of the size) initiated by certain holders of common shares or by the holders of the senior convertible preferred shares.

            10,981,222 senior convertible preferred voting shares, participating, convertible at the holder's option into common shares, at any time on the basis of a conversion price, which conversion price would be subject to adjustment upon the occurrence of certain stated events, redeemable, at fair value after five years, if the Company has not completed an initial public offering with gross proceeds of at least U.S. $25,000,000 ("Qualified IPO"), with non-cumulative dividends at the same rate as dividends are paid with respect to the common shares, shall be entitled, out of funds legally available for payment to the shareholders of the Company, pari passu with each other and before any distribution or payment is made upon any other class or series of shares, to be paid an amount equal to the consideration for which such senior convertible preferred shares were issued by the Company being an amount of U.S. $2.28 for each senior convertible preferred share plus after such liquidation preference payments the holders of the senior convertible preferred shares shall be entitled to receive the remaining property of the Company to be distributed on a pari passu basis with the holders of the other classes of shares in case of winding-up, without par value. 14. CAPITAL STOCK (Continued) b) Warrant

      b)    Warrant

            A warrant granted to an agent which provided for the right to purchase 86,400 common shares expired, unexercised on April 6, 2005. Accordingly, the recorded amount of such warrant was reclassified to contributed surplus.

            The following table summarizes the issued and outstanding capital stock as at June 30, 2004 and 2005 and March 31, 2006:

                               As at June 30,                     As at June 30,                  As at March 31,
                                    2004                              2005                             2006
                         ----------------------------     ----------------------------     ----------------------------
                           Shares            Amount          Shares           Amount          Shares           Amount
Preferred shares:
Presented as debt
   Senior convertible
   preferred shares        10,981,222    $     39,409       10,981,222    $     39,409     $ 10,981,222    $     39,409
                         ------------    ------------     ------------    ------------     ------------    ------------
Other capital stock:

Common shares               9,534,729    $     99,140        9,534,729    $     99,140        9,534,729          99,140
Class C shares                152,575             514          153,325             516          153,325             516
Warrants                                          844                                -                                -
                                         ------------                     ------------                     ------------

                                         $    100,498                     $     99,656     $               $     99,656
                                         ============                     ============                     ============

          In 2005, the Company issued 750 Class C shares for net proceeds of $2,000 under the Employee Stock Option Plan, and nil for the nine-month period ended March 31, 2006.

15.   STOCK OPTION PLAN

      The Company has an Employee Stock Option Plan as amended in 2001 (the "Plan") available to employees, directors and consultants of the Company and its subsidiary. The options under the Plan are granted for Class C shares at average prices equal to the fair market value of the shares at the date of grant, and generally may be exercised during the three years following the first anniversary of the date of grant, and expire on the earliest of the sixth anniversary of the date of grant and 90 days following termination of employment. As at June 30, 2005 and March 31, 2006, 647,065 and 888,833 Class C shares, respectively, were available for future grants under the Plan.

      The following table summarizes stock option activities under the Plan:

                                                                                                           For the nine-month
                                                                                                              period ended
                                                      For the year ended June 30,                            March 31, 2006
                                    --------------------------------------------------------------    -----------------------------
                                                2004                             2005
                                    -----------------------------    -----------------------------
                                                         Weighted                         Weighted                         Weighted
                                                          average                          average                          average
                                                         exercise                         exercise                         exercise
                                          Number            price         Number             price          Number            price
                                    ------------     ------------    ------------     ------------    ------------     ------------
                                                                                                               (unaudited)
Outstanding, beginning of period         812,794     $       9.35         778,341     $       9.63         764,931     $       9.63

Granted                                   11,955             3.36          10,365             3.36               -                -
Exercised                                      -                -            (750)            2.00               -                -
Cancelled/forfaited                      (46,408)            3.10         (23,025)            7.12        (241,768)            5.59
                                    ------------     ------------    ------------     ------------    ------------     ------------
Outstanding, end of year                 778,341             9.63         764,931             9.63         523,163             8.93
                                    ============     ============    ============     ============    ============     ============

Exercisable, end of year                 633,556     $       9.88         689,215     $      10.32         485,230     $       9.36
                                    ============     ============    ============     ============    ============     ============

      The following table summarizes information about options outstanding as at June 30, 2005:

                                                                   As at June 30, 2005
                      --------------------------------------------------------------------------------------------------------
                                        Options outstanding                                        Options exercisable
                      ------------------------------------------------------------      --------------------------------------
                                                    Weighted              Weighted                                    Weighted
                                                     average               average                                     average
        Range of                Number             remaining              exercise                Number              exercise
  exercise price           outstanding                  life                 price           exercisable                 price
----------------      ----------------      ----------------      ----------------      ----------------      ----------------
$   1.00 to 3.00               164,575                   2.4      $           1.11               164,575      $           1.11

    3.01 to 6.00               393,089                   3.5                  3.39               317,373                  3.40

    6.01 to 8.00                64,543                   1.9                  7.00                64,543                  7.00

   8.01 to 40.00               142,724                   1.5                 37.84               142,724                 37.84
----------------      ----------------                            ----------------      ----------------      ----------------

                               764,931                            $           9.63               689,215      $          10.32
                      ================                            ================      ================      ================

                                                             As at March 31, 2006
                      --------------------------------------------------------------------------------------------------------
                                        Options outstanding                                        Options exercisable
                      ------------------------------------------------------------      --------------------------------------
                                                    Weighted              Weighted                                    Weighted
                                                     average               average                                     average
        Range of                Number             remaining              exercise                Number              exercise
  exercise price           outstanding                  life                 price           exercisable                 price
----------------      ----------------      ----------------      ----------------      ----------------      ----------------

$   1.00 to 3.00               143,643                   1.7      $           1.06               143,643      $           1.06

    3.01 to 6.00               247,671                   2.7                  3.40               209,738                  3.41

    6.01 to 8.00                42,793                   0.9                  7.00                42,793                  7.00

   8.01 to 40.00                89,056                   0.8                 37.92                89,056                 37.92
----------------      ----------------                            ----------------      ----------------      ----------------

                               523,163                            $           8.93               485,230      $           9.33
                      ================                            ================      ================      ================

      The fair value of options granted during the year ended June 30, 2004 amounted to $0.71 per option. The fair value of options granted during the year ended June 30, 2005 amounted to $0.65 per option. The fair value of each option granted was determined using the Black-Scholes option pricing model and the following assumptions:

                              For options granted during the year ended June 30,
                              --------------------------------------------------
                                     2004                         2005
                                     ----                         ----

Risk-free interest rate              4.0%                         3.6%
Expected life                        6 years                      6 years
Minimum volatility                   0%                           0%
Expected dividend yield              0%                           0%

      The Company recorded an expense of $1,000 and $2,000 for options granted to employees for the years ended June 30, 2004 and 2005 respectively.


16.   INCOME TAXES

      At June 30, 2005, the Company had research and development expenses carried forward of $32,046,000 and $43,204,000 at the Federal and Provincial levels respectively, which can be used indefinitely to reduce future taxable income.

      At June 30, 2005, the Company had net operating loss carryforwards of $52,599,000 and $46,684,000 at the Federal and Provincial levels, respectively. The net operating loss carryforwards are limited to use in varying annual amounts through 2015.

      At June 30, 2005, the Company had Canadian investment tax credits of $5,570,000, available to offset future federal income tax liabilities. These credits expire in varying amounts through 2014.

      Substantially all of these tax losses originate from the operations in Canada.

      The benefits of these items have not been recorded in these financial statements.

17.   COMMITMENTS

      The Company has non-cancelable operating lease commitments for terms ending in May 2010. The balance of the commitments under such leases and agreement excluding property taxes and other escalator clauses is approximately $1,352,000. Total expenses were $393,000, $381,000 and $295,000 for the years ended June 30, 2004 and 2005 and the nine-month period ended March 31, 2006, respectively. Minimum payments payable over the next five years are as follows:

                 2006                     $     372
                 2007                     $     286
                 2008                     $     271
                 2009                     $     266
                 2010                     $     155
                 2011                     $       -

      The Company must pay royalties of 4% of the net invoice price of all optical fiber couplers that are incorporated, used, or manufactured by the use of one or more of the licensed patents, whether produced separately or incorporated as a part of another product, to the Communications Research Center. Payments are due by February 28 of each year for the sales of the preceding year and will continue to be due until the Company ceases to sell these licensed products or until the applicable patent expires. During the year and the nine-month period ended March 31, 2006, no amount was accrued as a royalty expense.

      The Company has a license agreement for the use and production of fiber Bragg Gratings. Under this agreement, the Company will pay royalties to the Communications Research Center for the lesser of $12 per Bragg Grating or 4% of the net invoice price of any licensed product sold, that is incorporated, used, or manufactured by the use of one or more of the licensed patents whether produced separately or incorporated as a part of another product. Payments are due by December 31 of each year for the sales during the year and will continue to be due until the Company ceases to sell these licensed products or until the applicable patent expires. During the year and the nine-month period ended March 31, 2006, the Company accrued $2,700 and $2,069 in royalty expenses, respectively.

      The Company has an agreement with Polyvalor, Societe en Commandite, a limited partnership created to commercially exploit the research results and related intellectual property created by the professors and research personnel of Ecole Polytechnique of the University of Montreal, which includes an assignment to the Company of all rights, titles and interests in certain patents relating to fibre optic filters and integrated couplers for use in fibre optics. Under this agreement, the Company agreed to pay a royalty of 3% of net revenue to Polyvalor in relation to the commercial exploitation of the subject patents. During the year and the nine-month period ended March 31, 2006, no amount was accrued as a royalty expense.

      The Company has entered into a license agreement with British Telecommunications for the use of wavelength flattened coupler patents. Under this agreement, the Company agreed to pay a royalty of 4% of the selling price of any licensed product sold, that is incorporated, used or manufactured by the use of one or more of the licensed patents. Where the licensed product is sold as a component of a product to which the Company has added value beyond the value of the licensed product, the applicable royalty shall be $2 for each licensed product incorporated into the value added product. Payments are due within 45 days of the end of each Semi Annual Accounting Period that ends June 30 and December 31 of each year. The guaranteed minimum annual royalty sum is $3,000. During the year and the nine-month period ended March 31, 2006, the Company accrued $2,300 and $625 in royalty expenses, respectively.

18.   FINANCIAL INSTRUMENTS

      FAIR VALUE

      Cash and cash equivalents, short-term investments, accounts receivable, accounts payable and accrued liabilities and long-term obligations are financial instruments of which the fair values approximate their carrying values.

      As disclosed in Note 14 , the senior convertible preferred shares are redeemable at fair value if a Qualified IPO has not occurred on or before August 12, 2007. Since an open market for these shares does not exist, it is not practicable to establish the fair value of these shares with sufficient reliability. Information about the principal characteristics of the senior convertible preferred shares that are pertinent to their fair value may be found in Note 14.

      CONCENTRATION OF CREDIT RISK

      Financial instruments, which subject the Company to potential credit risk, consist of cash and cash equivalents, short-term investments and trade receivables. The Company maintains its short-term investments with high-credit quality financial institutions. To date, the Company has not incurred losses related to these investments.

      The Company extends reasonably short collection terms but does not require collateral. The Company provides allowances for potential credit losses. The Company has not experienced significant losses to date. Management believes the financial risks associated with these financial instruments are minimal.

      Four customers account for approximately 73%, 70% and 69% of revenue for the years ended June 30, 2004 and 2005 and the nine-month period ended March 31, 2006, respectively (see Note 5).

      CURRENCY RISK

      The Company realizes a significant portion of its sales in foreign currencies, principally U.S. dollars. The foreign exchange risk is mitigated due to the purchase of raw materials and capital assets in the same currency. The foreign exchange risk is also managed whenever possible by matching assets with related liabilities by currency.

      Fluctuations in the exchange rate between Canadian and U.S. dollars could have a material effect on the Company's business, financial condition and results of operations.

      The Company has not experienced significant foreign currency losses to date. The Company has not entered into foreign exchange contracts or other instruments to mitigate this risk.


19.   SEGMENTED INFORMATION

      The Company's activities are grouped under one reportable operating segment. All of the Company's long-lived assets are located in Canada. The Company has segmented the market into three distinct geographic regions:
      North America, Europe and the rest of the world. Given that substantially all revenue is generated from customers located in North America, no geographic disclosure is presented for Europe and the rest of the world.


20.   RELATED PARTY TRANSACTIONS

      For the year ended June 30, 2004 and 2005 respectively, the Company recorded $17,437 and $24,919 of expenses for consulting services rendered by one of its board members. For the nine-month period ended March 31, 2006, $41,689 was recorded.

      These transactions are in the normal course of operations and measured at the exchange amount.

21.   COMPARATIVE AMOUNTS

      Certain comparative amounts for the year ended June 30, 2004 have been reclassified in order to conform to the presentation adopted in the current year.

22. RECONCILIATION OF CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TO THOSE OF THE UNITED STATES

      The Company's consolidated financial statements were prepared in accordance with Canadian generally accepted accounting principles ("GAAP"). The principal differences between Canadian GAAP and United States GAAP are presented below.

      Had these consolidated financial statements been prepared in accordance with United States GAAP, the effect on net earnings (loss) and on shareholders' equity would have been as follows:

                                                                                    Nine-month
                                                     Year ended      Year ended    period ended
                                                      June 30,        June 30,       March 31,
                                                        2004            2005           2006
------------------------------------------------------------------------------------------------
Net loss in accordance
   with Canadian GAAP                              $     (6,869)   $     (6,373)   $     (3,261)
------------------------------------------------------------------------------------------------
                                                                                     (unaudited)
Adjustments with respect to the following items:
Short-term investments (a)                                    1              10              (9)
Senior convertible preferred shares (b)                     102             102              76
Stock-based compensation (c)                                (36)              2               -
------------------------------------------------------------------------------------------------
                                                             67             114              67
------------------------------------------------------------------------------------------------
Net loss in accordance
   with United States GAAP                         $     (6,802)   $     (6,259)   $     (3,194)
================================================================================================

                                                                            As at
                                                   ---------------------------------------------
                                                      June 30,        June 30,      March 31,
                                                        2004            2005           2006
------------------------------------------------------------------------------------------------
                                                                                     (unaudited)

Shareholders' equity in accordance
   with Canadian GAAP                              $    (14,353)   $    (20,722)   $    (23,983)
------------------------------------------------------------------------------------------------

Add (deduct):
Short-term investments (a)                                   (9)              1              (8)
Senior convertible preferred shares (b)                  39,095          39,197          39,273
Stock-based compensation (c)                                  -               -               -
------------------------------------------------------------------------------------------------
                                                         39,086          39,198          39,265
------------------------------------------------------------------------------------------------
Shareholders' equity in accordance
   with United States GAAP                         $     24,733    $     18,476    $     15,282
================================================================================================

22. RECONCILIATION OF CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TO THOSE OF THE UNITED STATES (Continued)

      (a)   Investments:

            United States GAAP require securities to be classified as either held for trading, held to maturity or available for sale. The Company has classified all investments as held for trading under United States GAAP, which are carried on the balance sheet at their fair value. All changes in the fair value of held for trading securities are recorded in income in the period in which they occur.

            Under Canadian GAAP, short-term investments are carried at the lower of cost and fair value, and include investments in commercial paper that is carried at amortized cost. Other-than-temporary declines in the value of investments are recorded in earnings based on net realizable values; declines in fair values are generally presumed to be other than temporary if conditions indicating impairment have persisted for a more prolonged period of time than under United States GAAP.

            As at March 31, 2006, June 30, 2004, and June 30, 2003, the excess of their cost over their fair value is $8, $9 and $10, respectively. As at June 30, 2005, the excess of their fair value over their cost is $1.

      (b)   Senior convertible preferred shares:

            Canadian GAAP require that equity instruments that provide for mandatory redemption by the issuer for a fixed or determinable amount at a fixed or determinable future date or that give the holder the right to require the issuer to redeem the share at or after a particular date for a fixed or determinable amount be classified as liabilities rather than as equity, and that any related dividends, losses or gains be charged to earnings. Furthermore, under Canadian GAAP, issuance costs related to equity instruments classified as liabilities would be deferred and amortized to earnings over the expected term of the liability. Under United States GAAP, such classification is only required when there is an unconditional obligation to redeem at a fixed or determinable date or upon occurrence of an event that is certain to occur. As the senior convertible preferred shares are only redeemable in certain circumstances which are not entirely under the control of the Company, US GAAP require that the Company's senior convertible preferred shares be presented as equity, net of issuance costs of $509.

            Amortization of deferred issuance costs for the nine-month period ended March 31, 2006 and the years ended June 30, 2005 and 2004 was $76, $102 and $102 respectively.

22. RECONCILIATION OF CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TO THOSE OF THE UNITED STATES (Continued)

      (c)   Stock-based compensation:

            The Company has a stock option plan for the benefit of its employees, directors and consultants as described in the notes to the consolidated financial statements.

            (i)   Stock option plan for employees:

                  Under United States GAAP, in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", the Company applied Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock option plan. Under the provisions of APB 25, the Company's stock option plan was accounted for as non-compensatory. However, the life of certain of the Company's stock options was extended, and a compensation cost was recorded at the date of modification based on the intrinsic value of the stock options at that date.

                  Under Canadian GAAP, options granted to employees subsequent to July 1, 2003, are accounted for under the fair value method, whereby compensation expense is recognized in earnings based on the fair value of the options granted and the period over which they become exercisable. For option grants prior to July 1, 2003, no compensation cost was recorded under Canadian GAAP. Compensation expense recorded under Canadian GAAP related to options granted to employees for the nine-month period ended March 31, 2006 and the years ended June 30, 2005 and 2004 was nil, $2 and $1 respectively.

            (ii)  Stock option plan for non-employees:

                  Under United States GAAP, the Company accounted for stock options granted to non-employees under the fair value method. Under Canadian GAAP, prior to July 1, 2002, such transactions were accounted for as capital transactions.

                  Compensation expense under United States GAAP related to options granted to non-employees prior to July 1, 2002 totalled $36 in the year ended June 30, 2004. There was no compensation expense in the year ended June 30, 2005 or in the nine-month period ended March 31, 2006.

23.   SUBSEQUENT EVENTS

      On April 18, 2006, the Company entered into an Asset Purchase Agreement whereby substantially all of the manufacturing and research and development related assets were wold to Avensys Inc., a wholly owned subsidiary of Manaris Corporation and a related Company, Avensys Laboratories Inc. The assets sold were comprised principally of inventory, capital assets and intellectual property rights.

      The consideration for the transaction was cash of $750,000 and 2,550,795 common shares of Manaris Corporation, with an estimated fair value of $1,000,000, and the assumption of certain obligations of the Company. In addition, the shareholders of the Company received 580,000 common shares and 2,000,000 Class E preferred shares of Avensys Laboratories.

                             UP TO 24,319,497 SHARES

                                     OF OUR

                                  COMMON STOCK

                               Manaris Corporation

                                   PROSPECTUS

                                November 9, 2006